                          CONVERSION VALUATION REPORT


                  ___________________________________________


                         Valued as of February 27, 1997


                            CARROLLTON FEDERAL BANK


                              CARROLLTON, GEORGIA








                                  Prepared by:



                               Ferguson & Company
                                   Suite 550
                        122 West John Carpenter Freeway
                               Irving, TX  75039
                                  972-869-1177

                      [LETTERHEAD OF FERGUSON & COMPANY]



                     STATEMENT OF APPRAISER'S INDEPENDENCE
                               CF MUTUAL HOLDINGS
                               ------------------
                              CARROLLTON, GEORGIA
                              -------------------

     We are the appraiser for CF Mutual Holdings in connection with its conversion, reorganization and issuance of Public Shares. We are submitting our independent estimate of the pro forma market value of the Community First Banking Company's stock to be issued in the conversion and reorganization. In connection with our appraisal of the to-be-issued stock, we have received a fee which was not related to the estimated final value. The estimated pro forma market value is solely the opinion of our company and it was not unduly influenced by CF Mutual Holdings, its conversion counsel, its selling agent, or any other party connected with the conversion.

     CR Mutual Holdings has agreed to indemnify Ferguson & Company under certain circumstances against liabilities arising out of our services. Specifically, we are indemnified against liabilities arising from our appraisal except to the extent such liabilities are determined to have arisen because of our negligence or willful conduct.

                                                         Ferguson & Company


                                                         /s/ Charles M. Hebert
                                                             Charles M. Hebert
                                                             Principal

March 14, 1997

                      [LETTERHEAD OF FERGUSON & COMPANY]


                                 March 14, 1997



Board of Directors
Carrollton Federal Bank, FSB, and
Community First Banking Company
110 Dixie Street
Carrollton, Georgia  30117

Dear Directors:

     We have completed and hereby provide, as of February 27, 1997, an independent appraisal of the estimated pro forma market value of the common stock which is to be issued by Community First Banking Company, ("Community First" or the "Holding Company"), in connection with the conversion and reorganization of CF Mutual Holdings ("Carrollton Federal" or the "MHC"). The MHC currently has a majority ownership interest in, and its principal asset consist of, the common stock of Carrollton Federal Bank, FSB ("Bank"). It is our understanding that the Holding Company is to offer its stock in a subscription and community offering to the Bank's Eligible Account Holders, the Bank's employee stock ownership plan("ESOP"), to Supplemental Eligible Account Holders of the Bank, to Other Members of the Bank, to directors, officers and employees of the Bank, to certain Public Shareholders, and to the community. This appraisal report is furnished pursuant to the regulatory filing of the Bank's Application for Conversion ("Form AC") with the Office of Thrift Supervision ("OTS").

     Ferguson & Company ("F&C") is a consulting firm that specializes in providing financial, economic, and regulatory services to financial institutions. The background and experience of F&C is presented in Exhibit I. We believe that, except for the fees we will receive for preparing the appraisal, we are independent. F&C personnel are prohibited from owning stock in conversion clients for a period of at least one year after conversion.

     In preparing our appraisal, we have reviewed the Application for Approval of Conversion, including the Proxy Statement as filed with the OTS. We conducted an analysis of Carrollton Federal that included discussions with Porter Keadle Moore, LLP the Association's independent auditors, and with Powell, Goldstein, Frazer and Murphy, LLP., Association's conversion counsel. In addition, where appropriate, we considered information based on other available published sources that we believe is reliable; however, we cannot guarantee the accuracy or completeness of such information.

Board of Directors
March 14, 1997
Page 2


     We also reviewed the economy in Carrollton Federal's primary market area and compared the Bank's financial condition and operating results with that of selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for thrifts stocks in particular.

     Our appraisal is based on Carrollton Federal's representation that the information contained in the Form AC and additional evidence furnished to us by the MHC and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by Carrollton Federal and its auditors, nor did we independently value the assets or liabilities of the MHC or the Bank. The valuation considers Carrollton Federal only as a going concern and should not be considered an indication of its liquidation value.

     It is our opinion that, as of February 27, 1997 the estimated pro forma market value of CF Mutual Holdings was $36,500,000, or 1,825,000 shares at $20.00 per share. The resultant valuation range was $31,025,000 at the minimum (1,551,250 shares at $20.00 per share) to $41,975,000 at the maximum (2,098,750 shares at $20.00 per share), based on a range of 15 percent below and above the midpoint valuation. The supermaximum was $48,271,240 (2,413,562 shares at $20.00 per share).

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock in the conversion. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the MHC's pro forma market value. F&C is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by F&C shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

     Our opinion is based on circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of Carrollton Federal, could materially affect the assumptions used in preparing this appraisal.

Board of Directors
March 14, 1997
Page 3


     The valuation reported herein will be updated as provided in the OTS conversion regulations and guidelines. Any updates will consider, among other things, any developments or changes in Carrollton Federal's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments will be made to the estimated pro forma market value. The reasons for any such adjustments will be explained in detail at the time.

                                                        Respectfully,
                                                        Ferguson & Company


                                                        /s/ Charles M. Hebert
                                                        Charles M. Hebert
                                                        Principal

FERGUSON & COMPANY
------------------


                               TABLE OF CONTENTS

                            CARROLLTON FEDERAL BANK
                              CARROLLTON, GEORGIA

                                                                            PAGE
                                                                            ----
INTRODUCTION                                                                   1

SECTION I. - FINANCIAL CHARACTERISTICS                                         4

PAST & PROJECTED ECONOMIC CONDITIONS                                           4

FINANCIAL CONDITION OF INSTITUTION                                             4

     BALANCE SHEET TRENDS                                                      4

     ASSET/LIABILITY MANAGEMENT                                                5

     INCOME AND EXPENSE TRENDS                                                10

     REGULATORY CAPITAL REQUIREMENTS                                          11

     LENDING                                                                  12

     NONPERFORMING ASSETS                                                     16

     LOAN LOSS ALLOWANCE                                                      18

     MORTGAGE BACKED SECURITIES AND INVESTMENTS                               19

     SAVINGS DEPOSITS                                                         21

     BORROWINGS                                                               23

     SUBSIDIARIES                                                             23

     LEGAL PROCEEDINGS                                                        23

EARNINGS CAPACITY OF THE INSTITUTION                                          23

     ASSET-SIZE-EFFICIENCY OF ASSET UTILIZATION                               24

     INTANGIBLE VALUES                                                        24

     EFFECT OF GOVERNMENT REGULATIONS                                         24

     OFFICE FACILITIES                                                        24

FERGUSON & COMPANY
------------------


                         TABLE OF CONTENTS - CONTINUED

                            CARROLLTON FEDERAL BANK
                              CARROLLTON, GEORGIA

                                                                            PAGE
                                                                            ----
SECTION II - MARKET AREA                                                       1

DEMOGRAPHICS                                                                   1

SECTION III - COMPARISON WITH PUBLICLY TRADED THRIFTS                          1

COMPARATIVE DISCUSSION                                                         1

     SELECTION CRITERIA                                                        1

     PROFITABILITY                                                             2

     BALANCE SHEET CHARACTERISTICS                                             2

     RISK FACTORS                                                              3

     SUMMARY OF FINANCIAL COMPARISON                                           3

FUTURE PLANS                                                                   3

SECTION IV - CORRELATION OF MARKET VALUE                                       1

MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED                                1

     FINANCIAL ASPECTS                                                         1

     MARKET AREA                                                               3

     MANAGEMENT                                                                3

     DIVIDENDS                                                                 3

     LIQUIDITY                                                                 3

     THRIFT EQUITY MARKET CONDITIONS                                           4

GEORGIA ACQUISITIONS                                                           4

FERGUSON & COMPANY
------------------

                         TABLE OF CONTENTS - CONTINUED

                            CARROLLTON FEDERAL BANK
                              CARROLLTON, GEORGIA

                                                                            PAGE
                                                                            ----
SECTION IV - CORRELATION OF MARKET VALUE - CONTINUED

EFFECT OF INTEREST RATES ON THRIFT STOCK                                       5

     ADJUSTMENTS CONCLUSION                                                    7

     VALUATION APPROACH                                                        7

     VALUATION CONCLUSION                                                      7

FERGUSON & COMPANY
------------------

                                LIST OF TABLES

                            CARROLLTON FEDERAL BANK
                              CARROLLTON, GEORGIA

TABLE
NUMBER                         TABLE TITLE                           PAGE
------                         -----------                           ----
            SECTION I - FINANCIAL CHARACTERISTICS

    1       Selected Financial Data                                    6
    2       Selected Operating Data                                    6
    3       Selected Operating Ratios                                  7
    4       Loan Maturity Schedule                                     8
    5       GAP Analysis                                               9
    6       Net Portfolio Value                                       10
    7       Regulatory Capital Compliance                             11
    8       Loan Portfolio Composition                                12
    9       Loan Activity                                             13
   10       Average Balances, Yields, Costs                           14
   11       Rate/Volume Analysis                                      15
   12       Non-Performing Assets                                     16
  12a       Schedule of Classified Assets                             17
   13       Analysis of Allowance for Loan Losses                     17
   14       Allocation of Allowance for Loan Losses                   18
   15       Classification of Investment Securities                   19
  15a       Expected Maturities of Investment Securities              20
   16       Deposit Portfolio                                         21
   17       Time Deposit Rates and Maturities                         22
   18       Jumbo Certificates of Deposit                             22
   19       Office Facilities                                         25

            SECTION II - MARKET AREA

    1       Key Economic Indicators                                    4
   1a       Key Economic Indicators - Counties                         5
    2       Employment by Industry                                     6
    3       Market Area Deposits                                       7

FERGUSON & COMPANY
------------------

                          LIST OF TABLES - CONTINUED

                            CARROLLTON FEDERAL BANK
                              CARROLLTON, GEORGIA

TABLE
NUMBER                       TABLE TITLE                          PAGE
------                       -----------                          ----
          SECTION III - COMPARISON WITH PUBLICLY
          TRADED THRIFTS

  1       Comparatives General                                      4
  2       Key Financial Indicators                                  5
  3       Pro Forma Comparisons                                     6
  4       Comparative Selection                                     8

          SECTION IV - CORRELATION OF MARKET VALUE

  1       Appraisal Adjustments to Earnings                         2
  2       Georgia Acquisitions Since January 1, 1995                9
  3       Recent Conversions                                       11
  4       Comparison of Pricing Ratios                             14

                                LIST OF FIGURES

FIGURE
NUMBER                  FIGURE TITLE                              PAGE
------                  ------------                              ----
          SECTION IV - CORRELATION OF MARKET VALUE

  1       SNL Index Since 1994                                     15
  2       Interest Rates Last Six Months                           16

FERGUSON & COMPANY
------------------

                                   EXHIBITS

                            CARROLLTON FEDERAL BANK
                              CARROLLTON, GEORGIA


                                 EXHIBIT TITLE

Exhibit I - Ferguson & Co., LLP. Qualifications

Exhibit II - Selected Region, State, and Comparatives Information

Exhibit III - Carrollton Federal Bank TAFS Report

Exhibit IV - Comparative Group TAFS and BankSource Reports

Exhibit V - Pro Forma Calculations

     Pro Forma Assumptions
     Pro Forma Effect of Conversion Proceeds at the Minimum of the Range Pro Forma Effect of Conversion Proceeds at the Midpoint of the Range Pro Forma Effect of Conversion Proceeds at the Maximum of the Range Pro Forma Effect of Conversion Proceeds at the SuperMax of the Range Pro Forma Analysis Sheet

                                   SECTION I
                           FINANCIAL CHARACTERISTICS

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


                                 INTRODUCTION

                            CARROLLTON FEDERAL BANK

     Carrollton Federal Bank, a federally chartered stock savings bank that was organized on August 1, 1994, as a subsidiary of the Mutual Holding Company, operates in Carrollton, Georgia and neighboring communities in western Georgia. Prior to that date, the predecessor of the Savings Bank, Carrollton Federal Bank, FSB, in its mutual form had operated since 1929. In 1929, the mutual association was first organized as Carrollton Building and Loan Association. In October 1935, the association received a federal charter and changed its name, becoming Carrollton Federal Savings and Loan Association. Contemporaneously, with receiving its federal charter, it received insurance of accounts. The Savings Bank now conducts its business through 12 branch offices in Carroll, Douglas, Coweta, Fayette, Haralson, Henry, Heard and Paulding counties in the State of Georgia. At December 31, 1996, the Savings Bank had $351 million in total assets, $325.0 million in total liabilities which included $308 million in deposits, and equity capital of $25.3 million which equated to 7.16% of total assets.

                               CF MUTUAL HOLDINGS

     CF Mutual Holdings is a federally chartered mutual holding company formed on August 1, 1994, in connection with the MHC Reorganization. The Mutual Holding Company's primary asset is 100 shares of Savings Bank Common Stock, which represents 100% of the shares outstanding. The Mutual Holding Company's assets consist of a deposit account with the Bank in the amount of $2,044 and a correspondent bank account and federal funds sold totaling $1,325,290. The Mutual Holding Company also holds 3,500 shares of West Georgia National Bank Stock ("WGNB") with a cost basis of $122,000, or $32 per share. This is less than 1% of the outstanding stock of WGNB. As a part of this conversion and reorganization, the Mutual Holding Company will convert to a federal stock savings bank and merge into the Savings Bank. The Savings Bank will be the surviving entity.

                        COMMUNITY FIRST BANKING COMPANY

     Community First Banking Company is a Georgia corporation, organized in 1997 by the Savings Bank for the purpose of holding all of the common stock of the Savings Bank. Upon completion of the Conversion and Reorganization, the only significant assets of the Company will be all of the outstanding Savings Bank Common Stock, the note evidencing the loan to the ESOP, and the portion of the net proceeds from the offering that is retained by the company.

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


     Carrollton Federal is not a traditional thrift. In the early 1990's, the institution began, with a change to a savings bank charter, a transition from a traditional thrift to a full service community bank. The transition has been ongoing since inception and now, the asset composition of the institution suggests that it is a full service community bank, and importantly, the public perception is of a full service bank. It invests primarily in: (1) 1-4 family loans; (2) multifamily loans; (3) commercial real estate; (4) construction loans; (5) commercial non-real estate loans; (6) consumer loans; (7) mortgage backed securities; (8) United States government and agency securities; and (9) temporary cash investments. It is funded principally by savings deposits, borrowings, and existing net worth. It has utilized borrowings as an alternate funding source and had $16.3 million outstanding as of December 31, 1996. The advances were comprised of $10.0 million in adjustable and $6.3 million in fixed rate.

     The Bank offers a variety of loan products to accommodate its customer base. Consumer loans and single family loans dominate the Bank's loan portfolio. In recent years, Carrollton Federal has concentrated its single family lending on ARM's. At December 31, 1996, gross loans on 1-4 family dwellings made up 41.57% of total assets and 54.70% of the net loan portfolio. Mortgage backed securities made up 1.38% of total assets. Cash and investment securities made up 17.74% of Carrollton Federal's assets at December 31, 1996.

     Carrollton Federal had $6.42 million in non-performing assets at December 31, 1996 (1.82% of total assets), as compared to $2.60 million at December 31, 1995 (1.09% of total assets), $4.09 million as of December 31, 1994 (1.17% of total assets), $4.54 million as of December 31, 1993 (1.45% of total assets), and $4.35 million as of December 31, 1992 (1.44% of total assets). In real dollars, non-performing assets are up from the $4.35 million at December 31, 1992, to the $6.42 million at December 31, 1996. The current level of nonperforming assets is high, but the Bank has historically operated at nonperforming levels more indicative of a commercial bank than of a thrift. Moreover, Management has adequate control on the nonperforming assets and does a more than adequate job of managing such assets. Their nonperforming asset level has not had a significant impact on the earning capacity of the Bank.

     Savings deposits increased during the five years from December 31, 1992, to December 31, 1996, by $37.70 million. Between December 31, 1992 and December 31, 1993, the deposits fell from $270.1 million to $269.6 million. In 1994 deposits increased $20 million. Deposits showed little growth between 1994 and 1995 and then increased $18.5 million to end 1996 at $307.8 million. At December 31, 1996, advances from FHLB were $16.3 million.

     The Bank's capital to assets ratio has shown steady growth. Equity capital, as a percentage of assets, increased from 5.71% at December 31, 1992, to 7.16% at December 31, 1996. However, between December 31, 1995 and December 31, 1996, capital decreased as a percentage of assets. The decrease was due mainly to asset growth, recognition of a need for additional provisions for loan losses, and a substantial SAIF assessment. The former leveraging capital, and the latter two having adverse impact on net earnings. Nevertheless, capital levels remain ample. This capital position was a result of consistent earnings combined with steady growth. Capital in dollars has increased from $17.26 million to $25.28 million, which is a 46.46% increase.

     Carrollton Federal's profitability, as measured by return on average assets ("ROAA"), was below its peer group average of thrifts filing TFR's with the OTS, consisting of OTS supervised thrifts with assets from $100 million to $500 million, with the exception of the calendar year ending

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


December 31, 1995. For the years ending December 31, 1993, 1994, and 1995, and the quarter ended September 30, 1996, Carrollton Federal ranked in the 30th, 25th, 55th, and 28th percentile, respectively, in ROAA. In return on equity for the same periods, Carrollton Federal ranked in the 48th, 38th, 77th, and 29th percentile, respectively./1/ The three quarters of 1996 reflect a "cleaning up" of the operation, in preparation for conversion (see Exhibit III). In addition, the disparity between the peer rankings on ROAA and ROAE reflect the lower capital ratios of the institution. Although considered "Well Capitalized" by any regulatory standard, the higher performance in ROAE is, of course, the result of having less than peer average capital. However, after conversion the ratios will trend downward as capital increases.

_____________________________
/1/ "TAFS" by Sheshunoff Information Services, Inc., as of June 30, 1996.

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


                         I.  FINANCIAL CHARACTERISTICS

PAST & PROJECTED ECONOMIC CONDITIONS

     Fluctuations in thrift earnings in recent years have occurred within the time frames as a result of changing temporary trends in interest rates and other economic factors. However, the year-to-year results have been upward while the general trends in the thrift industry have been improving as interest rates declined. Interest rates began a general upward movement during late 1993, followed by a decline in interest margins and profitability. Rates began a general decline in mid 1995. Since early 1996, rates have moved in a narrow band. From mid-March until early June there was a slight upward trend, with the spread between the short end and the long end increasing. Early July saw the jobless rate dip, and responding to inflation fears, the rates rose slightly.
In late July, Greenspan's comments sparked a rise in the Dow-Jones, but rates remained steady. Mid-August's report on the rising CPI caused a slight increase in rates, but they remained within the narrow band. The recent pass by the Federal Reserve to raise rates provided some stability in rates and the equities market. However, more recent comments by Greenspan to Congress invoked fear and speculation in the market. Recently rates have been stable, and that stability has sparked a general upward trend in all equity markets.

     The general rise in the equity market has translated into overall gains in the thrift equity market. These factors, coupled with the circumstances of having fewer conversions in 1996, have had some dramatic results in the thrift equities market. The number of "conversion stock speculators" has grown as thrift and bank acquisitions have continued. The hope of a quick profit has many speculative dollars chasing fewer good conversion opportunities.

     The thrift industry generally is better equipped to cope with changing interest rates than it was in the past, and investors have recognized the demonstrated ability of the thrift industry to maintain interest margins in spite of rising interest rates. However, much of the industry is still a long lender and, for the most part, a short borrower. Periods of gradually rising interest rates can be readily managed, but periods of rapidly rising rates and interest rate spikes can negate, to a certain degree, the positive impact of adjustable rate loans and investments.


FINANCIAL CONDITION OF INSTITUTION

BALANCE SHEET TRENDS

     As Table I.1 shows, Carrollton Federal demonstrated a modest increase in assets during the five year period between December 31, 1992, and December 31, 1996. Assets have an upward trend during that period, except for reflecting a loss in total assets in 1995. Assets have grown from $302.10 million at December 31, 1992, to $312.11 million at December 31, 1993, to $353.35 million at December 31, 1994. Year end December 31, 1995, reflected a decline in total assets to $334.47 million and then a resurgence to $352.53 million at December 31, 1996. The loan portfolio reflects an overall upward trend from $256.22 million at December 31, 1992, to $262.15 million at December 31, 1993, to $283.48 million at December 31, 1994. Loans then declined to $273.17 million at December 31, 1995, and declined further to $272.44 million at December 31, 1996. Total earning assets have fluctuated in both dollar amount and when expressed as a percent of total assets. At December 31, 1992, total earning assets were $284.76 million or 94.25% of total assets. At December 31, 1993, total earning assets had grown to $292.05 million and were 93.57% of total assets. Then at December 31, 1994, total earning assets were $330.81 million, 93.62% of total assets, and at

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


December 31, 1995, they were $314.71 million, or 94.09% of total assets. At December 31, 1996, earning assets were $326.44 million, 92.60% of total assets The decrease in earning assets as a percentage of total assets would normally have a negative impact on earnings. However, Carrollton's ratio of interest earning assets ("IEA's") to interest bearing liabilities ("IBL's") has been on a steady increase, reflecting 103.78%, 105.90% and 106.13%, at December 31, 1994, 1995, and 1996, respectively (See Table I.10). This increase has offset the impact of the declining earning assets to total assets ratio. The increase in the IEA to IBL ratio was mainly facilitated by the steady increase in noninterest bearing liabilities, which grew from $7.1 million in 1994, to $11.1 million in 1995, and then to $15.6 million in 1996.

     Equity accounts increased steadily from $17.26 million at December 31, 1992, to $25.0 million at December 31, 1995, and to $25.26 million in 1996. During this period, net interest margins, net interest spread, and net interest income have remained stable. Net interest income was $13.22 million in 1994, $13.22 million in 1995, and $13.41 million in 1996. Net interest spread nearly paralleled net interest income at 4.0% in 1994, 3.81% in 1995, and 3.93% in 1996. These ratios are followed closely by the net interest yield, which was 4.15% in 1994, 4.07% in 1995, and 4.21% in 1996.

ASSET/LIABILITY MANAGEMENT

     Managing interest rate risk is a major and necessary component of the strategy used in operating a thrift. Most of a thrift's interest earning assets are long term, while most of the interest bearing liabilities have short to intermediate terms to contractual maturity. To compensate, asset/liability management techniques include: (1) making long term loans with interest rates that adjust to market periodically, (2) investing in assets with shorter terms to maturity, (3) lengthening the terms to maturities of savings deposits, and
(4) seeking to employ any combination of the aforementioned techniques artificially through the use of synthetic hedge instruments. Table I.4 contains information on contractual loan maturities at December 31, 1996. However, this table must be read in conjunction with Table I.5. Table I.5 shows the gap analysis of Carrollton Federal's interest earning assets and interest bearing liabilities at December 31, 1996. It shows that, within one year of December, 1996, Carrollton Federal has a negative gap of interest earning assets to interest bearing liabilities of $21.6 million or 9.4%, and a negative gap to total assets of 6.29%. Table I.5 further reveals that this negative gap would result in a -$671.1 thousand adjustment to income if rates were to increase 200 Basis Points (BP). However, if rates were to decline 200 BP, the income would be enhanced by $147.9 thousand dollars. This level of interest rate risk is indicative of an excellent effort on the part of Management to properly insulate the institution against interest rate risk, while maintain the earning capabilities of the Bank.

     Table I.6 provides rate shock information at varying levels of interest rate change and confirms the conclusions derived from Table I.5 in regard to the interest rate sensitivity of Carrollton Federal.

     The Bank has limited interest rate risk and would suffer minor deterioration in profitability, as well an erosion in the value of its portfolio equity. The preparation of the gap analysis (Table I.5) was approached in a normal manner. The following assumptions were used: 1) monthly amortizing fixed rate loans were assumed to repay at contractual amortization, 2) adjustable rate loans and investments were included in the time period in which they are scheduled to reprice, 3) a floor of 1.0% is assumed on variable rate deposits, 4) variable rate assets and liabilities will reprice up or down within contractual limits, and 5) fixed rate investments

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


include callable agencies which will be called in a falling interest rate environment, but will not increase in rate in a rising rate environment. Table
I.6 was prepared by the Office of Thrift Supervision.

     Carrollton Federal's basic approach to interest rate risk management has been to emphasize adjustable mortgage loans and intermediate term investment securities, shorten fixed rate mortgage terms, increase consumer loans, commercial real estate loans and commercial non-real estate loans. They have also increased investments in short and intermediate term investment securities. In addition, Carrollton Federal has used FHLB advances as an alternative source of funding where it is cost effective and prudent. These advances have served to lengthen the maturities of the liabilities. In addition, these advances are secured and not as likely to be called. As of December 31, 1996, Carrollton Federal had $16.3 million in advances for the FHLB. The results of this funding strategy, combined with other actions, have been to produce an asset/liability position that is less sensitive to rate changes.


                                    TABLE I.1 - SELECTED FINANCIAL DATA

                                    1996              1995            1994            1993            1992
                                    ----              ----            ----            ----            ----
BALANCE SHEET DATA

Loans, gross                            $   272,435       $   273,171     $   283,476     $   262,154     $   256,224
Earning Assets                              326,443           314,706         330,801         292,047         284,759
Assets                                      352,532           334,477         353,351         312,109         302,100
Deposits                                    307,756           289,288         289,328         269,624         270,050
Equity                                       25,258            25,030          22,083          19,700          17,261

SOURCE:  OFFERING CIRCULAR

                      TABLE I.2 - SELECTED OPERATING DATA

STATEMENT OF EARNINGS DATA

Net interest income                          13,409            13,217          13,224          13,418          11,694
Provision for loan losses                     1,143               250              99             822           1,061
Noninterest income                            3,244             3,118           2,137           2,003           1,864
Noninterest expense                     (1)  15,276            11,764          12,324          11,168           9,733
Deposit insurance premiums              (1)   2,340               636             682             717             605
Net earnings                            (1)     248             2,947           2,384           2,438           1,803

    (1)  Includes one-time SAIF assessment of $1,722,575.

Source:  Offering Circular

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


                     TABLE I.3 - SELECTED OPERATING RATIOS

                                                                ------------------------------------------------------
                                                                  1996       1995        1994       1993        1992
                                                                 -----       ----        ----       ----        ----
PERFORMANCE RATIOS:
    Return on assets (net income (loss) divided by
     average total assets)..............................        0.07%      0.86%       0.72%      0.78%       0.59%

    Return on average equity (net income(loss)
     divided by average equity).........................        0.99%      6.26%       5.70%      6.60%      10.45%

    Interest rate spread (combined weighted average
     interest rate earned less combined average
     weighted interest rate cost).......................        3.93%      3.81%       4.00%        NA          NA

    Net interest margin (net interest income divided
     by average interest-earning assets)................        4.21%      4.07%       4.15%      3.97%       3.74%

    Ratio of average interest-earning assets
     to average interest-bearing liabilities............

    Ratio of noninterest expense to average assets......  (1)   4.45%      3.42%       3.70%      3.64%       3.20%

    Ratio of noninterest expense to average assets......  (2)   3.95%      3.42%       3.70%      3.64%       3.20%

    Efficiency ratio....................................  (1)  91.73%     72.01%      80.23%     72.42%      71.78%

    Efficiency ratio....................................  (2)  81.39%     72.01%      80.23%     72.42%      71.78%

ASSET QUALITY RATIOS:
    Nonperforming assets to total assets
     at end of period...................................        1.82%      0.78%       1.16%      1.45%       1.44%

    Allowance for loan losses to total loans............        0.95%      0.84%       0.84%      1.02%       0.79%

    Net charge-offs to average loans outstanding........        0.17%      0.07%       0.08%      0.04%      0.13%

(1)    Includes one-time SAIF assessment of $1,722,575
(2)    Excludes one-time SAIF assessment of $1,722,575

Source: Offering Circular

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


                       TABLE I.4 - LOAN MATURITY SCHEDULE

                                                  1 year
                            Less than            through           Over
                              1 year             5 years          5 years           Total
                              ------             -------          -------           -----
Mortgage(1):
  Adjustable(2)              $ 83,593             $ 7,345         $     -          $ 90,938
  Fixed                         2,341               8,726          44,572            55,639
Construction                       34                   -               -                34
Consumer                       35,088              30,132           2,818            68,038
Commercial(2)                  38,512              14,657            4617            57,786
                         ------------        ------------    ------------      ------------
  Total                      $159,568             $60,860         $52,007          $272,435
                         ============        ============    ============      ============

(1) Includes second mortgage loans on one-to four family residential loans of $13,884.
(2)  Reflects repricing dates for adjustable rate loans.

Source:  Offering circular

                                  TABLE I.4A

The following tables sets forth the dollar amount of all loans, maturing or repricing, before net items, due after one year from December 31, 1996, which have fixed interest rates or which have adjustable interest rates.

                       Fixed        Adjustable
                       Rate            Rate             Total
                   -----------     -----------       ----------
                                  (in thousands)
    Mortgage       $    53,298     $     7,345       $   60,643
    Construction             -               -                -
    Consumer            32,950               -           32,950
    Commercial          17,824           1,450           19,274
                   -----------     -----------       ----------
    Total          $   104,072     $     8,795       $  112,867
                   ===========     ===========       ==========

Source:  Offering circular

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


     The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 1996, which are expected to mature or reprice within the year.

     TABLE I.5 - INTEREST RATE SENSITIVITY ANALYSIS - AT DECEMBER 31, 1996

                    12/31/96        Current       Current      Current        +200bp      Current         +200bp
               Assets/Liabilities  Weighted     Anticipated    Wgt Avg     Anticipated    Wgt Avg        Anticipated
                 Repricing w/in    Average      Interest Inc.    Rate     Interest Inc.     Rate        Interest Inc.
                      One Year      Rate         or Expense     +200bp     or Expense      +200bp        or Expense
Assets
  Cash              3,355,586      5.20%        174,490.47     7.20%      241,602.19      3.20%          107,378.75
  Fed Fund          7,360,000      5.20%        382,720.00     7.20%      529,920.00      3.20%          235,520.00
  Fixed Inv        11,974,702      7.13%        853,197.52     7.13%      853,796.25      5.13%          613,703.48
  Lagging 3        66,199,641      7.50%      4,964,973.08     9.50%    6,288,965.90      5.50%        3,640,980.26
  Current 3        88,472,228      9.00%      7,962,500.52    11.00%    9,731,945.08      7.00%        6,193,055.96
  Colonial 3          814,802      8.00%         65,184.16    10.00%       81,480.20      6.00%           48,888.12
  Stock             4,505,891      7.50%        337,941.83     9.50%      428,059.65      5.50%          247,824.01
  Fixed Lns        25,571,128      9.90%      2,531,541.67    11.90%    3,042,964.23      7.90%        2,020,119.11
                -------------              ---------------           ---------------              -----------------

                  208,253,978                17,272,549.24             21,198,733.50                  13,107,469.68

Liabilities

  Var Dep 2        86,136,893      2.67%      2,299,855.04     4.67%    4,022,592.90      1.00%          861,368.93
  Fixed Dep       133,726,844      5.40%      7,221,249.58     7.40%    9,895,786.46      3.40%        4,546,712.70
  Advances         10,000,000      5.52%        552,000.00     7.52%      752,000.00      3.52%          352,000.00
                -------------              ---------------           ---------------              -----------------

                  229,863,737                10,073,104.62             14,670,379.36                   5,760,081.63

  1 Yr Gap        (21,609,759)
  Net II                                      7,199,444.62              6,528,354.14                   7,347,388.06

Change in net interest income from rate shock                            (671,090.49)                    147,943.43

1 Fixed rate investments include callable agencies which will be called in a falling interest rate environment but will not will not increase in rate in a rising rate environment.

2  A  floor of 1.0% is assumed on variable rate deposits

3 Variable rate assets and liabilities will reprice up or down within contractual limits

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


                        TABLE I.6 - NET PORTFOLIO VALUE

                            As of September 30, 1996



                               Estimated
  Change in                     NPV as a
Interest Rates     Estimated   Percentage    Amount
(basis points)        NPV      of Assets    of Change   Percent   Policy
----------------------------------------------------------------------------
                            (dollars in thousands)
     +400           $24,956        7.9 %    $(7,694)    (21.0)%    -75
      300            31,592         8.6      (5,058)    (14.0)     -50
      200            33,896         9.3      (2,754)     (8.0)     -30
      100            35,639         9.7      (1,012)     (3.0)     -15
       0             36,651        10.0
     -100            36,757        10.0         107         -      -75
      200            36,350         9.9        (301)     (1.0)     -50
      300            36,628        10.0         (23)        -      -30
      400            37,824        10.3       1,173       3.0      -15

SOURCE:  OFFICE OF THRIFT SUPERVISION, RISK MANAGEMENT DIVISION

INCOME AND EXPENSE TRENDS

     Carrollton Federal was profitable for the five years ending December 31, 1996. However, the year ending December 31, 1996, was significantly less profitable than preceding years. Profits were $1.8 million, $2.4 million, $2.4 million, $2.9 million, and $248 thousand in 1992, 1993, 1994, 1995, and 1996, respectively. The diminution of earnings in the last period can be attributed to the SAIF assessment of $1.72 million and additions to loan and lease loss reserves of $840 thousand, in anticipation of the Conversion. As mentioned earlier, net interest margins have remained strong, and so has the basic earnings capacity of the Bank. The ability to generate core earnings will improve with the anticipated infusion of capital generated by the Conversion.

     Non-interest income levels consistently increased in both dollar amounts and as a percentage of total assets. As of December 31, 1992, noninterest income was $1.86 million (0.62% of total assets); at December 31, 1993, it was $2.0 million (0.64% of total assets); December 31, 1994, it was $2.14 million (0.60% of total assets); at December 31, 1995, it was $3.12 million (0.93% of total assets); and at December 31, 1996, it was $3.24 million (0.92% of total assets). This upward trend in noninterest income, expressed as a percentage and in total dollars, is an impressive improvement over the performance of more traditional thrifts. In contrast, the trend in noninterest expense items has generally been subjected to control. Noninterest expense, expressed as a percentage of average assets, has been in general decline. It was 3.22% in 1992, 3.56% in 1993, 3.49% in 1994, 3.52% in 1995, and 4.33% in 1996. However,
the 1996 noninterest expense number included $1.72 million in SAIF assessments. Adjusting the 1996 noninterest expense for the SAIF assessment, the number is 3.84% of average assets.

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


REGULATORY CAPITAL REQUIREMENTS

     As Table I.7 demonstrates, Carrollton Federal meets all regulatory capital requirements and meets the regulatory definition of a "Well Capitalized" institution. Moreover, the additional capital raised in the stock conversion will add to the existing capital cushion.



                   TABLE I.7 - REGULATORY CAPITAL COMPLIANCE

                                 Amount
                                 (000's)                   Percent
                              -------------             -----------
GAAP Capital                     $   25,258                    7.16%

Tangible Capital:
          Capital level          $   22,934                    6.54%
          Requirement                 5,260                    1.50%
                              -------------             -----------
          Excess                 $   17,674                    5.04%
                              =============             ===========

Core Capital:
          Capital level          $   22,934                    6.54%
          Requirement                10,520                    3.00%
                              -------------
          Excess                 $   12,414                    3.54%
                              =============             ===========

Risk Based Capital:
          Capital level          $   24,964                   10.51%
          Requirement                18,997                    8.00%
                              -------------             -----------
          Excess                 $    5,967                    2.51%
                              =============             ===========


     Source:  Carrollton Federal TFR, Form SB-2, and F&C calculations.

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------


LENDING

     Table I.8 provides an analysis of the Bank's loan portfolio by type of loan security. This analysis shows that Carrollton Federal's loan composition is still dominated by 1-4 family dwelling loans. However, there is a noticeable upward trend in the non-residential loans. This trend is consistent with the institutions business strategies to become a full service community bank. Notable in the composition of the portfolio is the number of consumer and commercial loans. These loans, which represent 46.17% (24.97% consumer loans and 21.22% commercial loans) of the total portfolio, have greatly increased the repricing opportunities of Carrollton Federal.

     Table I.9 provides information with respect to loan originations and repayments. It also clearly shows the transition in emphasis from one to four residential to consumer and commercial loans. At December 31, 1994, of the $95.68 million in loans originated, $41.12 million, or 42.98%, were one to four residential. At December 31, 1995, of the $81.1 million loans originated, $30.1 million, or 37.13%, were one to four residential. By December 31, 1996, out of the $93.55 million in loans originated, the volume of one to four residential loans had declined to $25.63 million, or 27.40%. Once again, the transition to a full service community bank is reflected in the types of loans being originated, and conforms to the strategies now employed.

     Table I.10 provides rates, yields, and average balances for the three years ended December 31, 1994, 1995, and 1996. Net yield on average interest-earning assets increased from 8.10% in 1994 to 8.54% in 1995, and to 8.84% in 1996. Interest rates paid on average interest-bearing liabilities decreased from 4.10% in 1994, to 4.73% in 1995, and 4.91% in 1996. The net yield on interest earning assets went from 4.15% in 1994, to 4.07% in 1995, to 4.21% in 1996. Carrollton Federal's spread changed from 4.00% in 1994, to 3.81% in 1995, to 3.93% in 1996. However, the ratio of average interest earning assets to average interest bearing liabilities increased from 103.78% in 1994, to 105.90% in 1995, and 106.13% in 1996. The improvement of this ratio is reflected in overall profitability and is an important component.

                         TABLE I.8 - LOAN PORTFOLIO COMPOSITION


                                     1996                   1995                    1994
                                  ----------------------------------------------------------------
                                    Amount      %          Amount      %           Amount      %
                                    ------      -          ------      -           ------      -
Real estate mortgage loans          146,577   52.56%       175,039   64.08%        196,761   69.41%
Real estate construction loans        6,500    2.33%         2,349    0.86%          1,451    0.51%
Commercial loans                     57,786   20.72%        43,944   16.09%         38,755   13.67%
Consumer and other installment
     loans                           68,038   24.39%        51,840   18.98%         46,509   16.41%
                                  ---------               --------                --------
Total loans                         278,901  100.00%       273,172  100.00%        283,476  100.00%

Less:  Allowance for loan losses      2,601    0.93%         2,291    0.84%          2,392    0.84%
                                  ---------               --------                --------

Loans, net                          269,834                270,881                 281,084
                                  =========               ========               =========

FERGUSON & COMPANY                                                    SECTION I.
------------------                                                    ----------



                           TABLE I.9 - LOAN ACTIVITY

                                                  Year Ended December 31,
                                     --------------------------------------------------
                                             1996            1995                1994
                                             ----            ----                ----
                                                         (in thousands)
Loans originated:

  Mortgage                           $    25,629     $     30,102      $     41,124
  Construction                             9,031            6,097             5,741
  Commercial                              15,532           15,290            15,645
  Consumer                                43,356           29,575            33,166
                                     -----------     ------------      ------------
                                     $    93,548     $     81,064      $     95,676
                                     ===========     ============      ============

Loans purchased

   Total loans originated
     and purchased                   $    93,548     $     81,716      $    114,146
                                     ===========     ============      ============

Sales and loan principal repayments:

   Loans sold proceeds               $    10,882     $      6,605      $     13,239
   Loan repayments                        95,183           80,905            93,279
                                     ----------------------------------------------
                                     $   106,065     $     87,510      $    106,518
                                     ===========     ============      ============


     Table I.9 clearly demonstrates that Carrollton Federal can no longer be considered primarily a residential lender. The information shows that consumer and business type loans are becoming more common and are the growing portion of the loan portfolio.

SOURCE: OFFERING CIRCULAR

FERGUSON & CO., LLP                                                   SECTION I.
-------------------                                                   ----------


                TABLE I.10 - AVERAGE BALANCES, YIELDS AND COSTS

                                                   1994                                    1996                         1995
                                   -------------------------------------   -----------------------------------  --------------------
                                                               Average                               Average
                                     Average                    Yield/         Average                Yield/           Average
                                     Balance        Interest     Cost          Balance    Interest     Cost            Balance
Interest-earning assets
  Interest earning deposits
    feds funds sold                  $ 15,158       $    822     5.42%       $    7,993   $   473     5.92%        $     11,110
Investment securities                  31,623          2,538     8.03%           36,076     2,652     7.35%              33,470
Loans (including loan fees)(1)        272,786         24,874     9.12%          280,613    24,588     8.76%             274,135
                                   -------------------------------------   ------------  -------------------    ---------------
  Total interest-earning assets       319,567         28,234     8.84%          324,682    27,713     8.54%             318,715
                                                    --------------------                 -------------------
Allowance for loan losses              (2,446)                                   (2,341)                                 (2,539)
Cash and due from banks                 9,005                                     7,857                                   9,121
Premises and equipment                  8,327                                     7,782                                   7,625
Other assets                            9,322                                     5,649                                   6,961
                                   ----------
  Total assets                       $343,775                                $  343,629                            $    339,883
                                   ==========                              ============                         ===============

Interest-bearing liabilities
 Deposits
   Demand                              46,821          1,386     2.96%           47,566     1,366     2.87%              52,867
   Savings                             32,991            889     2.69%           33,280       828     2.49%              37,892
   Time                               202,641         11,338     5.60%          195,200    10,444     5.35%             188,343
Other borrowings                       18,650          1,169     6.27%           30,555     1,858     6.08%              28,007
                                   ----------       --------------------   ------------  -------------------    ---------------
                                      301,103         14,782     4.91%          306,601    14,496     4.73%             307,109
Non-interest-bearing liabilities       15,635                                    11,104                                   7,137
Other liabilities                       1,893                                     2,367                                   4,386
                                   ----------                              ------------                         ---------------
  Total liabilities                   316,738                                   320,072                                 318,632
Equity                                 25,144                                    23,557                                  21,251
                                   ----------                              ------------                         ---------------
  Total liabilities and equity       $341,882                                $  343,629                            $    339,883
                                   ==========                              ============                         ===============
Net interest income                                 $ 13,452                              $13,217
                                                    ========                             ========
Interest rate spread                                             3.93%                                3.81%
                                                               =========                            ========
Net yield on interest-earning assets                             4.21%                                4.07%
                                                               =========                            ========

Ratio of average interest-earning assets to
average interest-bearing liabilities                           106.13%                              105.90%
                                                               =========                            ========
                                                              1994
                                               --------------------------------------
                                                                        Average
                                                                         Yield/
                                                     Interest             Cost
                                                     --------             ----
Interest-earning assets
  Interest earning deposits
    feds funds sold                                  $    406              3.65%
Investment securities                                   2,414              7.21%
Loans (including loan fees)(1)                         23,000              8.39%
                                               --------------------------------------
  Total interest-earning assets                        25,820              8.10%

Allowance for loan losses
Cash and due from banks
Premises and equipment
Other assets

  Total assets


Interest-bearing liabilities
 Deposits
   Demand                                               1,184              2.24%
   Savings                                              1,094              2.89%
   Time                                                 8,652              4.59%
Other borrowings                                        1,666              5.95%
                                               --------------------------------------
                                                       12,596              4.10%
                                               --------------------------------------
Non-interest-bearing liabilities
Other liabilities

  Total liabilities
Equity

  Total liabilities and equity

Net interest income                                  $ 13,224
                                               ==============
Interest rate spread

Net yield on interest-earning assets                                       4.00%
                                                                        ============
                                                                           4.15%
                                                                        ============
Ratio of average interest-earning assets to

average interest-bearing liabilities                                     103.78%
                                                                        ============


 The average yield is calculated by combining earnings on investment securities and mortgage-backed securities in one category for presentation in this schedule.

 SOURCE: OFFERING CIRCULAR

FERGUSON & CO., LLP                                                   SECTION I.
-------------------                                                   ----------


     Table I.11 provides a rate volume analysis, measuring differences in interest earning assets ("IEA's") and interest bearing liabilities ("IBL's"), and the interest rates thereon comparing the years ended December 31, 1994, 1995, and 1996. The table shows that of the $235 thousand increase in income between 1995 and 1996, a negative $245 thousand can be attributed to volume, and $480 thousand can be attributed to rate. The reversal of the former is shown in the 1994 -1995 comparison, where income decreased $7.0 thousand. This was a net result in a $380 thousand increase in income due to volume, and a negative $387 thousand decrease due to rates. Although the Rate/Volume Analysis cannot predict performance in a changing rate environment, it can demonstrate clearly the impact of interest rate risk.



                       TABLE I.11 - RATE/VOLUME ANALYSIS

                                                                               Year Ended December 31,
                                             --------------------------------------------------------------------------------------
                                               1996          vs.          1995                       1995        vs.         1994
                                             -----------------------------------           ----------------------------------------
                                                     Increase (Decrease)                                 Increase (Decrease)
                                               ---------------------------------           ----------------------------------------
                                                Volume        Rate        Total             Volume            Rate          Total
                                                ------        ----        -----             ------            ----          -----
Interest Income
   Interest earning deposits and
    federal funds sold                           $  392      $   (43)     $  349            $  (136)         $   203      $     67

   Investment securities
    Taxable                                        (439)         198        (241)               190               48           238
    Nontaxable                                      127            -         127                  -                -             -
   Loans                                           (697)         983         286                552            1,036         1,588
                                               ---------    --------    --------           --------         --------      --------
   Total                                         $ (619)     $ 1,144      $  524            $   607          $ 1,286      $  1,892
                                               =========    ========    ========           ========         ========      ========
Interest-bearing liabilities
   Deposits
    Demand                                          (22)          42          20               (128)             310           182
    Savings                                          (7)          68          61               (125)            (141)         (266)
    Time                                            402          492         894                324            1,468         1,792
   Other borrowings                                (745)          56        (689)               155               37           192
                                               ---------    --------    --------           --------         --------      --------
   Total interest-bearing liabilities              (372)         658         286                226            1,674         1,900
                                               ---------    --------    --------           --------         --------      --------

Change in net interest income                    $ (245)     $   480      $  235            $   380          $  (387)     $     (7)
                                               =========    ========    ========           ========         ========      ========

SOURCE:  OFFERING CIRCULAR

FERGUSON & CO., LLP                                                   SECTION I.
-------------------                                                   ----------

NON-PERFORMING ASSETS

     As shown in Table I.12, Carrollton Federal's total non-performing loans as of December 31, 1996, were $6.24 million and represented 2.36% of total loans and 1.82% of total assets. Most of the non-performing loans as of that date were secured. The majority of the nonperforming loans could be traced to two large transactions, which at this time appear to be adequately collateralized and subjected to substantial specific reserves. It would be folly to predict the amount of recovery or loss that may be sustained in these transactions, but it is believed that the collateral coverage and the specific reserves now in place will adequately protect the institution from substantial losses.



                        TABLE I.12 - NON-PERFORMING ASSETS

                                                                            December 31,
                                           ---------------------------------------------------------------------------
                                              1996              1995           1994           1993          1992
                                              ----              ----           ----           ----          ----
                                                                            (in thousands)
Loans accounted for on a non-accrual basis:
      Mortgage                               $      943         $    1,203     $    1,411     $   2,239     $    1,354
      Construction                                    -                  -              -             -              -
      Commercial                                  3,900                582            245            39            261
      Consumer                                    1,400                515          1,465         1,451          1,391
                                             ----------        -----------     ----------     ---------     ----------
                                             $    6,243         $    2,300     $    3,121     $   3,729     $    3,006
                                             ==========        ===========     ==========     =========     ==========

Accruing loans which are contractually
      past due 90 days or more:

      Mortgage                               $        -         $        -     $        -     $       -     $        -
      Construction                                    -                  -              -             -              -
      Commercial                                      0                  0              0             0              0
      Consumer                                        0                  0              0             0              0
                                             ----------         ----------     ----------     ---------     ----------
                                             $        -         $        -     $        -     $       -     $        -
                                             ==========         ==========     ==========     =========     ==========

         Total non-peforming loan            $    6,243         $    2,300     $    3,121     $   3,729     $    3,006
                                             ==========         ==========     ==========     =========     ==========

      Percentage of total loans                   2.36%              1.32%          1.46%         1.72%          1.44%
                                             ==========         ==========     ==========     =========     ==========

      Percentage of total assets                  1.82%              1.09%          1.17%         1.45%          1.44%
                                             ==========         ==========     ==========     =========     ==========

SOURCE:  OFFERING CIRCULAR.

FERGUSON & CO., LLP                                                   SECTION I.
-------------------                                                   ----------

                  TABLE I.12A - SCHEDULE OF CLASSIFIED ASSETS

                                                                            AS OF DECEMBER 31,
                                                          ---------------------------------------------------
                                                           1996       1995      1994      1993      1992
                                                           ----       ----      ----      ----      ----
                                                                       (in thousands)
Classification
   Special Mention                                        $  4,216    $  2,347  $ 1,511   $  2,857  $  22,136
   Substandard                                               8,529       6,128    5,308      9,038     10,467
   Doubtful                                                  1,431       1,126    1,421      1,308      1,986
   Loss                                                          -          55        5        669          5
                                                          ---------------------------------------------------
      Total classified assets                             $ 14,176    $  9,656  $ 8,245   $ 13,872  $  34,594

Source:  Offering Circular


          The volume of total classified assets is high for an institution this size. However, the majority of the $14.17 million in classified assets are centered in Special Mention, $4.22 million, and Substandard, $8.53 million. Doubtful classifications have remained relatively level since 1993, and assets classified as loss have been nominal in the years following 1993. It is apparent that Management has developed adequate management techniques for dealing with the classified assets of the bank. Equally as important is the fact that the majority of the assets classified by the examiner had already been identified as problem assets by Management. In other words, the portfolio is believed to hold only a minimum of asset quality surprises.

               TABLE I.13 - ANALYSIS OF ALLOWANCE FOR LOAN LOSSES

The following table sets forth an analysis of the Bank's allowance for possible loan losses for the periods indicated:

                                           Year Ended December 31,
                                 ----------------------------------------
                                  1996    1995    1994    1993     1992
                                 ------  ------  ------  -------  -------

Balance at beginning of period   $2,291  $2,392  $2,687   $2,027   $1,464


Loans charged-off:
  Mortgage loans                     32      82     277      166      260
  Commercial loans                  117      59       -        -      117
  Consumer loans                    776     308     181       88      339
                                 ------  ------  ------   ------   ------
Total charge-offs                $  925  $  449  $  458   $  254   $  716
                                 ------  ------  ------   ------   ------

Recoveries:                          92      98      64       91      218

Net loans charged-off               833     351     394      163   $  498

Provision for loan losses         1,143     250      99      822    1,061

Balance at end of period         $2,601  $2,291  $2,392   $2,687   $2,027
                                 ======  ======  ======   ======   ======

SOURCE:  OFFERING CIRCULAR

FERGUSON & CO., LLP                                                   SECTION I.
-------------------                                                   ----------

LOAN LOSS ALLOWANCE

     Table I.13 provides an analysis of the allocation of Carrollton Federal's loan loss allowance. Significant increases to the loan loss reserves were made at December 31, 1996. These increases in loan loss reserves were not dictated by historical or anticipated losses, but instead were provisions made in anticipation of the Conversion.

     Table I.14 shows the allocation of the loan loss allowance among the various loan categories for the years ending December 31, 1996, 1995, 1994, 1993, and 1992.



                                   TABLE I.14

                                                                          Year Ended December 31,
                                               ----------------------------------------------------------------------------------
                                                        1996                        1995                           1994
                                               -------------------------   -------------------------    -------------------------
                                                               % of                        % of                          % of
                                                              Loans in                   Loans in                      Loans in
                                                               Each                        Each                          Each
                                                             Category to                 Category to                  Category to
                                                 Amount      Total Loans     Amount      Total Loans      Amount      Total Loans
                                                 ------      -----------     ------      -----------      ------      -----------
Allocated to:
   Mortgage loans                               $   441          61%         $  423          68%          $  222          76%
   Commercial loans                               1,170          22%          1,158          20%           1,158          13%
   Consumer loans                                   996          17%            710          12%           1,020          11%
                                               -------------------------   -------------------------    -------------------------
     Total                                      $ 2,607         100%        $ 2,291         100%          $2,392         100%
                                               =========================   =========================    =========================

                                                        1993                         1992
                                               -------------------------   -------------------------
                                                              % of                        % of
                                                             Loans in                    Loans in
                                                               Each                        Each
                                                             Category to                 Category to
                                                 Amount      Total Loans     Amount      Total Loans
                                                 ------      -----------     ------      -----------
Allocated to :
   Mortgage loans                              $    373          79%         $  224          79%
   Commercial loans                               1,364          12%          1,094          12%
   Consumer loans                                   949           9%            709           9%
                                               -------------------------   -------------------------
     Total                                       $2,686          100%        $2,027         100%
                                               =========================   =========================

SOURCE: OFFERING CIRCULAR

     The preceding table allocates the allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

FERGUSON & CO., LLP                                                   SECTION I.
-------------------                                                   ----------


MORTGAGE-BACKED SECURITIES AND INVESTMENTS

     Table I.15 provides a breakdown of mortgage-backed securities and investments as of December 31, 1996.


             TABLE I.15 - CLASSIFICATION OF INVESTMENT SECURITIES

                                                                  1996            1995              1994
                                                              ------------    ------------      -------------
SECURITIES AVAILABLE FOR SALE
Municipal securities                                               $ 2,230               -
US government and agency obligations                                16,790               -
Mortgage backed and related securities
     GNMA certificate                                                    -               -
     FHLMC certificate                                                   -               -
     FNMA certificate                                                3,933               -
     CMOs                                                            8,934               -
Equity securities
     FHLMC preferred stock                                               -               -
     FHLMC common stock                                                  -               -
     FNMA common stock                                               2,040               -
     FHLB common stock                                                   -               -
     US League common stock                                              -               -
Mutual funds                                                             -               -
                                                                  --------        --------           --------
Total securities available for sale                                 33,927

SECURITIES HELD FOR SALE
     FHLMC stock                                                         -               -
     FNMA stock                                                          -               -
     Mutual funds                                                        -               -
                                                                  --------        --------           --------
Total securities held for sale                                           -               -

HELD TO MATURITY
US government and agency obligations                                 6,716           8,391             33,062
State government obligations                                           115             115
Domestic corporation obligations                                         -               -
FHLB common stock                                                    2,432           3,191              3,191
US League common stock                                                   -               -
                                                                  --------        --------           --------
Total investments securities held to maturity                        9,263          11,697             36,253

Total mortgage-backed securities and
     related securities                                                923           1,871             12,204
                                                                  --------        --------           --------
Total securities held to maturity                                   10,186          13,568             48,457
                                                                  --------        --------           --------

Total securities                                                   $44,113         $13,568            $48,457
                                                                  ========        ========           ========

FERGUSON & CO., LLP                                                   SECTION I.
-------------------                                                   ----------


           TABLE I.15A - EXPECTED MATURITY OF INVESTMENT SECURITIES

                                                                 After one         After five
                                        Within one year        but within five    but within ten       After ten years
                                                                   years              years
                                   ---------------------   -------------------- --------------------  ------------------
                                     Amount      Yield       Amount    Yield      Amount     Yield      Amount   Yield     Totals
                                     ------      -----       ------    -----      ------     -----      ------   -----     ------
Securities held to maturity:
  US Treasury Securities             $  500      5.60%       $    -        -      $    -         -      $    -       -     $   500
  US Government Agencies                582      7.22%        2,634     6.57%      3,000      7.39%          -       -       6,216
  State, county and municipals            -         -           115     4.55%          -         -           -       -         115
  Mortgage-backed securities            533      5.45%          239     6.05%         11      7.25%        150    7.21%        933
                                   --------------------    -------------------  --------------------  ------------------   -------

                                     $1,615      6.13%       $2,988     6.46%    $ 3,011      7.39%     $  150    7.21%    $ 7,764
                                   ====================    ===================  ====================  ==================   =======

Securities available for sale:
  US Treasury Securities                  -         -             -        -           -         -           -       -           -
  US Government Agencies                  -         -         3,000     6.88%     11,849      8.93%      4,018    7.12%     18,867
  State, county and municipals            -         -             -        -           -         -       2,199    7.27%      2,199
  Mortgage-backed securities              -         -         2,038     6.75%      1,946      6.86%      8,908    7.18%     12,892
                                   --------------------    -------------------  -------------------- -------------------  --------

                                     $    -         -        $5,038     6.83%    $13,795      8.64%    $15,125    7.18%    $33,958
                                   ====================    ===================  ==================== ==================== ========

  Carried at amortized cost.
Source:  Offering circular


     Table I.15 is notable for showing the changes in classification in securities from "Held to Maturity" to "Available for Sale." The years ending December 31, 1995 and 1994 show that the Bank did not have any investments that were classified "Available for Sale." However, as of December 31, 1996, out of $44.12 million in securities, $33.93 million were classified as "Available for Sale." This change in classification enhances actual liquidity and provides Management with the flexibility to properly manage the investment portfolio of the Bank. All securities classified as "Available for Sale" are carried at their fair value as of December 31, 1996. Securities classified as "Held to Maturity" were carried at amortized historical cost at all respective dates.

     Mortgage backed securities have been used by Management to supplement a limited demand for both "fixed rate" and "adjustable rate" loan products. Competitive factors within the primary trade area of the Bank have made expansion of the one to four residential portfolio difficult. Management has not committed a significant amount of its assets to Mortgage-Backed Securities ("MBS's"). At December 31, 1996, Carrollton Federal had $3.9 million in MBS's carried as "Available for Sale" and $932 thousand MBS's carried as "Held to Maturity." In addition, the Bank had $8.93 million in CMO's that were classified as "Available for Sale."

     Table I.15a displays the expected maturities of the investment securities. The values in this table vary slightly from Table I.15, because the values are noted at amortized cost. The information shows that the portfolio is basically long term. It also shows that the majority of the investment securities are classified "Available for Sale."

FERGUSON & CO., LLP                                                   SECTION I.
-------------------                                                   ----------


                        TABLE I.16 - DEPOSIT PORTFOLIO

     Deposits in the Bank at December 31, 1996, were represented by the various types of deposit programs described below.

                                          1996                          1995                      1994
                                          ----                          ----                      ----
                                  Amount       Percentage        Amount   Percentage       Amount      Percentage
                                  ------       ----------        ------   ----------       ------      ----------
Certificates of Deposit
     greater than 100        $    47,250          15.36%      $  43,641     15.09%       $ 37,117         12.83%
     less than 100               163,133          53.03%        155,103     53.64%        151,617         52.40%
                           -----------------------------      --------------------      -------------------------
                                 210,383          68.38%        198,744     68.73%        188,734         65.23%

Savings accounts                  34,077          11.08%         31,736     10.98%         36,593         12.65%

Transaction accounts
     NOW and money
      market accounts             47,288          15.37%         46,626     16.12%         53,624         18.53%
     Non-interest
      bearing accounts            15,903           5.17%         12,056      4.17%         10,376          3.59%
                           -----------------------------      --------------------      ------------------------
                                  63,191          20.54%         58,682     20.29%         64,000         22.12%

                             $   307,651         100.00%      $ 289,162    100.00%      $ 289,327        100.00%
                           ==============================     ====================      ========================

Source:  Offering circular

SAVINGS DEPOSITS

     At December 31, 1996, Carrollton Federal's deposit portfolio of $307.62 million was composed as follows: total transaction type accounts--$63.19 million, or 20.54%; savings deposits and passbook account--$34.07 million, 11.08%, and certificate accounts--$210.35 million, or 68.38%. Certificates were comprised of $47.22 million, or 15.35% of total deposits that were in excess of $100 thousand, and $163.13 million, or 53.03% of total deposits that were less than $100 thousand. (See Table I.16 above.)

     Table I.17 displayed below shows the totals of certificates of deposits and the maturities by year with rate ranges at the year ending December 31, 1996. The rate section of Table I.17 clearly shows the cost of funds for the institution is affected more by rate than term. The majority of the certificates of deposits are concentrated in rates between 4.00% and 7.99%, and terms one year or less, and one year through two years. These rates and terms make up 89.04% ($187.30 million) of Carrollton Federal's certificates. This dependency on short term certificates has added to the interest rate risk of the institution.

FERGUSON & CO., LLP                                                   SECTION I.
-------------------                                                   ----------


                  TABLE I.17 - TIME DEPOSIT RATES AND MATURITIES

The following table sets forth the rates and maturities of time deposits at December 31, 1996.

                            Amount Due
                             Less Than                                                      Over
                             One Year    1 - 2 Years      2 - 3 Years      3 - 4 Years     5 Years        Total
                             --------    -----------      -----------      -----------     -------        -----
                                                                    (in thousands)
                                                                    --------------
     2.00 - 3.99%            $      -    $         -      $         -      $         -     $     -     $      -
     4.00 - 4.99%                 671              -                -                -           -          671
     5.00 - 5.99%             113,162         41,654             4,685           1,613         783      161,897
     6.00 - 7.99%              19,741         12,747             6,700           3,574       4,193       46,955
     8.00 - 9.99%                 165            243                 -             133           -          541
                     ----------------    -----------    ---------------   ------------  ----------     --------
                             $133,739        $54,644            $11,385         $5,320      $4,976     $210,064
                     ================    ===========    ===============   ============  ==========     ========

Source:  Offering circular




     Carrollton Federal has some dependency on jumbo certificates of deposit. At December 31, 1996, the Bank had $47.23 million in certificates that were issued for $100 thousand or more, or 15.35% of its total deposits (see Table I.18). This degree of dependency on Jumbo Certificates is moderately high.



                 TABLE I.18 - JUMBO CD'S AT DECEMBER 31, 1996

              Time Deposits over $100,000 - Maturity Schedules

                                                  Certificates of
                   Maturity Period                   Deposits
                   ---------------                   --------
                   Three months or less                   $ 8,011
                   Over three through six months            6,866
                   Over six through 12 months              11,680
                   Over 12 months                          20,673
                                                  ---------------
                                                          $47,230
                                                  ===============

Source:  Offering circular

FERGUSON & CO., LLP                                                   SECTION I.
-------------------                                                   ----------

BORROWINGS

     At December 31, 1996, Carrollton Federal had FHLB advances of $16.3 million. Of the advances, $10.0 million were at an adjustable rate with a weighted average rate of 5.485%. The remaining $6.3 million were fixed rate advances and had a weighted average rate of 5.6803%. The current position in advances is the result of Management's decision to fund asset growth with advances rather than increase overall deposit interest expense. When you view the advances concurrently with the jumbo certificates of deposits, you can see that there is a large liability exposure of $63.53 million. This degree of exposure will have little impact on the liquidity of the institution as long as there are no obvious problems. Moreover, the $16.3 million in advances are secured and have much less volatility than do the certificates. However, the Bank has ample unpledged collateral and could, if necessary, convert a portion of the jumbo certificate exposure to secured advances with the FHLB. Although there is significant large liability exposure, the current situation in the institution limits its potential impact.

SUBSIDIARIES

     At December 31, 1996, CF Mutual Holdings, the parent company of Carrollton Federal, had two subsidiaries, CFB Securities which was established in September of 1996, and CFB Insurance which was established in December 1995. In addition, Carrollton Federal, the association itself, has a service corporation, Carroll Service and Development Corporation, which was established in March of 1972, but is currently inactive. CFB Securities' purpose was to have a company to offer "non-banking" investments, such as stocks and bonds, and mutual funds to the public. CFB Insurance's purpose is to act as an insurance agent, offering insurance products to the public. The various subsidiaries have been consolidated with the financial information reported herein, and their financial impact on the Bank or the Holding Company is insignificant.

LEGAL PROCEEDINGS

     From time to time, Carrollton Federal becomes involved in legal proceedings principally related to the enforcement of its security interest in real estate loans. In the opinion of Management of the Bank, no legal proceedings are in process or pending that would have a material effect on Carrollton Federal's financial position, results of operations, or liquidity.


EARNINGS CAPACITY OF THE INSTITUTION

     As in any interest sensitive industry, the future earnings capacity of Carrollton Federal will be affected by the interest rate environment. Historically, the thrift industry has performed at less profitable levels in periods of rising interest rates. This performance is due principally to the general composition of the assets and the limited repricing opportunities afforded even the adjustable rate loans. The converse earnings situation (falling rates) does not afford the same degree of profitability potential for thrifts due to the tendency of borrowers to refinance both high rate loans, fixed rate loans, and adjustable loans as rates decline.

     Carrollton Federal is no exception to the aforementioned paradox. With its current asset and liability structure, however, the effect of rising interest rates will have less negative impact on earnings. Management's strategy of becoming a full service community bank type institution will continue to help in managing the institution's interest rate risk, and at the same time, improve profitability.

FERGUSON & CO., LLP                                                   SECTION I.
-------------------                                                   ----------

     The addition of capital through the conversion will allow Carrollton Federal to grow. As growth is attained, the leverage of that new capital should, from a ratio of expenses to total assets standpoint, reduce the operating expense ratio. However, growth and additional leverage will likely be moderate and well controlled to maintain the current acceptable risk levels inherent in the Bank's asset base.

ASSET-SIZE-EFFICIENCY OF ASSET UTILIZATION

     At its current size and in its current asset configuration, Carrollton Federal is an efficient operation. With total assets of approximately $352.5 million, Carrollton Federal has 179 full time equivalent employees. If current strategies are employed, the asset and liability composition of the institution will change and become more volume oriented, but the current level of employees seems adequate to manage additional asset and liability growth.

INTANGIBLE VALUES

     Carrollton Federal's greatest intangible value (other than the goodwill discussed earlier) lies in its loyal deposit base. Carrollton Federal has a 68 year history of sound operations, controlled growth, and generally consistent earnings. The Bank currently has 7.94% of the deposit market in its area, and it has the ability to increase market share (see Table II.3 in Section II).

     Carrollton Federal has no significant intangible values that could be attributed to unrecognized asset gains on investments and real estate.

EFFECT OF GOVERNMENT REGULATIONS

     Government regulations will have the greatest impact in the area of cost of compliance and reporting. The Conversion will create an additional layer of regulations and reporting, and thereby increase the cost to the Bank. Moreover, no future plans currently exist to make additional acquisitions, purchase additional branches, or complicate operations with matters that would add to reporting and regulatory compliance. However, economic situations change, and if an appropriate opportunity arises, it will be considered, and a proper request will be made of the regulators, if necessary.


OFFICE FACILITIES

     Carrollton Federal's main office is an adequately maintained facility. Table I.19 provides information on all of Carrollton Federal's offices. The Bank's facilities are currently adequate for the convenience and needs of the Bank's customer base.

FERGUSON & CO., LLP                                                   SECTION I.
-------------------                                                   ----------

                 TABLE I.19 - OFFICE FACILITIES AND LOCATIONS

                                  Net Book      Year       Owned or        Square
Physical address                   Value       Opened      Leased         Footage
----------------                   -----       ------      ------         -------
                                  ($000's)
                                  -------
110 Dixie                          $2,743       1956       Owned          43,000
Carrollton-Main Office

640 Bankhead Hwy                      943       1970       Owned           4,000
Carrollton - Branch

207 W College                         303       1971       Owned           4,000
Bowdon - Branch

501 Alabama Ave                        98       1974      Leased           6,000
Bremen - Branch

505 Bankhead Hwy                       12       1991      Leased             500
Carrollton - Branch

1355 South Park St.                     -       1991      Leased             500
Carrollton - Branch

9060 Hwy 27                           276       1991       Owned           2,000
Franklin - Branch

2212 Atlanta Hwy                        -       1996      Leased             500
Hiram - Branch

5600 N Henry Blvd, Ste A                -       1996      Leased           1,000
Stockbridge - Branch

1025-A Bullsboro Dr.                    -       1996      Leased           1,000
Newnan - Branch

125 Pavillion Parkway                   -       1996      Leased             500
Fayetteville - Branch

3218 Highway 5                          4       1996      Leased               -
Douglasville - Branch


SOURCE:  CARROLLTON FEDERAL BANK

                                  SECTION II
                                  MARKET AREA

FERGUSON & COMPANY                                                   SECTION II.
------------------                                                   -----------

                                II.  MARKET AREA

DEMOGRAPHICS

     Carrollton Federal operates from its main office located at 110 Dixie Street, Carrollton, Georgia. The Bank has eleven branch offices in addition to its main office. Three branches are in Carrollton, and there is one branch each in Bowdon, Bremen, Franklin, Hiram, Stockbridge, Newman, Fayetteville, and Douglasville (all in Georgia).

     Carrollton Federal considers its primary Assessment Area to the counties in which it has banking offices, plus the contiguous counties. The Assessment Area contains the following counties: Carroll, Coweta, Douglas, Fayette, Haralson, Heard, Henry, and Paulding. Tables II.1 and II.1a present historical and projected trends for the United States, Georgia, and all of the eight counties heretofore mentioned. The information addresses population, income, employment, and housing trends.

     As indicated in Tables II.1 and II.1a, the counties have experienced varying growth rates in terms of population. All are well above that of the United States, and only two of the counties do not exceed the growth rate of the State of Georgia, which is almost twice that of the United States (US, 6.67% vs. Georgia, 13.41%). All of the eight counties had population increases between 1990 and 1996. They were: Carroll (11.11%), Douglas (18.98%), Coweta (41.05%),
Henry (53.53%), Heard (13.38%), Fayette (31.28%), Haralson (7.94%), and Paulding (53.56%). All of the counties are estimating growth between 1996 and 2001. The estimated population growth rates are 8.00% for Carroll, 12.76% for Douglas, 23.28% for Coweta, 27.89% for Henry, 9.43% for Heard, 19.06% for Fayette, 5.88% for Haralson, and 27.90% for Paulding. In general, these counties compare well to the 6.67% and 13.41% growth rates for the United States and Georgia, respectively, from 1990 to 1996. They also compare favorably in terms of anticipated growth when compared to the 5.09% anticipated in the United States, and the 9.47% anticipated in the State of Georgia between 1996 and 2001. Two of the counties in the assessment area have grown more than 50% between 1990 and 1996 (Henry County and Paulding County). With the exception of Haralson County, which grew 7.94% between 1990 and 1996, all the remaining counties grew in the double digits, from 11.11% to 41.05%. By any standards of economic growth, this is spectacular.

     These growth rates are obviously being pushed along by the population and industrial growth rates that have been experienced by the Greater Atlanta Metropolitan Area, but they are also being increased by industrial expansion in their specific area. The recent inclusion of Carroll County in the Atlanta MSA will undoubtedly help with future expansion of population and industrial base.

     Georgia is one of the more affluent states, and the comparison of household income demonstrates that fact. The estimated household income for the United States for 1996 was $34,530, and that of Georgia was $35,329. Georgia was primarily an agricultural state until the mid-20th century. Manufacturing has become important statewide, producing 19% of the State's gross annual product. The Atlanta area has become a center for commercial, financial, distribution, transportation, and manufacturing. In addition, the State benefits from several large federal military facilities./1/

____________________________________
/1/ Georgia, Encarta 96 Encyclopedia

FERGUSON & COMPANY                                                   SECTION II.
------------------                                                   -----------


     Comparing the 1996 estimated household income of the assessment area counties to the State, which was higher than the United States (US $34,530 vs. Georgia $35,329), we find that three counties were below the state with estimated incomes of $32,170, $27,811, and $28,455. They were Carroll, Heard, and Haralson, respectively. However, five of the eight counties had estimated household incomes that exceeded that of the State. They were Douglas ($43,912), Coweta ($38,651), Henry ($43,637), Fayette ($60,361), and Paulding ($39,055).
Going forward to 2001, the same pattern is developing in estimated household income as developed in population trends. Those that are above the State in 1996 are expected to be above the State in 2001, and those counties that are below are anticipated to be below in 2001.

     In the area of Household Income Distribution estimates for 2001, the distribution shows a more metropolitan income pattern than a rural pattern. All but two of the counties in the assessment area, Heard County and Haralson County, have a higher percentage of their population making more than $25,000 and less than $100,000, than do the populations of the U.S. and the State of Georgia. In addition, three of the counties have more people making between $100,000 and $150,000 than the Country or the State. Interestingly, these three counties also have experienced high population growth. Combining the information on population growth with information on income growth, one could conclude that there is evidence of real economic growth and stability in the area.

     Important to any financial institution that is in the business of financing homes is the growth in the number of households. Tables II.1 and II.1a show that the prospects for the establishment of new households in the trade area are excellent. From 1990 until 1996, all of the counties in the trade area experienced an increase in the number of households. The greatest increase was seen in Henry County, with the number of households increasing 54.22% from 20,012 to 30,863, to Haralson County showing the least amount of increase at 8.06% (from 8,248 to 8,913 households). In addition, all of the remaining counties in the assessment area are estimating continued growth in households between 1996 and 2001.

     When home ownership is compared to the Unites States and the State of Georgia, all of the eight counties in the trade area have a higher incidence of home ownership than the United States and the State of Georgia.

     In summary, the demographics of the assessment area are very favorable.
The area has and is expected to have an overall growth in population. This growth in population is being accompanied with an anticipated increase in household income that is creating a more stable per capita income and an anticipated increase in the number of new households that will be created.
These factors, coupled with a strong tradition of home ownership in the area, should translate into an increased number of housing units being built and a good market for previously owned housing. In addition, the modest level of Average Housing Value (except Fayette County) presents ample opportunity for affordable housing in the market area for both the first time home buyer and the other market participants.

     The principal sources of employment in Carrollton Federal's assessment area are shown in Table II.2. On average, the major sources are trade, manufacturing, and services. Four of the counties in the delineated trade area exceed the State in the percentage of residents who are employed in manufacturing; these are Carroll, Coweta, Heard, and Haralson Counties. Two of the counties compare favorably to the State in the percentage of employment attributed to trade.

FERGUSON & COMPANY                                                   SECTION II.
------------------                                                   -----------


Three of the counties have more people employed in services than does the State of Georgia. Only one of the counties in the area shows significantly more employment in public administration than does the State of Georgia.

     This information gives rise to understanding the other demographic information. With manufacturing and services employing such high percentages of the population and contributing to the earnings of the citizenry, the concentration of incomes in the middle range is more clear, as is the estimated increase in household incomes. Obviously, the assessment area of Carrollton Federal is better employed than the state average. This should equate to continued economic growth which should translate into more home buyers, more consumer goods being purchased, and a growing, stable, and robust economy.

     Based on information publicly available on deposits as of June 30, 1996 (see Table II.3), in the eight county area which Carrollton Federal considers its primary assessment area, there are $3.747 billion in total deposits. Banks controlled $3,182 billion, credit unions $89.5 million, and other thrifts $475.2 million. As of that date, Carrollton Federal had 7.94% of the total deposit market or $297.6 million.

     The Bank is a major player in many of the markets that are located within their delineated market area. The statistics reveal success and opportunities for the institution. Additional capital infused by the Conversion will assist the Bank in becoming more competitive.

     Growth opportunities for Carrollton Federal can be assessed by reviewing economic factors in its market area. The salient factors include growth trends, economic trends, and competition from other financial institutions. We have reviewed these factors to assess the potential for the market area. In assessing the growth potential of Carrollton Federal, we must also assess the willingness and flexibility of Management to respond to the competitive factors that exist in their market area. It is our analysis that the economic environment and the potential of the area is excellent, moreover, we feel that the current Management team can readily realize the potential afforded by the area's economic base. Our analysis of the economic potential and the potential of Management has a positive affect on the valuation of the institution.

FERGUSON & COMPANY                                                   SECTION II.
------------------                                                   -----------


                        TABLE II.1 - DEMOGRAPHIC TRENDS

                            KEY ECONOMIC INDICATORS
   United States, Georgia, Carroll County, Douglas County and Coweta County


=================================================================================================================
                                                         UNITED                    CARROLL     DOUGLAS     COWETA
               KEY ECONOMIC INDICATOR                    STATES        GEORGIA     COUNTY      COUNTY      COUNTY
-----------------------------------------------------------------------------------------------------------------
     Total Population, 2001 Est.                      278,802,003     8,043,036     85,707      95,419     93,643
      1996 - 2001 Percent Change, Est.                       5.09          9.47       8.00       12.76      23.28
     Total Population, 1996 Est.                      265,294,885     7,347,252     79,357      84,620     75,960
      1990 - 96 Percent Change, Est.                         6.67         13.41      11.11       18.98      41.05
     Total Population, 1990                           248,709,873     6,478,216     71,422      71,120     53,853
-----------------------------------------------------------------------------------------------------------------

     Household Income, 2001 Est.                           33,189        36,749     35,409      47,081     42,698
      1996 - 2001 Percent Change, Est.                      (3.88)         4.02      10.07        7.22      10.47
     Household Income, 1996 Est.                           34,530        35,329     32,170      43,912     38,651
-----------------------------------------------------------------------------------------------------------------
     Per Capita Income, 1990                               16,738        16,714     14,419      17,050     17,382
-----------------------------------------------------------------------------------------------------------------

     Household Income Distribution-2001 Est. (%)
     $15,000 and less                                          20            19         20           9         16
       $15,000 -  $25,000                                      16            15         17          11         13
       $25,000 -  $50,000                                      34            34         38          38         35
       $50,000 - $100,000                                      24            25         22          35         29
       $100,000 - $150,000                                      4             5          3           5          5
       $150,000 and over                                        2             2          1           1          2
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
     Unemployment rate, 1990                                 6.24          5.61       5.39        4.99       5.33
-----------------------------------------------------------------------------------------------------------------

     Median Age of Population, 1996 Est.                     34.3          33.2       32.3        32.7       32.9
     Median Age of Population, 1990                          32.9          31.6       30.4        31.1       32.0
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
     Average Housing Value, 1990                           79,098        88,222     69,563      81,176     79,416
-----------------------------------------------------------------------------------------------------------------

     Total Households, 2001 Est.                      103,293,062     2,937,039     30,582      32,651     32,905
      1996 - 2001 Percent Change, Est.                       5.14          9.46       8.21       12.85      23.26
     Total Households, 1996                            98,239,161     2,683,146     28,261      28,933     26,696
      1990 - 96 Percent Change, Est.                         6.84         13.37      11.40       19.18      41.02
     Total Households, 1990                            91,947,410     2,366,615     25,370      24,277     18,930
-----------------------------------------------------------------------------------------------------------------

     Total Housing Units, 1990                        101,641,260     2,638,418     27,736      26,495     20,413
      % Vacant                                              10.07         10.30       8.53        8.37       7.26
      % Occupied                                            89.93         89.70      91.47       91.63      92.74
      % By Owner                                            57.78         58.25      63.51       71.26      67.50
      % By Renter                                           32.15         31.45      27.96       20.37      25.24
=================================================================================================================

     SOURCE:  SCAN/US, INC.            4

FERGUSON & COMPANY                                                   SECTION II.
------------------                                                   -----------


                       TABLE II.1A - DEMOGRAPHIC TRENDS

                            KEY ECONOMIC INDICATORS
             Henry, Heard, Fayette, Haralson and Paulding Counties

=========================================================================================================
                                                   HENRY      HEARD      FAYETTE     HARALSON    PAULDING
           KEY ECONOMIC INDICATOR                 COUNTY      COUNTY     COUNTY       COUNTY      COUNTY
---------------------------------------------------------------------------------------------------------
Total Population, 2001 Est.                       115,339     10,704      97,553       25,105      81,729
  1996 - 2001 Percent Change, Est.                  27.89       9.43       19.06         5.88       27.90
Total Population, 1996 Est.                        90,184      9,782      81,937       23,710      63,899
  1990 - 96 Percent Change, Est.                    53.53      13.38       31.28         7.94       53.56
Total Population, 1990                             58,741      8,628      62,415       21,966      41,611
---------------------------------------------------------------------------------------------------------

Household Income, 2001 Est.                        48,042     30,849      65,892       30,548      43,446
  1996 - 2001 Percent Change, Est.                  10.09      10.92        9.16         7.36       11.24
Household Income, 1996 Est.                        43,637     27,811      60,361       28,455      39,055

---------------------------------------------------------------------------------------------------------
Per Capita Income, 1990                            17,046     11,908      24,415       12,500      15,107
---------------------------------------------------------------------------------------------------------

Household Income Distribution-2001 Est. (%)
  $15,000 and less                                      9         26           5           24          13
  $15,000 - $25,000                                    11         17           6           18          11
  $25,000 - $50,000                                    39         40          25           38          44
  $50,000 - $100,000                                   35         15          46           19          30
  $100,000 - $150,000                                   4          2          12            1           3
  $150,000 and over                                     1          0           6            0           1
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Unemployment rate, 1990                              4.19       5.32        3.19         4.81        4.69
---------------------------------------------------------------------------------------------------------

Median Age of Population, 1996 Est.                  33.1       33.9        35.8         34.9        31.4
Median Age of Population, 1990                       31.9       32.2        34.1         33.5        29.8
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Average Housing Value, 1990                        87,564     47,631     130,398       53,053      72,971
---------------------------------------------------------------------------------------------------------

Total Households, 2001 Est.                        39,543      3,846      32,898        9,446      28,072
  1996 - 2001 Percent Change, Est.                  28.12       9.51       19.05         5.98       27.79
Total Households, 1996                             30,863      3,512      27,634        8,913      21,967
  1990 - 96 Percent Change, Est.                    54.22      13.55       31.25         8.06       53.34
Total Households, 1990                             20,012      3,093      21,054        8,248      14,326
---------------------------------------------------------------------------------------------------------

Total Housing Units, 1990                          21,275      3,536      22,428        9,016      15,237
  % Vacant                                           5.94      12.53        6.13         8.52        5.98
  % Occupied                                        94.06      87.47       93.87        91.48       94.02
   % By Owner                                       78.45      69.03       80.84        69.69       76.61
   % By Renter                                      15.61      18.44       13.03        21.79       17.41
=========================================================================================================

SOURCE:  SCAN/US, INC.                 5

FERGUSON & COMPANY                                                  SECTION II.
------------------                                                  -----------


                      TABLE II.2 - EMPLOYMENT BY INDUSTRY

      UNITED STATES, GEORGIA, AND COUNTIES IN CARROLLTON FEDERAL'S MARKET


                                  UNITED            CARROLL  DOUGLAS  COWETA  FAYETTE  HENRY   HEARD   HARALSON  PAULDING
                INDUSTRY          STATES  GEORGIA   COUNTY   COUNTY   COUNTY  COUNTY   COUNTY  COUNTY   COUNTY    COUNTY
=========================================================================================================================
Construction/Agriculture/Mining     9.5      5.8      6.7      7.0     7.0      3.0     6.0     6.4       6.1       7.0

Manufacturing                      17.7     17.7     24.5     13.0    31.0     10.0    15.0    33.7      31.9      15.0

Transportation/Utilities            7.1      6.2      3.9      6.0     3.0     12.0    17.0     3.0       2.7       6.0

Trade                              21.2     25.4     26.6     32.0    23.0     23.0    27.0    22.4      23.0      30.0

Finance/Insurance                   6.9      5.1      2.9      5.0     3.0      8.0     3.0     2.7       2.9       5.0

Services                           32.7     22.9     18.9     24.0    16.0     30.0    18.0    16.2      14.5      23.0

Public Administration               4.9     16.8     16.4     14.0    16.0     15.0    14.0    15.5      18.8      14.0

FERGUSON & COMPANY                                                   SECTION II.
------------------                                                   -----------


                             TABLE II.3 - MARKET AREA DEPOSITS

------------------------------------------------------------------------------------------

                                                  1996             1995            1994
                                           -----------------------------------------------
                                                            (in Thousands)

CARROLLTON FEDERAL BANK                          $  297,645       $  289,610    $  300,084
                                           -----------------------------------------------
          Number of Branches                             12                7             8

OTHER THRIFTS                                    $  177,566       $  166,176    $  159,082
                                           -----------------------------------------------
          Number of Branches                              7                7             7

TOTAL THRIFT DEPOSITS                            $  475,211       $  455,786    $  459,166
                                           -----------------------------------------------
          Number of Branches                             18               14            15

TOTAL BANK DEPOSITS                              $3,182,129       $2,867,393    $2,610,406
                                           -----------------------------------------------
          Number of Branches                            116              118           117

TOTAL CREDIT UNION DEPOSITS                      $   89,858       $   84,726    $   84,675
                                           -----------------------------------------------
          Number of Branches                              5                5             6


             TOTAL MARKET AREA DEPOSITS          $3,747,198       $3,407,905    $3,154,247
                                           ===============================================

CARROLLTON FEDERAL - MARKET SHARE
          To Total Market Area Deposits                7.94%            8.50%         9.51%

------------------------------------------------------------------------------------------

SOURCE:  BRANCHSOURCE, A PRODUCT OF SHESHUNOFF INFORMATION SERVICES, INC.

                                  SECTION III
                           COMPARISON WITH PUBLICLY
                                TRADED THRIFTS

FERGUSON & COMPANY                                                SECTION III.
------------------                                                ------------


                 III.  COMPARISON WITH PUBLICLY TRADED THRIFTS

COMPARATIVE DISCUSSION

     This section presents an analysis of Carrollton Federal relative to a group of 11 publicly traded thrift institutions ("Comparative Group"). Such analysis is necessary to determine the adjustments that must be made to the pro forma market value of Carrollton Federal's stock. Table III.1 presents a listing of the comparative group with general information about the group. Table III.2 presents key financial indicators relative to profitability, balance sheet composition and strength, and risk factors. Table III.3 presents a pro forma comparison of Carrollton Federal to the comparative group. Exhibits III and IV contain selected financial information on Carrollton Federal and the comparative group. This information is derived from quarterly TFR's filed with the OTS.
The selection criteria and comparison with the Comparative Group are discussed below.

SELECTION CRITERIA

     Ideally, the comparative group would consist of thrifts in the same geographic region with identical local economies, asset size, capital level, earnings performance, asset quality, etc. However, there are few comparably sized institutions with stock that is liquid enough to provide timely, meaningful market values. Therefore, we have selected a group of comparatives that are listed on either the New York Stock Exchange ("NYSE"), the American Stock Exchange ("AMEX"), or NASDAQ. We excluded companies that are apparent takeover targets and companies with unusual characteristics that tend to distort both mean and median calculations. For example, we have excluded all companies with losses during the trailing 12 months. We have also excluded mutual holding companies (see Exhibit II.1).

     The principal source of data was SNL Securities, Charlottesville, Virginia. There are approximately 424 publicly traded thrifts listed on NYSE, AMEX, or NASDAQ. In developing statistics for the entire country, we eliminated certain institutions that skewed the results, in order to make the data more meaningful:

     . We eliminated companies with losses,
     . We eliminated indicated acquisition targets, . We eliminated companies with price/earnings ratios in excess of 25, . We eliminated companies that had not reported as a stock institution for one complete year, and
     . We eliminated mutual holding companies.

       The resulting group of approximately 279 publicly traded thrifts is included in Exhibit II.1.

       Because of the limited number of similar size thrifts with sufficient trading volume, we refined the search looking for members of the comparative group among thrifts with assets between $250 million and $500 million. From that group we then eliminated the following:

     . Companies with earnings that were not meaningful, . Companies with nonperforming assets in excess of 2.5%, . Companies with loans less than 50% of total assets and loans more than
       80% of total assets, and
     . Companies with loan servicing more than 20% of total assets.

       The result was a group of 11 thrifts. Normally, we consider 10 to be the desired sample, but provided the extra comparative in case there are changes before this Conversion is completed.

FERGUSON & COMPANY                                                SECTION III.
------------------                                                ------------


       The selected group of comparatives has sufficient trading volume to provide meaningful price data. Nine of the comparative group members are located in the Midwest and two in the Southeast. Four of the group are located in Illinois, two in Indiana, and one each in Iowa, Minnesota, North Carolina, Florida, and Wisconsin. With total assets of approximately $353 million, Carrollton Federal is near the group selected, which has average assets of $347 million and median assets of $351 million.

PROFITABILITY

     Using the comparison of profitability components as a percentage of average assets, Carrollton Federal was below the comparative group in return on assets, 0.52% to 0.72%; and core income, 0.52% to 0.98%. Carrollton Federal was above the comparative group in other operating income, 0.94% to 0.31% and net interest income, 3.90% to 3.18%; but above the group in operating expense, 2.94% to 1.91%. After conversion, deployment of the proceeds will provide additional income, and Carrollton Federal will compare more favorably with the comparative group in terms of return on average assets, with a return of .63% at the midpoint of the appraisal range. Pro forma return on average equity is 4.18% at the midpoint, versus a mean of 5.28%, and median of 5.18% for the comparative group. Some of the comparisons within this paragraph do not take into account the additional infrastructure and expenses that can be attributed to Carrollton Federal successfully seeking to become a full service bank. After conversion, the employment of funds and the growth of asset and liabilities will improve the profitability of this institution.

BALANCE SHEET CHARACTERISTICS

     The general asset composition of the Bank is similar to that of the comparative group. Carrollton Federal has a lower level of passive investments with 19.12% of its assets invested in cash, investments, and mortgage-backed securities, versus 36.52% for the comparative group. In the investment portfolio, the Bank has 17.74% in cash and investment securities, and 1.38% in mortgage backed securities. The comparative group has a similar mixture with 29.15% in cash and investments, and 7.37% in mortgage backed securities. Carrollton Federal has a higher percentage of its assets in loans at 76.54%, versus 68.86% for the comparative group. The Bank's percentage of interest earning assets to interest bearing liabilities is much lower than that of the group. Carrollton Federal has 106.13%, and the comparative group averages 114.73%. A portion of this disparity can be explained by understanding that Carrollton Federal has recently been engaged in an expansion program. Some of the infrastructure recently purchased has yet to be efficiently utilized. After conversion, and after the utilization of the capital infusion for earning assets and supporting growth, Carrollton Federal's ratio will be in line with that of the group of comparatives.

     The liability side differs mainly in that Carrollton Federal has a lower percentage of borrowings and higher percentage of deposits. Carrollton Federal funds its assets with, among other things, 87.30% deposits, and borrowings of 4.62% expressed as a percentage of total assets. On the other hand, the comparative group has deposits of 74.49% and borrowings of 11.38%. The aggregate difference in the two group's liabilities is almost exactly the capital differential. The Bank's capital level is 7.16%, versus 13.07% for the comparative group. The comparison between Carrollton Federal's capital level and that of the comparative group will improve after conversion, but at the midpoint, equity to assets will be 14.65%, compared to their average of 13.07%, and median of 12.40%.

FERGUSON & COMPANY                                                SECTION III.
------------------                                                ------------


RISK FACTORS

     Both Carrollton Federal and the comparative group have reasonable and controllable levels of non-performing assets, with the Bank being higher than the comparative group, 1.82% to 0.28% of assets. Carrollton Federal's loan loss allowance is 0.95% of net loans, which compares favorably with the comparative group's 0.52%, and reflects the fact that Carrollton Federal's Management has recognized the additional risk in their portfolio as they make the transition from a traditional thrift to a full service community bank. In the area of interest rate risk and the implications of one year gap assets, the Bank and the comparative group are similar. Carrollton Federal has a negative one year gap of 6.13%, and the group has a negative 8.20%.

SUMMARY OF FINANCIAL COMPARISON

     Based on the above discussion of operational, balance sheet, and risk characteristics of Carrollton Federal compared with the group, we believe that Carrollton Federal's performance is equal to that of the comparative group. While the Bank's profitability and capital levels are below the comparative group, the conversion proceeds will increase its income and capital levels to near comparable levels.

FUTURE PLANS

     Carrollton Federal's future plans are to remain a well capitalized, profitable institution with good asset quality, and a commitment to serving the needs of its trade area, and emphasizing lending. The current strategy, which is reflected in the business plan, emphasizes growth in consumer lending and commercial non-real estate lending. Management recognizes that it will take time to invest the proceeds of its capital infusion in a manner consistent with its historic performance and current policy. During that period of time, Management is willing to accept a lower return on assets as well as a lower return on equity capital.

     Carrollton Federal has always adhered to a controlled growth policy, and in recent years, it has controlled its rates paid, its overall spreads, and has funded some of its recent growth with FHLB advances. The advances were used to control spreads and help control interest rate risk. The additional capital raised by the sale of Common Stock will initially be used to purchase short term investment securities. Adjustable rate and short term loans will continue to be emphasized. The Bank will continue to minimize long term, fixed rate loans.
The Bank's business plan projects that it will experience growth in loans, savings deposits, and liquidity.

     Carrollton Federal anticipates a generous growth rate. The additional capital and the continuation of the holding company concept would make the acquisition of another institution or branches a viable option, along with de nova branching. At this time there are no plans for acquisition of institutions or branches, however, if an economically viable opportunity arises, proper approval will be sought from the regulatory agencies.

     Increasing market penetration by increasing the number of services and products available, coupled with expanded marketing efforts and improved service, are the most likely methods to be employed to achieve growth.

FERGUSON & COMPANY                                                  SECTION III.
------------------                                                  ------------

                      TABLE III.1 - COMPARATIVE GENERAL

                                                                            Total              Current   Current
                                                                 Number    Assets               Stock     Market
                                                                   of        ($000)              Price     Value
Ticker     Short Name                     City            State  Offices  Mst RctQ   IPO Date       ($)      ($M)
CASH       First Midwest Financial, Inc.  Storm Lake      IA          12   369,885    9/20/93   16.750     48.52
FFHH       FSF Financial Corp.            Hutchinson      MN          11   362,373    10/7/94   17.125     55.32
FFLC       FFLC Bancorp, Inc.             Leesburg        FL           8   346,442     1/4/94   26.750     65.21
HALL       Hallmark Capital Corp.         West Allis      WI           3   396,808     1/3/94   18.500     26.69
HBFW       Home Bancorp                   Fort Wayne      IN           9   325,168    3/30/95   19.500     51.73
KNK        Kankakee Bancorp, Inc.         Kankakee        IL           9   350,643     1/6/93   27.875     39.44
PFDC       Peoples Bancorp                Auburn          IN           6   280,339     7/7/87   20.750     47.85
SFSB       SuburbFed Financial Corp.      Flossmoor       IL          12   404,092     3/4/92   22.750     28.55
SOPN       First Savings Bancorp, Inc.    Southern Pines  NC           5   265,888     1/6/94   19.875     73.32
SWBI       Southwest Bancshares           Hometown        IL           6   382,375    6/24/92   19.875     52.42
WCBI       Westco Bancorp                 Westchester     IL           1   310,992    6/26/92   21.875     56.15

Maximum                                                               12   404,092    3/30/95   27.875     73.32
Minimum                                                                1   265,888     7/7/87   16.750     26.69
Average                                                                7   345,000    1/14/93   21.057     49.56
Median                                                                 8   350,643    9/20/93   19.875     51.73

SOURCE: SNL SECURITIES AND F&C CALCULATIONS       4

FERGUSON & COMPANY                                                  SECTION 111.
------------------                                                  ------------
                    TABLE III.2 - KEY FINANCIAL INDICATORS

                                        CARROLLTON        COMPARATIVE
                                       FEDERAL BANK          GROUP
                                      --------------     --------------
PROFITABILITY
(% of average assets)
Net income                                      0.52 (*)           0.72
Net interest income                             3.90               3.18
Loss (recovery)  provisions                     0.33               0.03
Other operating income                          0.94               0.31
Operating expense                               2.94               1.91
Core income ( excluding gains
   and losses on asset sales)                   0.52               0.98


BALANCE SHEET FACTORS
   (% of assets)
Cash and investments                           17.74              29.15
Mortgage-backed securities                      1.38               7.37
Loans                                          76.54              68.86
Savings deposits                               87.30              74.49
Borrowings                                      4.62              11.38
Equity                                          7.16              13.07
Tangible equity                                 6.91              12.90


RISK FACTORS
   (%)
Earning assets/costing liabilities            106.13             114.73
Non-performing assets/assets                    1.82               0.28
Loss allowance/non performing assets           41.66             131.74
Loss allowance/loans                            0.95               0.52
One year gap/assets                            (6.13)             (8.20)



(*) Based on Appraisal Earnings

SOURCE: SNL SECURITIES AND F&C CALCULATIONS     5

FERGUSON & COMPANY                                                  SECTION III.
------------------                                                  ------------

                      TABLE III.3 - PRO FORMA COMPARISON
                  CONVERTING INSTITUTION TO COMPARATIVE GROUP

AS OF FEBRUARY 27, 1997

Ticker Name                            Price        Mk Value       PE     P/Book    P/TBook    P/Assets   Div Yld    Assets
                                        ($)          ($Mil)       (X)       (%)       (%)        (%)        (%)      ($000)
        CARROLLTON FEDERAL BANK
        -----------------------
        Before Conversion                N/A           N/A         N/A       N/A       N/A        N/A        N/A     352,531
        Pro Forma Supermax            20.000         48.27       18.95     72.74     73.76      12.26       3.00     393,632
        Pro Forma Maximum             20.000         41.98       17.22     68.91     69.96      10.81       3.00     388,186
        Pro Forma Midpoint            20.000         36.50       15.59     64.97     66.04       9.52       3.00     383,452
        Pro Forma Minimum             20.000         31.03       13.81     60.31     61.40       8.19       3.00     378,717

        COMPARATIVE GROUP
        -----------------
        Averages                      21.057         49.56       16.31    112.47    114.51      14.96       2.17     345,000
        Medians                       19.875         51.73       15.91    111.07    113.70      15.27       2.15     350,643

        GEORGIA PUBLIC THRIFTS
        ----------------------
        Averages                      16.729         54.70       34.28    146.42    160.97      13.29       2.32     434,018
        Medians                       16.563         31.69       16.01    144.46    158.21      12.91       2.32     243,101

        SOUTHEAST REGION THRIFTS
        ------------------------
        Averages                      19.774         88.66       22.58    146.43    150.35      19.04       2.03     498,266
        Medians                       18.875         45.18       17.98    130.46    132.09      16.02       1.95     263,582

        ALL PUBLIC THRIFTS
        ------------------
        Averages                      20.912        185.78       19.36    134.57    140.66      15.44       1.78   1,399,452
        Medians                       18.375         47.26       16.62    125.54    128.17      13.53       1.82     348,050

        COMPARATIVE GROUP
        -----------------
CASH    FirstMidwestFin-IA            16.750         48.52       12.14    111.07    125.47      13.12       2.15     369,885
FFHH    FSFFinancial-MN               17.125         55.32       21.41    108.32    108.32      15.27       2.92     362,373
FFLC    FFLCBancorp,Inc-FL            26.750         65.21       21.06    121.59    121.59      18.82       1.79     346,442
HALL    HallmarkCapCorp-WI            18.500         26.69       12.59     95.07     95.07       6.73          -     396,808
HBFW    HomeBancorp-IN                19.500         51.73       19.12    113.70    113.70      15.91       1.03     325,168
KNK     KankakeeBancorp-IL            27.875         39.44       17.64    108.08    115.66      11.25       1.72     350,643
PFDC    PeoplesBancorp-IN             20.750         47.85       11.40    111.38    111.38      17.08       2.89     280,339
SFSB    SuburbFedFinCp-IL             22.750         28.55       15.91    108.75    109.27       7.06       1.41     404,092
SOPN    FirstSavingsBan-NC            19.875         73.32       18.23    110.23    110.23      27.57       3.42     265,888
SWBI    SouthwestBnshrs-IL            19.875         52.42       15.41    131.54    131.54      13.71       3.82     382,375
WCBI    WestcoBancorp-IL              21.875         56.15       14.49    117.42    117.42      18.06       2.74     310,992

Note: Stock prices are closing prices or last trade. Pro forma calculations for Carrollton Federal's are based on sales at $20 per SHARE WITH A MIDPOINT OF $36,500,000, minimum of $31,025,000, and maximum of $41,975,000.

SOURCE: SNL SECURITIES AND F&C CALCULATIONS         6

FERGUSON & COMPANY                                                  SECTION III.
------------------                                                  ------------

                      TABLE III.3 - PRO FORMA COMPARISON
                  CONVERTING INSTITUTION TO COMPARATIVE GROUP

As of February 27, 1997

Ticker Name                           Eq/A    TEq/A    EPS    ROAA    ROAE
                                      (%)      (%)     ($)     (%)     (%)
      Carrollton Federal Bank
      -----------------------
      Before Conversion               7.16     6.91     N/A    0.50    6.86
      Pro Forma Supermax             16.86    16.63    1.06    0.66    3.84
      Pro Forma Maximum              15.69    15.46    1.16    0.64    4.01
      Pro Forma Midpoint             14.65    14.41    1.28    0.63    4.18
      Pro Forma Minimum              13.58    13.34    1.45    0.61    4.38

      Comparative Group
      -----------------
      Averages                       13.07    12.90    1.33    0.72    5.28
      Medians                        12.40    12.40    1.38    0.65    5.18

      Georgia Public Thrifts
      ----------------------
      Averages                        9.52     8.95    1.05    0.73    7.62
      Medians                         8.76     8.12    0.88    0.58    6.71

      Southeast Region Thrifts
      ------------------------
      Averages                       14.54    14.50    0.94    0.61    2.61
      Medians                        11.62    11.40    1.12    0.66    5.52

      All Public Thrifts
      ------------------
      Averages                       12.33    12.06    1.29    0.62    6.13
      Medians                         9.87     9.59    1.16    0.66    5.48

      Comparative Group
      -----------------
CASH  FirstMidwestFin-IA             11.81    10.60    1.38    0.75    6.38
FFHH  FSFFinancial-MN                12.40    12.40    0.80    0.58    4.02
FFLC  FFLCBancorp,Inc-FL             15.48    15.48    1.27    0.65    3.94
HALL  HallmarkCapCorp-WI              7.07     7.07    1.47    0.43    5.81
HBFW  HomeBancorp-IN                 13.99    13.99    1.02    0.52    3.36
KNK   KankakeeBancorp-IL             10.41     9.79    1.58    0.50    4.95
PFDC  PeoplesBancorp-IN              15.34    15.34    1.82    1.12    7.26
SFSB  SuburbFedFinCp-IL               6.50     6.47    1.43    0.28    4.04
SOPN  FirstSavingsBan-NC             25.01    25.01    1.09    1.34    5.18
SWBI  SouthwestBnshrs-IL             10.42    10.42    1.29    0.72    6.30
WCBI  WestcoBancorp-IL               15.38    15.38    1.51    1.06    6.83


SOURCE: SNL SECURITIES AND F&C CALCULATIONS     7

FERGUSON & COMPANY                                                  Section III.
------------------                                                  ------------

                    TABLE III.4 - SELECTION OF COMPARATIVES

                                                                                Deposit
                                                                                Insurance
                                                                                Agency
Ticker   Short Name                          City                State  Region  (BIF/SAIF)  Exchange  IPO Date
ANA      Acadiana Bancshares, Inc.           Hutchinson          LA     SW      SAIF        AMSE      07/16/96
-------                                                                                               --------
ASBI     Ameriana Bancorp                    New Castle          IN     MW      SAIF        NASDAQ    03/02/87
CAFI     Camco Financial Corp.               Cambridge           OH     MW      SAIF        NASDAQ          NA
-------
CBK      Citizens First Financial Corp.      Normal              IL     MW      SAIF        AMSE      05/01/96
-------                                                                                               --------
CBSB     Charter Financial, Inc.             Sparta              IL     MW      SAIF        NASDAQ    12/29/95
-------
CFCP     Coastal Financial Corp.             Myrtle Beach        SC     SE      SAIF        NASDAQ    09/26/90
-------
COOP     Cooperative Bankshares, Inc.        Wilmington          NC     SE      SAIF        NASDAQ    08/21/91
-------
FBCI     Fidelity Bancorp, Inc.              Chicago             IL     MW      SAIF        NASDAQ    12/15/93
-------
FBCV     1ST Bancorp                         Hometown            IN     MW      SAIF        NASDAQ    04/07/87
-------
FBHC     Fort Bend Holding Corp.             Rosenberg           TX     SW      SAIF        NASDAQ    06/30/93
-------
FFED     Fidelity Federal Bancorp            Evansville          IN     MW      SAIF        NASDAQ    08/31/87
-------
FFFG     F.F.O. Financial Group, Inc.        St. Cloud           FL     SE      SAIF        NASDAQ    10/13/88
-------
FFHH     FSF Financial Corp.                 Hutchinson          MN     MW      SAIF        NASDAQ    10/07/94
FFKY     First Federal Financial Corp.       Elizabethtown       KY     MW      SAIF        NASDAQ    07/15/87
-------
FFLC     FFLC Bancorp, Inc.                  Leesburg            FL     SE      SAIF        NASDAQ    01/04/94
FFOH     Fidelity Financial of Ohio          Cincinnati          OH     MW      SAIF        NASDAQ    03/04/96
-------                                                                                               --------
FFSX     First Fed SB of Siouxland, MHC      Sioux City          IA     MW      SAIF        NASDAQ    07/13/92
------------------------------------------
FMBD     First Mutual Bancorp, Inc.          Decatur             IL     MW      SAIF        NASDAQ    07/05/95
-------
FOBC     Fed One Bancorp                     Wheeling            WV     SE      SAIF        NASDAQ    01/19/95
-------
FSTC     First Citizens Corporation          Newnan              GA     SE      SAIF        NASDAQ    03/01/86
-------
GFCO     Glenway Financial Corp.             Cincinnati          OH     MW      SAIF        NASDAQ    11/30/90
-------
HALL     Hallmark Capital Corp.              West Allis          WI     MW      SAIF        NASDAQ    01/03/94
HBEI     Home Bancorp of Elgin, Inc.         Elgin               IL     MW      SAIF        NASDAQ    09/27/96
-------                                                                                               --------
HBFW     Home Bancorp                        Fort Wayne          IN     MW      SAIF        NASDAQ    03/30/95
HMCI     HomeCorp, Inc.                      Rockford            IL     MW      SAIF        NASDAQ    06/22/90
-------
HVFD     Haverfield Corporation              Cleveland           OH     MW      SAIF        NASDAQ    03/19/85
-------
INBI     Industrial Bancorp                  Bellevue            OH     MW      SAIF        NASDAQ    08/01/95
-------
KNK      Kankakee Bancorp, Inc.              Kankakee            IL     MW      SAIF        AMSE      01/06/93
MCBS     Mid Continent Bancshares Inc.       El Dorado           KS     MW      SAIF        NASDAQ    06/27/94
-------
PERM     Permanent Bancorp, Inc.             Evansville          IN     MW      SAIF        NASDAQ    04/04/94
-------
PFDC     Peoples Bancorp                     Auburn              IN     MW      SAIF        NASDAQ    07/07/87
PFSL     Pocahontas FS&LA, MHC               Pocahontas          AR     SE      SAIF        NASDAQ    04/05/94
------------------------------------------
PMFI     Perpetual Midwest Financial         Cedar Rapids        IA     MW      SAIF        NASDAQ    03/31/94
PVFC     PVF Capital Corp.                   Bedford Heights     OH     MW      SAIF        NASDAQ    12/30/92
-------
SFSB     SuburbFed Financial Corp.           Flossmoor           IL     MW      SAIF        NASDAQ    03/04/92
SMFC     Sho-Me Financial Corp.              Mt. Vernon          MO     MW      SAIF        NASDAQ    07/01/94
-------
SOPN     First Savings Bancorp, Inc.         Southern Pines      NC     SE      SAIF        NASDAQ    01/06/94
SWBI     Southwest Bancshares                Hometown            IL     MW      SAIF        NASDAQ    06/24/92
TSH      Teche Holding Co.                   Franklin            LA     SW      SAIF        AMSE      04/19/95
-------
UFRM     United Federal Savings Bank         Rocky Mount         NC     SE      SAIF        NASDAQ    07/01/80
-------
WAYN     Wayne Savings & Loan Co. MHC        Wooster             OH     MW      SAIF        NASDAQ    06/25/93
------------------------------------------
WCBI     Westco Bancorp                      Westchester         IL     MW      SAIF        NASDAQ    06/26/92
WFCO     Winton Financial Corp.              Cincinnati          OH     MW      SAIF        NASDAQ    08/04/88
-------
WOFC     Western Ohio Financial Corp.        Springfield         OH     MW      SAIF        NASDAQ    07/29/94
-------

Maximum
Minimum
Average
Median

             Current   Current   Price/   Price/
               Stock    Market      LTM     Core
               Price     Value   re EPS      EPS
Ticker           ($)      ($M)      (x)      (x)
ANA           17.000     46.43       NA       NA
-------
ASBI          16.000     52.45    15.69    13.79
CAFI          16.000     33.21    10.53    11.43
-------
CBK           15.125     42.61       NA    27.01
-------
CBSB          15.750     66.99       NA    14.58
-------
CFCP          21.625     74.55    19.31    18.64
-------
COOP          20.000     29.83       NM    15.15
-------                          ------
FBCI          18.000     50.16    16.07    15.00
-------
FBCV          29.000     20.22       NM   241.67
-------                          ------
FBHC          23.250     19.07    16.03    17.10
-------
FFED           9.125     22.71    32.59    12.67
-------
FFFG           4.000     33.72    18.18    20.00
-------
FFHH          16.000     51.68    20.00    16.67
FFKY          19.250     80.50    15.91    14.58
-------
FFLC          23.000     56.07    18.11    17.97
FFOH          12.375     69.23       NA    19.34
-------
FFSX          31.500     59.32    18.10    18.75
-------
FMBD          15.000     56.54    32.61    34.09
-------
FOBC          17.750     43.64    13.65    13.05
-------
FSTC          22.625     35.91     9.51     9.43
-------
GFCO          20.000     23.03    13.51    13.16
-------
HALL          18.000     25.97    12.24    11.25
HBEI          15.000    105.14       NA    34.09
-------
HBFW          19.500     51.73    19.12    18.75
HMCI          21.250     23.99    23.61    29.51
-------
HVFD          18.500     35.27    12.09    10.76
-------
INBI          13.000     71.56    16.05    15.48
-------
KNK           26.125     36.96    16.53    12.56
MCBS          27.000     54.45    13.43    12.05
-------
PERM          21.250     44.26    22.14    17.14
-------
PFDC          20.000     46.12    10.99    12.20
PFSL          19.750     32.16    14.01    14.11
--------
PMFI          19.250     36.72    37.02       NM
PVFC          16.000     37.17     7.37     8.51
-------
SFSB          22.000     27.60    15.38    14.47
SMFC          28.250     41.07    17.02    14.13
-------
SOPN          19.500     71.94    17.89    16.25
SWBI          19.563     51.60    15.17    14.82
TSH           15.750     55.77    16.07    13.58
-------
UFRM           8.125     24.90    19.82       NM
-------
WAYN          26.000     38.94    25.49    25.00
--------
WCBI          20.250     51.98    13.41    12.98
WFCO          12.500     24.83    11.57    10.42
-------
WOFC          21.563     47.23    35.94    31.71
-------

Maximum       31.500    105.14    37.02   241.67
Minimum        4.000     19.07     7.37     8.51
Average       18.875     45.57    17.90    22.29
Median        19.375     43.95    16.07    14.82

SOURCE: SNL SECURITIES AND F&C CALCULATIONS  8

FERGUSON & COMPANY                                                  Section III.
------------------                                                  ------------

                    Table III.4 - Selection of Comparatives

                                                                           Tangible                       ROAA    ROAA   ROACE
           Current     Current               Current     Total    Equity/   Equity/     Core      Core  Before  Before  Before
            Price/    Price/ T    Price/    Dividend    Assets     Assets  T Assets      EPS       EPS   Extra   Extra   Extra
          Bk Value    Bk Value    Assets       Yield    ($000)        (%)       (%)      ($)       ($)     (%)     (%)     (%)
Ticker         (%)         (%)       (%)         (%)       MRQ        MRQ       MRQ      LTM       MRQ     LTM     MRQ     LTM
ANA          99.82       99.82     17.52       2.118   265,079      17.55     17.55       NA        NA      NA   (0.53)     NA
--------
ASBI        120.57      120.75     13.12       3.750   399,721      10.88     10.87     1.02      0.29    0.61   (0.23)   5.10
CAFI        115.86      115.86      8.78       3.000   378,078       7.58      7.58     1.52      0.35    0.78   (0.34)   9.63
--------
CBK         105.70      105.70     16.00       0.000   266,410      15.14     15.14       NA      0.14    0.21   (0.76)     NA
--------
CBSB        118.78      128.68     17.25       1.524   388,431      14.52     13.55       NA      0.27    0.90    0.18    6.65
--------
CFCP        268.97      268.97     16.19       2.035   459,712       6.02      6.02     1.12      0.29    0.86    0.23   14.17
--------
COOP        117.16      117.16      8.74       0.000   341,300       7.46      7.46     0.04      0.33   (0.98)   0.64  (12.66)
--------
FBCI        101.87      102.16     10.36       1.778   484,106      10.17     10.14     1.12      0.30    0.50    0.69    4.37
--------
FBCV         94.59       94.59      7.77       1.379   260,211       8.22      8.22    (0.22)     0.03    0.17    0.58    2.04
--------
FBHC        106.50      115.10      6.85       1.204   278,532       6.43      5.98     1.45      0.34    0.23    0.60    3.47
--------
FFED        180.34      180.34      8.73       4.384   260,171       4.84      4.84     0.28      0.18    0.17    0.81    3.18
--------
FFFG        179.37      179.37     10.84       0.000   311,028       6.05      6.05     0.22      0.05    0.21   (0.63)   3.28
--------
FFHH        101.20      101.20     14.26       3.125   362,373      12.40     12.40     0.80      0.24    0.58    0.81    4.02
FFKY        161.09      171.88     21.93       2.494   367,067      13.62     12.87     1.21      0.33    1.23    1.53    8.76
--------
FFLC        104.55      104.55     16.18       2.087   346,442      15.48     15.48     1.27      0.32    0.65    0.94    3.94
FFOH         99.32       99.32     19.72       1.616   255,870      19.85     19.85       NA      0.16    0.60   (0.23)     NA
--------
FFSX        158.61      160.06     12.97       2.286   457,311       8.18      8.11     1.74      0.42    0.41    0.69    4.90
--------
FMBD         90.85       90.85     17.04       2.133   331,776      18.75     18.75     0.46      0.11    0.38    0.55    1.71
--------
FOBC        105.15      110.59     12.76       3.268   341,897      11.69     11.18     1.30      0.34    0.69    0.99    5.66
--------
FSTC        155.82      201.29     14.03       1.945   255,946       9.00      7.11     2.38      0.60    2.09    1.17   18.60
--------
GFCO         87.41       89.21      8.12       3.400   283,727       9.28      9.12     1.48      0.38    0.25   (0.62)   2.66
--------
HALL         92.50       92.50      6.55       0.000   396,808       7.07      7.07     1.47      0.40    0.43    0.58    5.81
HBEI        105.26      105.26     29.50       0.000   356,335      28.03     28.03       NA      0.11    0.19    0.80    0.94
--------
HBFW        113.70      113.70     15.91       1.026   325,168      13.99     13.99     1.02      0.26    0.52    0.80    3.36
HMCI        114.99      114.99      7.14       0.000   335,824       6.21      6.21     0.90      0.18    0.11    0.41    1.72
--------
HVFD        124.41      124.50     10.17       2.919   346,856       8.17      8.17     1.53      0.43    0.44    0.96    5.21
--------
INBI        115.25      115.25     21.91       3.077   326,613      19.01     19.01     0.81      0.21    0.75    1.68    3.62
--------
KNK         101.30      108.40     10.54       1.837   350,643      10.41      9.79     1.58      0.52    0.50    0.91    4.95
MCBS        139.39      139.46     15.32       1.481   355,525      10.64     10.64     2.01      0.56    1.05    1.25    8.88
--------
PERM        110.45      111.55     10.72       1.412   412,967       9.70      9.61     0.96      0.31    0.24    0.69    2.37
--------
PFDC        107.35      107.35     16.46       3.000   280,339      15.34     15.34     1.82      0.41    1.12    1.34    7.26
PFSL        137.92      137.92      8.62       4.253   373,084       6.25      6.25     1.41      0.35    0.55    0.62    9.15
--------
PMFI        109.38      109.38      9.45       1.558   388,529       8.64      8.64     0.52     (0.02)   0.09    0.08    0.94
PVFC        156.25      156.25     10.70       0.000   347,577       6.85      6.85     2.17      0.47    0.99    1.36   14.87
--------
SFSB        105.16      105.67      6.83       1.455   404,092       6.50      6.47     1.43      0.38    0.28    0.66    4.04
SMFC        136.74      136.74     13.78       0.000   298,037      10.08     10.08     1.66      0.50    0.79    1.17    7.14
--------
SOPN        108.15      108.15     27.05       3.487   265,888      25.01     25.01     1.09      0.30    1.34    1.77    5.18
SWBI        129.47      129.47     13.49       3.885   382,375      10.42     10.42     1.29      0.33    0.72    0.96    6.30
TSH         106.71      106.71     14.69       3.175   379,590      13.77     13.77     0.98      0.29    0.72   (0.27)   4.29
--------
UFRM        126.16      126.16      9.45       2.462   263,582       7.49      7.49     0.41     (0.02)   0.27   (1.32)   3.38
--------
WAYN        172.87      172.87     15.52       3.538   250,856       8.98      8.98     1.02      0.26    0.25   (0.90)   2.70
--------
WCBI        108.70      108.70     16.71       2.963   310,992      15.38     15.38     1.51      0.39    1.06    1.49    6.83
WFCO        116.17      119.05      8.49       3.360   292,264       7.31      7.15     1.08      0.30    0.67    1.04    8.96
--------
WOFC         88.59       94.33     13.56       4.638   347,704      15.31     14.51     0.60      0.17    0.52   (0.20)   2.63
--------

Maximum     268.97      268.97     29.50       4.638   484,106      28.03     28.03     2.38      0.60    2.09    1.77   18.60
Minimum      87.41       89.21      6.55       0.000   250,856       4.84      4.84    (0.22)    (0.02)  (0.98)  (1.32) (12.66)
Average     122.74      125.04     13.45       2.115   338,337      11.45     11.30     1.14      0.29    0.56    0.52    5.12
Median      112.08      114.35     13.31       2.103   344,170      10.13      9.94     1.12      0.30    0.52    0.68    4.37

                 ROACE    Before
                 Extra   Merger
                   (%)   Target?
Ticker             MRQ    (Y/N)
ANA             (3.31)      N
--------
ASBI            (2.12)      N
CAFI            (4.23)      N
--------
CBK             (4.82)      N
--------
CBSB             1.15       N
--------
CFCP             3.79       N
--------
COOP             8.24       N
--------
FBCI             6.77       N
--------
FBCV             7.07       N
--------
FBHC             9.41       N
--------
FFED            15.80       N
--------
FFFG            (9.56)      N
--------
FFHH             6.24       N
FFKY            11.17       N
--------
FFLC             5.92       N
FFOH            (1.14)      N
--------
FFSX             8.50       N
--------
FMBD             2.84       N
--------
FOBC             8.44       N
--------
FSTC            11.18       N
--------
GFCO            (6.61)      N
--------
HALL             8.28       N
HBEI             2.94       N
--------
HBFW             5.66       N
HMCI             6.76       N
--------
HVFD            11.56       N
--------
INBI             8.86       N
--------
KNK              8.90       N
MCBS            11.77       N
--------
PERM             7.17       N
--------
PFDC             8.82       N
PFSL            10.14       N
--------
PMFI             0.96       N
PVFC            20.42       N
--------
SFSB            10.05       N
SMFC            11.52       N
--------
SOPN             7.02       N
SWBI             9.31       N
TSH             (1.88)      N
--------
UFRM           (16.96)      N
--------
WAYN            (9.52)      N
--------
WCBI             9.66       N
WFCO            14.35       N
--------
WOFC            (1.23)      N
--------

Maximum         20.42
Minimum        (16.96)
Average          4.98
Median           7.0

SOURCE: SNL SECURITIES AND F&C CALULATIONS       9

FERGUSON & COMPANY                                                  SECTION III
------------------                                                  -----------

                    TABLE III.4 - SELECTION OF COMPARATIVES

                                                               Borrow-
                     NPAs/     Loans/    Loans/   Deposits/      ings/       Loans        Loans
          Current   Assets   Deposits    Assets      Assets     Assets    Serviced    Serviced/
          Pricing      (%)        (%)       (%)         (%)        (%)     ($0.00)       Assets
Ticker       Date      MRQ        MRQ       MRQ         MRQ        MRQ         MRQ          MRQ
ANA      02/14/97     0.56      92.70     68.24       73.62       7.64          NA           NA    B
--------
ASBI     02/14/97     0.41      93.76     71.56       76.32      10.67     145,406        36.38    F
                                                                                       --------
CAFI     02/14/97     0.23     109.00     84.58       77.60      12.91     239,482        63.34    E, F
--------                               --------                                        --------
CBK      02/14/97     0.43     104.96     80.82       77.00       6.59      77,817        29.21    B, E, F
--------                               --------                                        --------
CBSB     02/14/97     0.67     111.73     71.55       64.03      19.66          NA           NA    B, F
--------                                                                               --------
CFCP     02/14/97     0.17     121.67     82.95       68.18      23.90     115,100        25.04    E, F
--------                               --------                                        --------
COOP     02/14/97     0.24      94.96     77.39       81.49      10.38      62,753        18.39    C
--------
FBCI     02/14/97     0.65     111.88     75.68       67.64      20.16          NA           NA    F
--------                                                                               --------
FBCV     02/14/97     0.82     136.61     70.02       51.26      39.37      97,702        37.55    C, F
--------                                                                               --------
FBHC     02/14/97     1.18      52.14     44.65       85.63       5.87     296,808       106.56    E, F
--------                               --------                                        --------
FFED     02/14/97     0.17     112.55     81.43       72.35      21.16      66,374        25.51    E, F
--------                               --------                                        --------
FFFG     02/14/97     2.94      81.13     69.59       85.78       6.51     106,611        34.28    D, F
--------          --------                                                             --------
FFHH     02/14/97     0.04     113.30     62.80       55.43      31.63      40,437        11.16    SELECTED
                                                                                                   --------
FFKY     02/14/97     0.10     119.87     87.19       72.74      12.46           0         0.00    E
--------                               --------
FFLC     02/14/97     0.30      81.02     66.10       81.59       2.37       1,557         0.45    SELECTED
                                                                                                   --------
FFOH     02/14/97     0.42     103.38     76.07       73.58       5.33       1,766         0.69    B
--------
FFSX     02/14/97     0.15     101.50     73.28       72.20      18.48      29,932         6.55    A
--------
FMBD     02/14/97     0.06     140.16     85.72       61.16      18.93      47,349        14.27    E
--------                               --------
FOBC     02/14/97       NA      54.00     39.44       73.03      14.72          NA           NA    E, F
--------                               --------                                        --------
FSTC     02/14/97       NA      92.68     77.70       83.84       5.54          NA           NA    F
--------                                                                               --------
GFCO     02/14/97     0.41      99.70     80.09       80.33       8.45          NA           NA    E, F
--------                               --------                                        --------
HALL     02/14/97     0.02      98.23     64.64       65.80      26.36      21,986         5.54    SELECTED
                                                                                                   --------
HBEI     02/14/97     0.42         NA        NA       70.66       0.00          NA           NA    B
--------
HBFW     02/14/97     0.00      93.10     79.32       85.20       0.00       2,809         0.86    SELECTED
                                                                                                   --------
HMCI     02/14/97     3.51      84.23     78.19       92.83       0.00     162,856        48.49    D, F
--------          --------                                                             --------
HVFD     02/14/97     0.78     106.32     85.54       80.46       8.65     132,700        38.26    E, F
--------                               --------                                        --------
INBI     02/14/97     0.16     110.92     87.98       79.32       0.61       5,743         1.76    E
--------                               --------
KNK      02/14/97     0.60      85.21     67.40       79.10       9.85      35,377        10.09    SELECTED
                                                                                                   --------
MCBS     02/14/97     0.14      87.10     55.07       63.23      24.61   1,246,918       350.73    F
--------                                                                               --------
PERM     02/14/97     1.08      78.13     51.33       65.70      23.80          NA           NA    F
--------                                                                               --------
PFDC     02/14/97     0.34      95.39     79.69       83.54       0.82           0         0.00    SELECTED
                                                                                                   --------
PFSL     02/14/97     0.26     125.20     38.61       30.84      61.93          NA           NA    E
--------                               --------
PMFI     02/14/97     0.41     106.06     77.89       73.45      16.64     127,389        32.79    F
                                                                                       --------
PVFC     02/14/97     0.53     116.24     93.03       80.03      10.78          NA           NA    E
--------                               --------
SFSB     02/14/97     0.25      78.46     60.11       76.61      15.58      41,269        10.21    SELECTED
                                                                                                   --------
SMFC     02/14/97     0.09     141.36     86.33       61.07      28.20      20,273         6.80    E
--------                               --------
SOPN     02/14/97     0.08      94.16     69.66       73.98       0.15         754         0.28    SELECTED
                                                                                                   --------
SWBI     02/14/97     0.24      93.85     68.83       73.34      14.43       7,559         1.98    SELECTED
                                                                                                   --------
TSH      02/14/97     0.16     125.39     84.14       67.10      17.62           0         0.00    E
--------                               --------
UFRM     02/14/97     1.01      78.72     69.67       88.50       0.00     451,151       171.16    F
--------                                                                               --------
WAYN     02/14/97     0.59     100.08     83.64       83.58       6.41      39,284        15.66    E
--------                               --------
WCBI     02/14/97     0.50      88.10     72.28       82.05       0.00           0         0.00    SELECTED
                                                                                                   --------
WFCO     02/14/97     0.39     113.34     85.92       75.81      15.86          NA           NA    E,F
--------                               --------                                        --------
WOFC     02/14/97       NA     136.22     75.05       55.10      28.70          NA           NA    F
--------                                                                               --------

Maximum               3.51     141.36     93.03       92.83      61.93   1,246,918       350.73
Minimum               0.00      52.14     38.61       30.84       0.00           0         0.00
Average               0.52     101.50     73.05       73.23      13.95     113,286        34.50
Median                0.39     100.08     75.68       73.80      11.62      40,853        12.72


SOURCE: SNL SECURITIES AND F&C CALCULATIONS           10

FERGUSON & COMPANY                                                  Section III.
------------------                                                  ------------

                   Table III.4a - Selection of Comparatives


                                                                        Deposit                           Current  Current
                                                                        Insurance                           Stock   Market
                                                                        Agency                              Price    Value
Ticker  Short Name                      City          State   Region    (BIF/SAIF) Exchange   IPO Date        ($)     ($M)
CASH    First Midwest Financial, Inc.   Hutchinson    IA      MW        SAIF       NASDAQ     09/20/93     16.500    47.79
FFHH    FSF Financial Corp.             Hutchinson    MN      MW        SAIF       NASDAQ     10/07/94     16.000    51.68
FFLC    FFLC Bancorp, Inc.              Leesburg      FL      SE        SAIF       NASDAQ     01/04/94     23.000    56.07
HALL    Hallmark Capital Corp.          West Allis    WI      MW        SAIF       NASDAQ     01/03/94     18.000    25.97
HBFW    Home Bancorp                    Fort Wayne    IN      MW        SAIF       NASDAQ     03/30/95     19.500    51.73
KNK     Kankakee Bancorp, Inc.          Kankakee      IL      MW        SAIF       AMSE       01/06/93     26.125    36.96
PFDC    Peoples Bancorp                 Auburn        IN      MW        SAIF       NASDAQ     07/07/87     20.000    46.12
SFSB    SuburbFed Financial Corp.       Flossmoor     IL      MW        SAIF       NASDAQ     03/04/92     22.000    27.60
SOPN    First Savings Bancorp, Inc.     Hometown      NC      SE        SAIF       NASDAQ     01/06/94     19.500    71.94
SWBI    Southwest Bancshares            Hometown      IL      MW        SAIF       NASDAQ     06/24/92     19.563    51.60
WCBI    Westco Bancorp                  Westchester   IL      MW        SAIF       NASDAQ     06/26/92     20.250    51.98

Maximum                                                                                                    26.125    71.94
Minimum                                                                                                    16.000    25.97
Average                                                                                                    20.040    47.22
Median                                                                                                     19.563    51.60
                Price/   Price/
                   LTM     Core
              Core EPS      EPS
Ticker             (x)      (x)
CASH             14.10     8.97
FFHH             20.00    16.67
FFLC             18.11    17.97
HALL             12.24    11.25
HBFW             19.12    18.75
KNK              16.53    12.56
PFDC             10.99    12.20
SFSB             15.38    14.47
SOPN             17.89    16.25
SWBI             15.17    14.82
WCBI             13.41    12.98

Maximum          20.00    18.75
Minimum          10.99     8.97
Average          15.72    14.26
Median           15.38    14.47

SOURCE: SNL Securities and F&C calculations        11

FERGUSON & COMPANY                                                  SECTION III.
------------------                                                  ------------

                   Table III.4a - Selection of Comparatives

                                                                 Tangible                     ROAA     ROAA    ROACE    ROACE
          Current   Current           Current     Total  Equity/  Equity/    Core    Core   Before   Before   Before   Before
           Price/  Price/ T  Price/  Dividend    Assets   Assets T Assets     EPS     EPS    Extra    Extra    Extra    Extra
         Bk Value  Bk Value  Assets     Yield        $0      (%)      (%)     ($)     ($)      (%)      (%)      (%)      (%)
Ticker        (%)       (%)     (%)       (%)       MRQ      MRQ      MRQ     LTM     MRQ      LTM      MRQ      LTM      MRQ
CASH       111.41    126.24   12.41     2.182   388,008    11.14     9.95    1.17    0.46     0.74     0.02     5.94     0.18
FFHH       101.20    101.20   14.26     3.125   362,373    12.40    12.40    0.80    0.24     0.58     0.81     4.02     6.24
FFLC       104.55    104.55   16.18     2.087   346,442    15.48    15.48    1.27    0.32     0.65     0.94     3.94     5.92
HALL        92.50     92.50    6.55     0.000   396,808     7.07     7.07    1.47    0.40     0.43     0.58     5.81     8.28
HBFW       113.70    113.70   15.91     1.026   325,168    13.99    13.99    1.02    0.26     0.52     0.80     3.36     5.66
KNK        101.30    108.40   10.54     1.837   350,643    10.41     9.79    1.58    0.52     0.50     0.91     4.95     8.90
PFDC       107.35    107.35   16.46     3.000   280,339    15.34    15.34    1.82    0.41     1.12     1.34     7.26     8.82
SFSB       105.16    105.67    6.83     1.455   404,092     6.50     6.47    1.43    0.38     0.28     0.66     4.04    10.05
SOPN       108.15    108.15   27.05     3.487   265,888    25.01    25.01    1.09    0.30     1.34     1.77     5.18     7.02
SWBI       129.47    129.47   13.49     3.885   382,375    10.42    10.42    1.29    0.33     0.72     0.96     6.30     9.31
WCBI       108.70    108.70   16.71     2.963   310,992    15.38    15.38    1.51    0.39     1.06     1.49     6.83     9.66

Maximum    129.47    129.47   27.05     3.885   404,092    25.01    25.01    1.82    0.52     1.34     1.77     7.26    10.05
Minimum     92.50     92.50    6.55     0.000   265,888     6.50     6.47    0.80    0.24     0.28     0.02     3.36     0.18
Average    107.59    109.63   14.22     2.277   346,648    13.01    12.85    1.31    0.36     0.72     0.93     5.24     7.28
Median     107.35    108.15   14.26     2.182   350,643    12.40    12.40    1.29    0.38     0.65     0.91     5.18     8.28

         Merger
         Target?
          (Y/N)

CASH        N
FFHH        N
FFLC        N
HALL        N
HBFW        N
KNK         N
PFDC        N
SFSB        N
SOPN        N
SWBI        N
WCBI        N

Maximum
Minimum
Average
Median

SOURCE: SNL SECURITIES AND F&C CALCULATIONS     12

FERGUSON & COMPANY                                                  SECTION III.
------------------                                                  ------------

                   TABLE III.4A - SELECTION OF COMPARATIVES

                                                                                     Borrow-
                                    NPAs/      Loans/       Loans/    Deposits/        ings/      Loans       Loans
                     Current       Assets    Deposits       Assets       Assets       Assets   Serviced   Serviced/
                     Pricing          (%)         (%)          (%)          (%)          (%)         $0      Assets
Ticker                  Date          MRQ         MRQ          MRQ          MRQ          MRQ        MRQ         MRQ
CASH                02/14/97         0.70      105.35        63.37        60.15        27.44      1,748         0.45     SELECTED
                                                                                                                         --------
FFHH                02/14/97         0.04      113.30        62.80        55.43        31.63     40,437        11.16     SELECTED
                                                                                                                         --------
FFLC                02/14/97         0.30       81.02        66.10        81.59         2.37      1,557         0.45     SELECTED
                                                                                                                         --------
HALL                02/14/97         0.02       98.23        64.64        65.80        26.36     21,986         5.54     SELECTED
                                                                                                                         --------
HBFW                02/14/97         0.00       93.10        79.32        85.20         0.00      2,809         0.86     SELECTED
                                                                                                                         --------
KNK                 02/14/97         0.60       85.21        67.40        79.10         9.85     35,377        10.09     SELECTED
                                                                                                                         --------
PFDC                02/14/97         0.34       95.39        79.69        83.54         0.82          0         0.00     SELECTED
                                                                                                                         --------
SFSB                02/14/97         0.25       78.46        60.11        76.61        15.58     41,269        10.21     SELECTED
                                                                                                                         --------
SOPN                02/14/97         0.08       94.16        69.66        73.98         0.15        754         0.28     SELECTED
                                                                                                                         --------
SWBI                02/14/97         0.24       93.85        68.83        73.34        14.43      7,559         1.98     SELECTED
                                                                                                                         --------
WCBI                02/14/97         0.50       88.10        72.28        82.05         0.00          0         0.00     SELECTED
                                                                                                                         --------

Maximum                              0.70      113.30        79.69        85.20        31.63     41,269        11.16
Minimum                              0.00       78.46        60.11        55.43         0.00          0         0.00
Average                              0.28       93.29        68.56        74.25        11.69     13,954         3.73
Median                               0.25       93.85        67.40        76.61         9.85      2,809         0.86

SOURCE: SNL SECURITIES AND F&C CALCULATIONS     13

                                  SECTION IV

                          CORRELATION OF MARKET VALUE

FERGUSON & COMPANY                                                   SECTION IV.
------------------                                                   -----------


                        IV.  CORRELATION OF MARKET VALUE



MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED

     This section addresses the aforementioned factors and the estimated pro forma market. Certain factors must be considered to determine whether adjustments are required in correlating Carrollton Federal's market value to the comparative group. Those factors include financial aspects, market area, management, dividends, liquidity, thrift equity market conditions, and subscription interest value of the to-be-issued common shares, and compares the resulting market value of the Bank to the members of its comparative group and the selected group of publicly held thrifts.

FINANCIAL ASPECTS

     Section III includes a discussion regarding a comparison of Carrollton Federal's earnings, balance sheet characteristics, and risk factors with its comparative group. Table III.2 presents a comparison of certain key indicators, and Table III.3 presents certain key indicators on a pro forma basis after conversion.

     As shown in Table III.2, from an earnings viewpoint, Carrollton Federal is below its comparative group in return on assets and core income as a percentage of average assets, principally as a result of its higher noninterest expense levels and lower capital levels. Carrollton has a slightly higher net interest margin than the comparables, 3.90% to the comparative group's 3.18%. The Bank's lower capital ratio, a lower ratio of interest earning assets ("IEA's") to interest bearing liabilities ("IBL's"), and higher operating expenses are offsetting the higher net interest margins. Carrollton Federal's net interest income as a percent of assets is 3.90% versus 3.18% for the comparatives. After Carrollton Federal completes its stock conversion, its return on average assets and core income as a percentage of average assets will increase, and will achieve near parity with the comparable group principally in spite of the lower ratio of IEA's to IBL's, and a higher level of operating expense (2.94% vs. 1.91%). Table III.3 projects that Carrollton Federal will near the group in return on assets with 0.63% at the midpoint, versus a mean of 0.72% and median of 0.65% for the comparative group.

     Carrollton Federal's pro forma equity to assets ratio at the midpoint is 14.65%, versus a mean of 13.07%, and median of 12.40% for the comparative group. Carrollton Federal's pro forma return on equity is below the comparative group-- 4.18% at the midpoint versus a mean of 5.28%, and median of 5.18% for the comparative group. This is an expected result considering the higher capital ratios of Carrollton Federal in comparison to the group. In other words, higher capital, lower ROAE, and lower capital, higher ROAE - all other factors being equal.

     Carrollton Federal's recorded earnings have been adjusted for appraisal purposes (see Table IV.1). The Bank recorded gains of $178 thousand from the sale of investments, paid the SAIF special assessment of $1.723 million, and recorded, at December 31, 1996, an excess provision for loan loss reserves of $840 thousand.

FERGUSON & COMPANY                                                   SECTION IV.
------------------                                                   -----------


                  TABLE IV.1 - APPRAISAL EARNINGS ADJUSTMENTS
                FOR THE TWELVE MONTHS ENDING DECEMBER 31, 1996

                                                (In Thousands)
                   APPRAISAL EARNINGS

                   YEAR END DECEMBER 31, 1996          $  248
                                                -------------

                   SAIF Assessment                     $1,723
                   Excess Loss Provision                  840
                   Securities Gain                       (178)
                                                -------------
                                                        2,385
                   Tax @ 38%                             (906)
                   Net Adjustments                      1,479
                                                -------------

                   ADJUSTED EARNINGS                   $1,727
                                                =============

Source: Carrollton Federal Bank's audited and unaudited financial statements and F&C calculations.

     Carrollton Federal's asset composition is similar to that of its comparative group-- lending oriented; however, cash and investments and mortgage-backed securities present some differences from the comparative group. Carrollton Federal has 17.74% in cash and investment securities and a nominal 1.38% of total assets in MBS's. The comparative group has 29.15% in cash and investments, and 7.37% in MBS's. However, if you add MBS's to loans, Carrolton Federal then has 77.92% in combination (loans + MBS's), and the comparative group has 76.23% in the same combination.

     From the risk factor viewpoint, Carrollton Federal is similar to the comparative group. Carrollton Federal has 1.82% in non performing assets, and the comparative group has 0.28% in nonperforming assets. Obviously, Carrollton's percentage is much larger, but both levels are manageable, and neither should present any problems related to capital or future earnings. Carrollton Federal's loan loss allowance is 0.95% of net loans, comparing favorably with the comparative group, which is 0.52%. Carrollton Federal's loan loss reserve is greater, mainly due to Management's recognition that their asset composition has more risk than a traditional thrift. Its ratio of interest earning assets to interest bearing liabilities (106.13%) is well below the comparative group (114.73%). From an earnings perspective, this is a significant amount of difference, but Carrollton Federal's ratio will be in line with the comparative group after conversion. From an interest rate risk factor, Carrollton Federal and the comparative group are similar and have some interest rate risk, however, the amount of interest rate risk is manageable and Carrollton Federal's interest rate risk will decrease after the Conversion with the employment of the subsequent capital infusion.

     We believe that NO ADJUSTMENT is necessary relative to financial aspects of
                     -------------
Carrollton Federal.

FERGUSON & COMPANY                                                   SECTION IV.
------------------                                                   -----------


MARKET AREA

     Section II describes Carrollton Federal's market area.

     We believe that AN UPWARD ADJUSTMENT is required for Carrollton Federal's
                     --------------------
market area.

MANAGEMENT

     The CEO has served as President, CEO, and Director since 1990. He is a graduate of Armstrong State College and holds an MBA from Auburn University. Prior to joining Carrollton Federal he was a Vice President of CoBank, in Atlanta, Georgia. He is well qualified for the position he holds. The Executive Vice President and COO has been with Carrollton Federal since 1990.
He joined Carrollton Federal with an excess of 15 years experience in thrift management. A graduate of Georgia Institute of Technology, with a MBA from Georgia State University, he is well qualified for the position he holds. The Chief Financial Officer of the Bank is a recent addition to the staff, also coming into employment with excellent credentials. All senior officers report directly to President Dorminey (six direct reports). The senior staff possess the necessary intellect, skills, levels of expertise, and experience to maintain the integrity of the assets and to implement the strategic goals of the organization. Carrollton Federal's results compare well with the comparative group. Therefore, Carrollton Federal's Management has done the same quality job as its selected comparatives. The Board has developed a formal management succession plan, and it is in effect. The Bank is not particularly vulnerable to the loss of one senior manager, but the loss of two could create short term problems.

     We believe that NO ADJUSTMENT is required for Carrollton Federal's
                     -------------
Management.

DIVIDENDS

     Table III.3 provides dividend information relative to the comparative group and the thrift industry as a whole. The comparative group is paying a mean yield on a market price of 2.17% and a median of 2.15%, while all public thrifts are paying a mean of 1.78% and median of 1.82%. Georgia public thrifts are paying a mean of 2.32% and a median of 2.32%, but they are so few in number that they are not a significant analytical factor. Carrollton Federal intends to pay a dividend at an initial annual rate of 3.0%, on an offering price of $20.00 per share ($0.60 per share). Even with market appreciation, Carrollton Federal's dividend rate will be comparable.

     We believe that NO ADJUSTMENT is required relative to Carrollton Federal's
                     -------------
intention to pay dividends.

LIQUIDITY

     The Holding Company has never issued capital stock to the public, and as a result, there is no existing market for the Common Stock. Although the Holding Company has applied to list its Common Stock on NASDAQ, there can be no assurance that a liquid trading market will develop.

     A public market having the desirable characteristics of depth, liquidity, and orderliness depends upon the presence in the market place of both willing buyers and sellers of the Common Stock. These characteristics are not within the control of the Bank or the market.

     The peer group includes companies with sufficient trading volume to develop meaningful pricing characteristics for the stock. The market value of the comparative group ranges from $73.32 million to $26.69 million, with a mean value of $49.56 million. The midpoint of Carrollton Federal's valuation range is $36.50 million at $20.00 a share, or 1,825,000 shares. The liquidity of

FERGUSON & COMPANY                                                   SECTION IV.
------------------                                                   -----------


the stock that is inherent in the size of the issue ($36.5 million), is offset to some degree by the limited number of shares that are the result of an offering price of $20.00 per share.

     We believe a DOWNWARD ADJUSTMENT is required relative to the liquidity of
                  -------------------
Carrollton Federal's stock.

THRIFT EQUITY MARKET CONDITIONS

     The SNL Thrift Index has performed well since the end of 1990. The Index has grown as follows: year ended December 31, 1991--increased 49.0% from 96.6 to 143.9; year ended December 31, 1992--increased 39.7% to 201.1; year ended December 31, 1993--increased 25.6% to 252.5; year ended December 31, 1994-- decreased 3.1% to 244.7; year ended December 31, 1995--increased 54.1% to 376.5. The SNL Index is market value weighted with a base value of 100 as of March 31, 1984.

     As shown in Figure IV.1, which is a graph of the SNL Thrift Index covering the period January 31, 1994, through February 27, 1997, the market, as depicted by the Index, has experienced fluctuations recently. It dipped in the latter part of 1994, but recovered during the first quarter of 1995. During 1995, the Index continued a more robust increase and moved from 244.7 at year end 1994, to
376.50 by December 31, 1995, an increase of 53.86%. Between December 30, 1995, and May 31, 1996, the Index moved up and down within a narrow band of performance. In May of 1996, the upward trend became recognizable and continuous. The Index has generally trended upward since that start. Overall, the market index increased 27.06% (from 382.99 to 486.63) between the end of May and December 31, 1996. However, driven by other markets, generally good economic news, and a pass by the Federal Reserve in February to raise rates, the thrift equities market has risen abruptly. By the end of February, the SNL Index was 569.67, an increase of an additional 17.06% since the beginning of 1997.

     The increase in the SNL Index in general has been parallel with the increases in other equity markets with some interim fluctuations caused by changes or anticipated changes in interest rates or other economic conditions. Another factor, however, is also notable. In other markets, increased prices are responding to improved profits, with price to earnings ratios increasing as increased earnings potentials are anticipated. The thrift market has also reflected higher price earnings ratios. In addition, the thrift IPO market has been affected by speculation that conveys the notion that the majority of the converting institutions will sooner or later become viable consolidation candidates and sell at some expanded multiple of book value. Moreover, the number of conversions has decreased in recent months and the basics of supply and demand are affecting the pricing of some of the recent issues, as professional investor and regional speculators chase fewer viable issues of thrift equities.

GEORGIA ACQUISITIONS

     Table IV.2 provides information relative to acquisitions of financial institutions in Georgia between January 1, 1995, and December 31, 1996. There were six thrift acquisitions and 36 bank acquisitions announced during that time frame. Currently there are six publicly held thrifts in the State of Georgia. There are 58 publicly held thrifts in the Southeast region of the country. Bank acquisitions in Georgia since January 1, 1995, have averaged 191.39% of tangible book value and 19.44 times earnings. The median price has been 194.24% of tangible book value and 17.94 times earnings. Thrifts generally sell at lower price/book multiples than do banks. This data does not reflect that, and in fact, reflects the opposite, but the limited number of thrifts in the data base

FERGUSON & COMPANY                                                   SECTION IV.
------------------                                                   -----------


makes it dangerous to deduce that the overall price of thrifts are nearing the price of banks. Thrifts in Georgia (only six have sold during that period) have averaged 204.10% of tangible book value and 17.60 times earnings. The median, which is probably more reflective of actual value, was 166.91% of book and 15.62 times earnings. However, the data is distorted by the purchase/sale of one thrift at a recorded price of 400.21% of book value. Disparity, or the lack thereof, between the price of thrifts and banks aside, there is ample data shown to conclude that speculators in thrift IPO stock have good reason to believe that, in the event of a sell out, there would be a generous profit to be made. Such knowledge and hope for profits have created a whole new level of professional investors (speculators) and that, in turn, has increased the demand for thrift IPO stocks.

EFFECT OF INTEREST RATES ON THRIFT STOCK

     The current interest rate environment and the anticipated rate environment will affect the pricing of thrift stocks and all other interest sensitive stocks. As the economy continues to expand, the fear of inflation can return. The Federal Reserve, in its resolve to curb inflation, has increased rates in the past, but has more recently relented to vagaries of the economy and passed on an opportunity to increase rates. In some minds, this was an attempt to stimulate what is currently perceived as a fragile and irresolute economy that could be dampened by a modest increase in rates. Recent gains in thrift stocks are mainly due to the rise in other equity markets, the effect of supply and demand, and fewer conversions. Should the merger and acquisition levels drop, if there were a sharp and sustained rise in the interest rates, or if other equity markets have an adjustment, the market in thrift equities would also adjust downward.

     What is likely to happen in the short to intermediate term is that rates will float around current levels and trend upward. The yield curve will continue to be of normal configuration. Most economists feel that a rise of three quarters of one percent on the short side, and less on the long side, could severely dampen the economy. Currently, we are in the second longest post-war expansion on record. The Federal Reserve passed on raising rates in February, and the next opportunity will be March 25, 1997. There is concern that a decision to raise rates could have significant impact upon the stock market, and if rates are increased, it will not be by much. It is also possible that the Fed could slow the economy furtively, without raising rates. It could allow the US Dollar to remain strong against the Yen and the European currencies. Although not as effective as a rate increase, a continuing strong dollar would have a natural economic "braking effect" on the US economy. Goods and services produced by countries with weaker currencies would become cheaper on the global economy and more competitive to US produced goods. The net result would be a market induced slowing of the economy -- until the US Dollar loses its strength and values of currencies are adjusted.

     Thrift net interest margins will narrow if the cost of funds starts to rise more quickly than currently anticipated. Even with portfolios replete with adjustable rate loans and adjustable MBS's, a quickly rising rate environment can cause the cost of funds to rise faster than the adjustable assets can accommodate, and accordingly, spreads would narrow. If rates rise in a slow and orderly manner, the negative impact on spreads will be less, and the adjustable rate assets will have time to rise and protect rate spreads.

     As clearly illustrated in Figure IV.1, the SNL Thrift Index has performed well over the last five years. It moved in tandem with all interest sensitive stocks and reflected the weakness in the market as investors began to consider the importance of increases in rates and their impact on the

FERGUSON & COMPANY                                                   SECTION IV.
------------------                                                   -----------


net interest margins of thrifts. The clear implication is that eventually rising interest rates will have a negative impact on earnings, but until that occurs, it is likely that the market will continue to rise.

     Figure IV.2 graphically displays the rate environment since August 30, 1996. In August, September, and October of 1996, the yield curve was normal, with between 200 basis points ("BP") and 161 BP's difference between the federal funds rate and the 30 year treasury. In November and December, the yield curve has became flatter, with a 111 BP spread between the federal funds rate and the 30 year treasury rate being the low in November, and 140 BP spread being the high in December. However, since the year end, the yield curve has increased with the high spread being 171 BP and the low 151 BP. Mortgage rates follow closely the long term government obligations. The increasing spread of the last two months has improved portfolio managers chances of improving profitability.

     Increased cost of funds will serve to narrow the net interest margins of thrifts. A thrift's ability to maintain net interest margins through business cycles is important to investors, unless thrifts can offset the decline in net interest income by other sources of revenue or reductions in noninterest expense. The former is difficult, and the latter is unlikely.

     Carrollton Federal is slightly vulnerable to interest rate risk. If current strategies to become a full service community bank are maintained, the changes in portfolio composition should, in time, reduce the interest rate risk.

     Table IV.3, which has information on recent conversions since August 1, 1996, shows that recent price appreciation has been more robust than it was in past periods. Table IV.3 provides information on 21 conversions completed since August, 1996. The average change in price since conversion is a gain of 47.96%, and the median change is a gain of 47.50%. All thrifts within that group have increased in value ranging from a low of 31.00% to a high of 78.75%. The average increase in value at one day, one week, and one month after conversion has been 24.30%, 27.12%, and 31.74%, respectively. The median increase in value at one day, one week, and one month after conversion has been 25.25%, 26.25%, and 31.74%, respectively. A notable change in pricing patterns is that it is taking longer for the stocks to increase in value. In the recent past, it was not uncommon for a stock to gain 75% to 80% of its total price increase in the first day or week. However, more recent conversions gained 50.66% of their total price increase in the first day, and 56.55% of the total price increase in the first week. This is mainly due to the trend toward higher price to pro forma book values at closings. Since December 1, 1996, only one stock has closed at a price to pro forma book value of less than 70.00%, and that was 68.10% of pro forma book value. The remainder closed between 71.10% and 74.40% price to pro forma book value.

     Because of the lack of complete earnings information on recent conversions, a meaningful comparison of the price earnings ratios is difficult to make. However, there is sufficient information to review the current price-to-book ratio. The average price-to-book ratio as of February 27, 1997, is 102.21%, and the median is 101.90%. That compares to the offering price to pro forma book, where the average was 71.37%, and the median was 72.10%.

     We believe that a SLIGHT DOWNWARD ADJUSTMENT is required for the new issue
                       --------------------------
discount.

FERGUSON & COMPANY                                                   SECTION IV.
------------------                                                   -----------


ADJUSTMENTS CONCLUSION

                              ADJUSTMENTS SUMMARY

-------------------------------------------------------------------
                                   NO CHANGE       UPWARD      DOWN
Financial Aspects                      X

Market Area                                          X

Management                             X

Dividends                              X

Liquidity                                                       X

Thrift Equity Market Conditions                                 X
-------------------------------------------------------------------

VALUATION APPROACH

     Typically, investors rely on the price/earnings ratio as the most appropriate indicator of value. We consider price/earnings to be one of the important pricing methods in valuing a thrift stock. Price/book is a well recognized yardstick for measuring the value of financial institution stocks in general. Another method of viewing thrift values is price/assets, which is more meaningful in situations where the subject is thinly capitalized. Given the healthy condition of the thrift industry today, more emphasis is placed on price/earnings and price/book. Generally, price/earnings and price/book should be considered in tandem.

     Table III.3 presents Carrollton Federal's pro forma ratios and compares them to the ratios of its comparative group and the publicly held thrift industry as a whole. Carrollton Federal's earnings for the 12 months ended December 31, 1996, were approximately $248,000, with net adjustments of $2,385,000 ($1,479,000 after tax @ 38%) required to determine appraisal earnings of $1,727,000 (see Table IV.1). Management has indicated an intention, through its diversification of deposit and loan products, to exhibit the flexibility in operations needed to serve both the public and the institution. The Bank is well positioned to manage interest rate variations. The Bank projects generous growth.

     The comparative group traded at an average of 16.31 times earnings at February 27, 1997, and at 112.47% of book value. The comparative group traded at a median of 15.91 times earnings and a median of 111.07% of book value. At the midpoint of the valuation range, Carrollton Federal is priced at 15.59 times earnings and 64.97% of book value. At the maximum end of the range, Carrollton Federal is priced at 17.22 times earnings and 68.91% of book value. At the supermaximum, Carrollton Federal is priced at 18.95 times earnings and 72.74% of book value.

     The midpoint valuation of $36,500,000 represents a discount of 42.23% from the average and a discount of 41.51% from the median of the comparative group on a price/book basis. The price/earnings ratio for Carrollton Federal at the midpoint represents a discount of 4.41% from the comparative group's mean and 2.01% from the median price/earnings ratio.

FERGUSON & COMPANY                                                   SECTION IV.
------------------                                                   -----------


     The maximum valuation of $41,975,000 represents a discount of 38.73% from the average and 37.96% from the median of the comparative group on a price/book basis. The price/earnings ratio for Carrollton Federal at the maximum represents a premium of 5.58% over the average and a premium of 8.23% over the median of the comparative group.

     As shown in Table IV.3, conversions closing since August 1, 1996, have closed at an average price to book ratio of 71.37% and median of 72.10%. Carrollton Federal's pro forma price to book ratio is 64.97% at the midpoint, 68.91% at the maximum, and 72.74% at the supermaximum of the range. At the midpoint, Carrollton Federal is 8.96% below the average and 9.89% below the median. At the maximum of the range, Carrollton Federal is 3.45% below the average and 4.42% below the median. At the supermaximum of the range, Carrollton Federal's pro forma price to book ratio is 1.54% above the average and 0.89% above the median.

     Addressing the discounts between the pro forma book value of Carrollton Federal and the current price to book values of the comparative group (See Table IV.5), there are some notable factors. All of these calculations were made from book value, and in the case of Carrollton Federal, there is some goodwill, and tangible book values would certainly reduce the discounts. At a midpoint pro forma book value of 64.97%, the discount from the average pro forma book value closing ratio for all of the recent conversions is 8.97%. Should the issue close at the super maximum, which is likely, then it would be closing at a premium of 1.92% on the average of recent conversion. It is important to realized that there is some point beyond which most knowledgeable investors will not travel as it relates to the price of thrift IPO stock. This valuation provides for a 15% increase between midpoint and maximum and an additional 15% to supermaximum, which would take the value higher than all but five of the most recent conversions.

VALUATION CONCLUSION
--------------------

       We believe that as of February 27, 1997, the estimated pro forma market value of Carrollton Federal was $36,500,000. The resulting valuation range was $31,025,000 at the minimum to $41,975,000 at the maximum, based on a range of 15% below and 15% above the midpoint valuation. The supermaximum is $48,271,250, based on 1.15 times the maximum. Pro forma comparisons with the comparative group are presented in Table III.3 based on calculations shown in
Exhibit V.

FERGUSON & COMPANY                                                  SECTION IV.
------------------                                                  -----------

                  TABLE IV.2 - GEORGIA BANK AND THRIFT SALES

                                                                                          Buyer        Seller
                                                                                          Total        Total
                                 Bank/                                         Bank/      Assets       Assets    Announce
Buyer                        ST  Thrift  Seller                            ST  Thrift     ($000)      ($000)       Date    Status
---------------------------  --  ------  --------------------------------  --  ------  -----------   ---------   --------  ---------
Regions Financial            AL  Bank    SB&T Corporation                  GA  Bank     18,731,424     140,575   12/20/96  Pending
 Corporation
Regions Financial            AL  Bank    First Bankshares, Inc.            GA  Bank     18,731,424     105,758   12/16/96  Pending
 Corporation
ABC Bancorp, Inc             GA  Bank    M&F Financial Corporation         GA  Bank        451,745      44,830    9/17/96  Completed
Allied Bankshares            GA  Bank    Bank of Stapleton                 GA  Bank        556,256      15,519     9/9/96  Completed
Colonial BancGroup           AL  Bank    D/W Bankshares                    GA  Bank      3,924,393     139,681     8/5/96  Pending
Colony Bankcorp, Inc         GA  Bank    Broxton State Bank                GA  Bank        280,007      21,395     7/4/96  Pending
Regions Financial            AL  Bank    Allied Bankshares                 GA  Bank     17,531,422     561,730    6/14/96  Completed
 Corporation
ABC Bancorp, Inc             GA  Bank    First National Financial Corp.    GA  Bank        341,773      53,864    4/16/96  Completed
Mid State Banks, Inc         GA  Bank    First State Bank of Ocilla        GA  Bank        166,242      33,508     4/5/96  Completed
Regions Financial            AL  Bank    Rockdale Community Bank           GA  Bank     13,708,560      44,118    3/13/96  Completed
 Corporation
ABC Bancorp, Inc             GA  Bank    Central Bankshares Inc            GA  Bank        313,968      46,618     1/4/96  Completed
Colonial BancGroup           AL  Bank    Commercial Bancorp of Georgia     GA  Bank      3,400,577     223,754   12/21/95  Completed
Westside Financial           GA  Bank    Eastside Holding Corporation      GA  Bank         65,367      54,773   12/21/95  Completed
 Corporation    *                        *
Regions Financial            AL  Bank    First Gwinnett Bancshares Inc     GA  Bank     13,847,910      62,816   10/24/95  Completed
 Corporation
Regions Financial            AL  Bank    First National Bancorp            GA  Bank     13,847,910   2,463,943   10/23/95  Completed
 Corporation
First Banking Company of     GA  Bank    FNB Bancshares Inc.               GA  Bank        300,201      41,180   10/16/95  Completed
 Southeast GA
Wachovia Corporation         NC  Bank    First National Bankshares of      GA  Bank     42,867,479      30,938    9/18/95  Completed
                                         Henry County
NationsBank Corporation      NC  Bank    Bank South Corporation            GA  Bank    184,188,000   7,439,701     9/5/95  Completed
Regions Financial            AL  Bank    Metro Financial Corporation       GA  Bank     13,478,391     198,646    8/23/95  Completed
 Corporation
Regions Financial            AL  Bank    Enterprise National Bank of       GA  Bank     13,478,391      51,094    8/18/95  Completed
 Corporation                             Atlanta
First National Bancorp       GA  Bank    Bank of Heard County              GA  Bank      2,400,566      38,644    7/25/95  Completed
South Banking Company        GA  Bank    Pineland State Bank               GA  Bank         85,180      26,412    7/24/95  Completed
Bank Corporation of Georgia  GA  Bank    Effingham Bank & Trust Company    GA  Bank        215,655      28,187    6/20/95  Completed
Century South Banks, Inc.    GA  Bank    Bank of Danielsville              GA  Bank        524,424      48,048    6/12/95  Completed
Queensborough Company        GA  Bank    Ogeechee Valley Bank              GA  Bank        109,497      17,280    5/15/95  Completed
Century South Banks, Inc.    GA  Bank    Peoples Bank                      GA  Bank        513,117      42,467     5/2/95  Completed
Habersham Bancorp            GA  Bank    Security Bancorp, Inc             GA  Bank        161,327      40,044    1/21/95  Completed
Newnan Holdings, Inc.        GA  Thrift  Tara Bankshares Corporation       GA  Bank        162,199      60,400   10/21/96  Pending
Eagle Bancshares             GA  Thrift  Southern Crescent Financial       GA  Bank        611,512     129,648    8/13/96  Pending
                                         Corporation
First Liberty Financial      GA  Thrift  Middle Georgia Bank               GA  Bank        991,226     112,804    1/19/96  Completed
 Corp
Newnan Holdings, Inc.        GA  Thrift  Southside Financial Group         GA  Bank        163,118      76,308   10/20/95  Completed
First Liberty Financial      GA  Thrift  Tifton Banks Inc                  GA  Bank        790,899      52,974    3/16/95  Completed
 Corp
First State Bancshares of    GA  Bank    First Southwest Bancorp, Inc.     GA  Thrift       79,350      69,532    3/26/96  Completed
 Blakely Inc
First Alliance Bancorp       GA  Bank    Premier Bancshares Inc            GA  Thrift      144,346      49,946    11/2/95  Completed
SouthTrust Corporation       AL  Bank    Bankers First Corporation         GA  Thrift   20,020,763   1,061,044   10/31/95  Completed
Regions Financial            AL  Bank    First Federal Bank of Northwest   GA  Thrift   13,478,391      88,885    10/2/95  Completed
 Corporation                             Georgia FSB
First Union Corporation      NC  Bank    Home Federal Savings Bank         GA  Thrift   77,854,608     193,572    4/18/95  Completed
Colonial BancGroup           AL  Bank    Mt. Vernon Financial Corporation  GA  Thrift    2,767,128     172,450    3/16/95  Completed

                                         Maximum                                       184,188,000   7,439,701
                                         Minimum                                            65,367      15,519
                                         Average                                        12,665,388     370,608
                                         Median                                            701,206      54,319

                                         BANKS ONLY
                                         Maximum                                       184,188,000   7,439,701
                                         Minimum                                            65,367      15,519
                                         Average                                        11,466,880     388,989
                                         Median                                            583,884      52,034

                                         THRIFTS ONLY
                                         Maximum                                        77,854,608   1,061,044
                                         Minimum                                            79,350      49,946
                                         Average                                        19,057,431     272,572
                                         Median                                          8,122,760     130,668

* merger of equals

SOURCE: SNL BANK M&A DATASOURCE
SNL SECURITIES, L.P., CHARLOTTESVILLE, VA

SOURCE: SNL SECURITIES AND F&C CALCULATIONS      9

FERGUSON & COMPANY                                                   SECTION IV.
------------------                                                   -----------

                   Table IV.2-Georgia Bank and Thrift Sales

                                                Ann'd    Ann'd      Ann'd       Ann'd      Final     Final      Final       Final
                                                 Deal     Deal     Deal Pr/   Deal Pr/     Deal       Deal     Deal Pr/   Deal Pr/
                                     Completed  Value    Pr/Bk      Tg Bk       4-Qtr      Value     Pr/Bk      Tg Bk       4-Qtr
Seller                                    Date   ($M)     (%)        (%)       EPS (x)     ($M)       (%)        (%)       EPS (x)
------                             -----------  ------  --------  ----------  ---------  ---------  --------  ----------  ---------
SB & T Corporation                       NA        26   253.49      253.49       14.59         NA       NA          NA          NA
First Bankshares, Inc                    NA        18   198.80      198.80       10.59         NA       NA          NA          NA
M & F Financial Corporation        12/31/96         6   190.00      215.05       12.90        6.2   176.49      194.24       12.40
Bank of Stapleton                   1/17/97         3   114.47      114.47       27.17        2.5   110.96      110.96       26.60
D/W Bankshares                           NA        22   183.94      183.94       14.73         NA       NA          NA          NA
Broxton State Bank                       NA         4   165.00      165.00       14.52         NA       NA          NA          NA
Allied Bankshares                   1/31/97       136   200.59      253.33       14.78      156.8   230.35      287.41       20.03
First National Financial Corp.      8/30/96        11   196.67          NA       17.97       11.6   197.35      197.35       18.07
First State Bank of Ocilla          10/1/96         7   150.85      150.85       19.15        7.2   150.72      150.72       18.41
Rockdale Community Bank             8/15/96        13   190.55      190.55       16.32       12.6   176.05      176.05       14.21
Central Bankshares Inc              7/31/96         8   198.38      200.69       15.73        8.8   193.41      195.64       14.04
Commercial Bancorp of Georgia        7/3/96        42   210.39      220.91       21.71       40.1   200.72      209.32       46.36
Eastside Holding Corporation        7/31/96         9   140.13      142.35       12.30         NA       NA          NA          NA
First Gwinnett Bancshares Inc       8/16/96        14   182.24      182.24       12.71       15.3   195.13      195.13       16.76
First National Bancorp               3/1/96       655   210.83      218.57       19.12      724.6   235.26      243.98       20.63
FNB Bancshares Inc.                 8/27/96         9   209.39      209.39       40.55        8.6   205.31      205.31       35.19
First National Bankshares of
 Henry Co                            4/1/96         9   171.22      171.31       31.65        9.3   159.52      159.52       24.93
Bank South Corporation               1/9/96     1,625   238.20      278.97       21.48    1,762.8   254.91      296.11       23.64
Metro Financial Corporation         1/31/96        30   216.49      216.49       19.01       32.5   224.31      224.31       17.48
Enterprise National Bank of          2/2/96         9   165.43      165.43       16.50        8.5   149.12      149.12       13.84
 Atlanta
Bank of Heard County                2/15/96         7   161.71      161.71       14.95       10.3   229.32      229.32       20.39
Pineland State Bank                  1/1/96         3   160.52      160.52          NM        2.7   147.14      147.14       13.50
Effingham Bank & Trust Company       6/6/96        NA       NA          NA          NA        3.6   174.17      174.17          NM
Bank of Danielsville               12/27/95        10   170.90      170.90       11.31       12.3   175.31      175.31       12.58
Ogeechee Valley Bank               12/29/95         3   165.75      165.75       15.70        2.7   153.58      153.58       12.86
Peoples Bank                       12/14/95         9   197.95      197.95       15.05       11.3   227.46      227.46       17.80
Security Bancorp, Inc               6/30/95         9   171.32      171.32       19.73        9.3   172.80      173.67       19.91
Tara Bankshares Corporation              NA        11   166.19      166.19        9.89         NA       NA          NA          NA
Southern Crescent Financial
 Corporation                             NA        16   180.51      186.06       13.42         NA       NA          NA          NA
Middle Georgia Bank                11/15/96        17   170.58      170.58       10.63       19.6   199.90      199.90       12.33
South Financial Group               8/21/96        16   185.25      185.25       18.78       16.0   164.42      164.42       12.35
Tifton Banks Inc                    9/15/95         7   141.65      141.65       16.67        7.4   144.53      144.53       22.36
First Southwest Bancorp, Inc        11/8/96         9       NA          NA          NA         NA       NA          NA          NA
Premier Bancshares Inc              8/31/96        12   194.63      310.89       15.13       15.1   254.94      400.21       19.31
Bankers First Corporation           3/15/96       146   143.64      150.65       11.30      154.2   159.27      166.91       27.51
First Federal Bank of
 Northwest Georgia                   4/1/96        16   128.75      128.75       12.36       17.0   135.78      135.78       15.50
Home Federal Savings Bank           9/15/95        20   167.79      185.45       16.78       19.6   158.90      170.38       15.62
Mt. Vernon Financial
 Corporation                       10/20/95        16   146.12      146.12        7.67       16.9   147.20      147.20       10.07

Maximum                                         1,625   253.49      310.89       40.55   1,762.80   254.94      400.21       46.36
Minimum                                             3   114.47      114.47        7.67       2.50   110.96      110.96       10.07
Average                                            81   178.90      186.62       16.65     104.18   183.48      193.51       19.13
Median                                             11   175.92      182.24       15.13      11.95   175.68      175.68       17.80

Banks Only
Maximum                                         1,625   253.49      278.97       40.55   1,762.80   254.91      296.11       46.36
Minimum                                             3   114.47      114.47        9.89       2.50   110.96      110.96       12.33
Average                                            89   182.56      186.99       17.32     116.10   185.93      191.39       19.44
Median                                             10   182.24      183.09       15.72      10.30   176.49      194.24       17.94

Thrifts Only
Maximum                                           146   194.63      310.89       16.78     154.20   254.94      400.21       27.51
Minimum                                             9   128.75      128.75        7.67      15.10   135.78      135.78       10.07
Average                                            36   156.19      184.37       12.65      44.56   171.22      204.10       17.60
Median                                             16   146.12      150.65       12.36      17.00   158.90      166.91       15.62

SOURCE: SNL SECURITIES AND F&C CALCULATIONS        10

FERGUSON & COMPANY                                                   SECTION IV.
------------------                                                   -----------

             TABLE IV.3 - RECENT CONVERSIONS SINCE AUGUST 1, 1996


                                                                                                   Price/       Price/
                                                            Conversion     Gross    Offering    Pro-Forma    Pro-Forma
                                                              Assets     Proceeds     Price     Book Value    Earnings
Ticker     Short Name                      State  IPO Date    ($000)      ($000)       ($)          (%)         (x)
AFBC       Advance Financial Bancorp       WV     01/02/97      91,852     10,845     10.000        71.10        16.80
AFED       AFSALA Bancorp, Inc.            NY     10/01/96     133,046     14,548     10.000        71.70        13.70
BFFC       Big Foot Financial Corp.        IL     12/20/96     194,624     25,128     10.000        72.70        33.10
CBES       CBES Bancorp, Inc.              MO     09/30/96      86,168     10,250     10.000        61.10        13.20
CENB       Century Bancorp, Inc.           NC     12/23/96      81,304     20,367     50.000        72.10        18.90
CFNC       Carolina Fincorp, Inc.          NC     11/25/96      94,110     18,515     10.000        77.00        17.20
CNBA       Chester Bancorp, Inc.           IL     10/08/96     134,781     21,821     10.000        72.10        18.80
DCBI       Delphos Citizens Bancorp, Inc.  OH     11/21/96      88,022     20,387     10.000        72.20        14.60
EFBC       Empire Federal Bancorp, Inc.    MT     01/27/97      86,810     25,921     10.000        68.10        21.50
FAB        FirstFed America Bancorp, Inc.  MA     01/15/97     723,778     87,126     10.000        72.00        13.60
FTNB       Fulton Bancorp, Inc.            MO     10/18/96      85,496     17,193     10.000        72.50        14.60
HBEI       Home Bancorp of Elgin, Inc.     IL     09/27/96     304,520     70,093     10.000        72.60        24.90
HCFC       Home City Financial Corp.       OH     12/30/96      55,728      9,522     10.000        71.20        13.70
PFED       Park Bancorp, Inc.              IL     08/12/96     158,939     27,014     10.000        66.70        26.20
PFFC       Peoples Financial Corp.         OH     09/13/96      78,078     14,910     10.000        64.30        28.60
PSFI       PS Financial, Inc.              IL     11/27/96      53,520     21,821     10.000        71.90        17.20
RIVR       River Valley Bancorp            IN     12/20/96      86,604     11,903     10.000        73.00        15.20
RSLN       Roslyn Bancorp, Inc.            NY     01/13/97   1,596,744    423,714     10.000        72.00         9.30
SCBS       Southern Community Bancshares   AL     12/23/96      64,381     11,374     10.000        74.40        14.50
SSFC       South Street Financial Corp.    NC     10/03/96     166,978     44,965     10.000        76.30        26.10
WEHO       Westwood Homestead Fin. Corp.   OH     09/30/96      96,638     28,434     10.000        73.80           NA

Maximum                                                      1,596,744    423,714     50.000        77.00        33.10
Minimum                                                         53,520      9,522     10.000        61.10         9.30
Average                                                        212,482     44,564     11.905        71.37        18.59
Median                                                          91,852     20,387     10.000        72.10        17.00

SOURCE: SNL SECURITIES AND F&C CALCULATIONS             11

FERGUSON & COMPANY                                                   SECTION IV.
------------------                                                   -----------

              Table IV.3-Recent Conversions Since August 1, 1996

                                                                              % Increase                   % Increase
              Price/    Current       Current       Current      Price One           One      Price One          Week
            Adjusted      Stock        Price/   Price/ Tang      Day After     Day After     Week After     Day After
              Assets      Price    Book Value    Book Value     Conversion    Conversion     Conversion    Conversion
Ticker         (%)         ($)          (%)          (%)           ($)            (%)            ($)           (%)
AFBC            10.6      14.00            NA            NA         12.875         28.75         12.938         29.38
AFED             9.9      13.25            NA            NA         11.375         13.75         11.313         13.13
BFFC            11.4      13.88            NA            NA         12.313         23.13         12.500         25.00
CBES            10.6      17.31        102.44        102.44         12.625         26.25         13.438         34.38
CENB            20.0      65.50         90.34         90.34         62.625         25.25         66.000         32.00
CFNC            16.4      15.25        108.46        108.46         13.000         30.00         13.000         30.00
CNBA            13.9      15.25            NA            NA         12.938         29.38         12.625         26.25
DCBI            18.8      14.00         95.37         95.37         12.125         21.25         12.125         21.25
EFBC            23.0      13.75            NA            NA         13.250         32.50         13.500         35.00
FAB             10.7      14.75            NA            NA         13.625         36.25         14.125         41.25
FTNB            16.7      17.88        125.53        125.53         12.500         25.00         12.875         28.75
HBEI            18.7      14.94        104.83        104.83         11.813         18.13         12.500         25.00
HCFC            14.6      13.25         83.02         83.02             NA            NA         12.500         25.00
PFED            14.5      16.00        104.03        104.03         10.250          2.50         10.438          4.38
PFFC            16.0      14.75         91.22         91.22         10.875          8.75         11.500         15.00
PSFI            29.0      13.75            NA            NA         11.641         16.41         11.688         16.88
RIVR            12.1      15.25            NA            NA         13.688         36.88         13.875         38.75
RSLN            21.0      15.88            NA            NA         15.000         50.00         15.938         59.38
SCBS            15.0      13.50         96.15         96.15         13.000         30.00         13.750         37.50
SSFC            21.2      16.75        123.80        123.80             NA            NA         12.500         25.00
WEHO            22.7      14.25        101.35        101.35         10.750          7.50         10.625          6.25

Maximum         29.0      65.50        125.53        125.53         62.625         50.00         66.000         59.38
Minimum          9.9      13.25         83.02         83.02         10.250          2.50         10.438          4.38
Average         16.5      17.29        102.21        102.21         15.067         24.30         15.226         27.12
Median          16.0      14.75        101.90        101.90         12.625         25.25         12.625         26.25


SOURCE SNL SECURITIES AND F&C CALCULATIONS     12

FERGUSON & COMPANY                                                   SECTION IV.
------------------                                                   -----------


               TABLE IV.3 - RECENT CONVERSIONS SINCE AUGUST 1, 1996

                         % Increase
            Price One       Month     % Increase
           Month After     Day After      Since
            Conversion    Conversion   Conversion
Ticker         ($)           (%)
AFBC            14.000         40.00        40.00
AFED            11.563         15.63        32.50
BFFC            13.875         38.75        38.75
CBES            13.250         32.50        73.13
CENB            65.125         30.25        31.00
CFNC            13.625         36.25        52.50
CNBA            12.625         26.25        52.50
DCBI            12.063         20.63        40.00
EFBC            13.750         37.50        37.50
FAB             14.875         48.75        47.50
FTNB            14.750         47.50        78.75
HBEI            12.625         26.25        49.38
HCFC            13.500         35.00        32.50
PFED            10.500          5.00        60.00
PFFC            12.750         27.50        47.50
PSFI            12.500         25.00        37.50
RIVR            15.000         50.00        52.50
RSLN            16.000         60.00        58.75
SCBS            13.500         35.00        35.00
SSFC            12.375         23.75        67.50
WEHO            10.500          5.00        42.50

Maximum         65.125         60.00        78.75
Minimum         10.500          5.00        31.00
Average         15.655         31.74        47.96
Median          13.500         32.50        47.50


SOURCE: SNL SECURITIES AND F&C CALCULATIONS    13

FERGUSON & COMPANY                                                   SECTION IV.
------------------                                                   -----------

                  TABLE IV.4 - COMPARISON OF PRICING RATIOS

                                 Carrollton       Group                      Percent Premium
                                 Federal         Compared to                 (Discount) Versus
                                                 --------------------------------------------------------
                                  Bank           Average            Median   Average            Median
                                 --------        ----------        -------   --------          ----------
Comparison of PE ratio at
  midpoint to:
------------------------
Comparative group                 15.59           16.31             15.91     (4.41)            (2.01)
Georgia thrifts                   15.59           54.70             31.69    (71.50)           (50.80)
Southeast Region thrifts          15.59           22.58             17.98    (30.96)           (13.29)
All public thrifts                15.59           19.36             16.62    (19.47)            (6.20)
Recent conversions                15.59           18.59             17.00    (16.14)            (8.29)

Comparison of PE ratio at
  maximum to:
------------------------
Comparative group                 17.22           16.31             15.91      5.58              8.23
Georgia thrifts                   17.22           54.70             31.69    (68.52)           (45.66)
Southeast Region thrifts          17.22           22.58             17.98    (23.74)            (4.23)
All public thrifts                17.22           19.36             16.62    (11.05)             3.61
Recent conversions                17.22           18.59             17.00     (7.37)             1.29

Comparison of PE ratio at
  supermaximum to:
------------------------
Comparative group                 18.95           16.31             15.91     16.19             19.11
Georgia thrifts                   18.95           54.70             31.69    (65.36)           (40.20)
Southeast Region thrifts          18.95           22.58             17.98    (16.08)             5.39
All public thrifts                18.95           19.36             16.62     (2.12)            14.02
Recent conversions                18.95           18.59             17.00      1.94             11.47

Comparison of PB ratio at
  midpoint to:
------------------------
Comparative group                 64.97          112.47            111.07    (42.23)           (41.51)
Georgia thrifts                   64.97          146.42            144.46    (55.63)           (55.03)
Southeast Region thrifts          64.97          146.43            130.46    (55.63)           (50.20)
All public thrifts                64.97          134.57            125.54    (51.72)           (48.25)
Recent conversions                64.97           71.37             72.10     (8.97)            (9.89)

Comparison of PB ratio at
  maximum to:
------------------------
Comparative group                 68.91          112.47            111.07    (38.73)           (37.96)
Georgia thrifts                   68.91          146.42            144.46    (52.94)           (52.30)
Southeast Region thrifts          68.91          146.43            130.46    (52.94)           (47.18)
All public thrifts                68.91          134.57            125.54    (48.79)           (45.11)
Recent conversions                68.91           71.37             72.10     (3.45)            (4.42)

Comparison of PB ratio at
  supermaximum to:
------------------------
Comparative group                 72.74          112.47            111.07    (35.32)           (34.51)
Georgia thrifts                   72.74          146.42            144.46    (50.32)           (49.65)
Southeast Region thrifts          72.74          146.43            130.46    (50.32)           (44.24)
All public thrifts                72.74          134.57            125.54    (45.95)           (42.06)
Recent conversions                72.74           71.37             72.10      1.92              0.89

SOURCE SNL SECURITIES AND F&C CALCULATIONS        14

FERGUSON & COMPANY
------------------

   SNL index

  Date    Index
------------------
 1/31/94  258.47
 2/28/94  249.53
 3/31/94  241.57
 4/29/94  248.31
 5/31/94  263.34
 6/30/94  269.58
 7/29/94  276.69
 8/31/94  287.18
 9/30/94  279.69
10/31/94  236.12
11/30/94  245.84
12/30/94  244.73
 1/31/95  256.10
 2/28/95  277.00
 3/31/95  278.40
 4/28/95  295.44
 5/31/95  307.60
 6/23/95  313.95
 7/31/95  328.20
 8/31/95  355.50
 9/29/95  362.29
10/31/95  354.05
11/30/95  370.17
12/29/95  376.51
 1/31/95  370.69
 2/29/96  373.64
 3/29/96  382.13
 4/30/96  377.24
 5/31/96  382.99
 6/28/96  387.18
 7/30/96  388.38
 8/30/96  408.34
 9/13/96  416.01
 9/20/96  419.50
 9/30/96  429.28
10/30/96  456.70
11/15/96  468.06
11/29/96  485.83
12/13/96  473.64
12/20/96  481.56
12/31/96  486.63
 1/10/97  484.33
 1/31/97  520.08
 2/14/97  547.17
 2/27/97  569.67


                                                                 SNL Index
-------------------------------------------------------------------------------------------------------------------------
 600.00

 500.00

 400.00

 300.00

 200.00

 100.00


             1/31/94  3/31/94  5/31/94  7/29/94  9/30/94  11/30/94  1/31/95  3/31/95  5/31/95  7/31/95 9/29/95  11/30/95
-------------------------------------------------------------------------------------------------------------------------

600.00

500.00

400.00

300.00

200.00

100.00
          3/29/96  5/31/96  7/30/96  9/13/96  9/30/96  11/15/96  12/13/96  12/13/96  12/31/96 1/31/97 2/27/97
-------------------------------------------------------------------------------------------------------------------------

                            Percentage Change Since
         -------------------------------------------------------------
                        SNL           Prev
          Date          Index         Date     12/31/94      9/20/96
         -------------------------------------------------------------
         12/31/94       244.70
          3/31/95       278.40       13.77%     13.77%
          6/30/95       313.50       12.61%     28.12%
          9/30/95       362.30       15.57%     48.06%
         10/31/95       354.10       -2.26%     44.71%
         11/30/95       370.20        4.55%     51.29%
         12/31/95       376.50        1.70%     53.86%
          1/12/96       372.40       -1.09%     52.19%
          1/31/96       370.70       -0.46%     51.49%
          2/29/96       373.60        0.78%     52.68%
          3/29/96       382.10        2.28%     56.15%
          4/30/96       377.20       -1.28%     54.15%
          5/31/96       382.99        1.53%     56.51%
          6/28/96       387.18        1.09%     58.23%
          7/30/96       371.62       -4.02%     51.87%
          8/30/96       408.34        9.88%     66.87%
          9/20/96       419.50        2.73%     71.43%
          9/30/96       429.28        2.33%     75.43%        2.33%
         10/30/96       456.70        6.39%     86.64%        8.87%
         11/29/96       485.83        6.38%     98.54%       15.81%
         12/13/96       473.64       -2.51%     93.56%       12.91%
         12/20/96       481.56        1.67%     96.80%       14.79%
         12/31/96       486.63        1.05%     98.87%       16.00%
          1/10/97       484.33       -0.47%     97.93%       15.43%
          1/31/97       520.08        7.38%    112.54%       23.98%
          2/14/97       547.17        5.21%    123.61%       30.43%
          2/27/97       569.67        4.11%    132.80%       35.80%
         -------------------------------------------------------------

                             Figure IV_1-SNL Index

SOURCE: SNL SECURITIES, INC., AND F&C CALCULATIONS.    15             SECTION 1V

FERGUSON & COMPANY
------------------

-----------------------------------------------------------------------------------------
                                  1 Year         5 Year         10 Year        30 Year

               Fed Fds(*)         T-bill         Treas.          Treas.         Treas.
-----------------------------------------------------------------------------------------
     8/30/96         5.21             5.80           6.60            6.84           7.07
      9/6/96         5.39             5.94           6.73            6.95           7.17
     9/13/96         5.16             5.90           6.69            6.93           7.16
     9/27/96         5.34             5.75           6.53            6.77           6.96
    10/17/96         5.25             5.56           6.28            6.55           6.86
    10/25/96         5.22             5.52           6.25            6.53           6.81
    11/18/96         5.21             5.39           5.96            6.19           6.46
    11/29/96         5.30             5.41           5.90            6.12           6.41
    12/13/96         5.22             5.45           6.03            6.27           6.53
    12/20/96         5.38             5.51           6.15            6.40           6.63
    12/31/96         5.18             5.48           6.12            6.34           6.58
     1/17/97         5.19             5.60           6.33            6.56           6.81
     1/31/97         5.18             5.60           6.36            6.62           6.89
     2/14/97         5.05             5.48           6.14            6.37           6.63
     2/27/97         5.16             5.52           6.25            6.45           6.71

(*)  Seven-day average for week ending two days earlier than date shown.

                  RATES AUGUST 30, 1996 TO FEBRUARY 27, 1997

-----------------------------------------------------------------------------------------------------------------
     8.00

     7.00

     6.00

     5.00

     4.00

     3.00

     2.00

     1.00

       8/30/96      9/13/96      10/17/96     11/18/96      12/13/96      12/31/96      1/31/97      2/27/97
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                  1 Year         5 Year         10 Year        30 Year

               Fed Fds            T-bill         Treas.          Treas.         Treas.
-----------------------------------------------------------------------------------------
     2/27/97        5.16              5.52           6.25            6.45           6.71

-----------------------------------------------------------------------------------------
     7.00

     6.00

     5.00

     4.00

     3.00

     2.00

     1.00

       Fed Fds              T-bill            Treas.           Treas.           Treas.
                            1 Year            5 Year          10 Year          30 Year
-----------------------------------------------------------------------------------------

SOURCE: U.S. Financial Data, Feb. 27, 1997,   FIGURE IV.2 - RATE ENVIRONMENT
FEDERAL RESERVE BANK OF ST. LOUIS, MO.              16                SECTION IV
                                                                      ----------

                                   EXHIBITS

                                   EXHIBIT I

                       FERGUSON & COMPANY QUALIFICATIONS

     Ferguson & Company (F&C) is a financial, economic, and regulatory consulting firm providing services to financial institutions. It is located in Irving, Texas. Its services to financial institutions include:

     .  Mergers and acquisition services,

     .  Business plans,

     .  Fairness opinions and conversion appraisals,

     .  Litigation support,

     .  Loan review and valuation,

     .  Operational and efficiency consulting,

     .  Human resources evaluation and management, and

     .  Regulatory consulting.

     F&C developed several financial institution databases of information derived from periodic financial reports filed with regulatory authorities by financial institutions. For example, F&C developed TAFS and BankSource. TAFS includes thrifts filing TFR's with the OTS and BankSource includes banks and savings banks filing call reports with the FDIC. Both databases of information include information from the periodic reports plus numerous calculations derived from F&C's analysis. In addition, both databases are interactive, permitting the user to conduct merger analysis, do peer group comparisons, and a number of other items. F&C recently sold its electronic publishing segment to Sheshunoff Information Services Inc., Austin, Texas.

     Brief biographical information is presented below on F&C's principals:

WILLIAM C. FERGUSON
-------------------

Mr. Ferguson has approximately 30 years of experience providing various services to financial institutions. He was a partner in a CPA firm prior to founding F&C in 1984. Mr. Ferguson is a frequent speaker for financial institution seminars and he has testified before Congressional Committees several times on his analysis of the state of the thrift industry. Mr. Ferguson has a B.A. degree from Austin Peay University and an M.S. degree from the University of Tennessee. He is a CPA.

CHARLES M. HEBERT
-----------------

Mr. Hebert has over 30 years of experience providing services to and managing financial institutions. He spent 7 years as a national bank examiner, 14 years in bank management, 5 years in thrift management, and has spent the last 7 years on the F&C consulting staff. Mr. Hebert holds a B.S. degree from Louisiana State University. He is a certified commercial lender.

ROBIN L. FUSSELL
----------------

Mr. Fussell has over 25 years of experience providing professional services to and managing financial institutions. He worked on the audit staff of a "Big Six" accounting firm for 12 years, served as CFO of a thrift for 3 years, and has worked in financial institution consulting for the last 12 years. He is a co-founder of F&C. He holds a B.S. degree from East Carolina University. He is a CPA.

                                  EXHIBIT II

FERGUSON & COMPANY
------------------

                EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

                                                                             Deposit                        Current
                                                                            Insurance                        Stock
                                                                              Agency                         Price
Ticker     Short Name                      City              State  Region  (BIF/SAIF)  Exchange  IPO Date    ($)
AADV       Advantage Bancorp, Inc.         Kenosha           WI     MW        SAIF       NASDAQ   03/23/92   36.000
ABBK       Abington Bancorp, Inc.          Abington          MA     NE         BIF       NASDAQ   06/10/86   22.000
ABCL       Alliance Bancorp, Inc.          Hinsdale          IL     MW        SAIF       NASDAQ   07/07/92   30.750
ABCW       Anchor BanCorp Wisconsin        Madison           WI     MW        SAIF       NASDAQ   07/16/92   46.000
AFCB       Affiliated Community Bancorp    Waltham           MA     NE        SAIF       NASDAQ   10/19/95   25.125
AFFFZ      America First Financial Fund    San Francisco     CA     WE        SAIF       NASDAQ         NA   33.625
AHM        Ahmanson & Company (H.F.)       Irwindale         CA     WE        SAIF        NYSE    10/25/72   42.000
ALBK       ALBANK Financial Corporation    Albany            NY     MA        SAIF       NASDAQ   04/01/92   36.250
ANBK       American National Bancorp       Baltimore         MD     MA        SAIF       NASDAQ   10/31/95   13.250
ANDB       Andover Bancorp, Inc.           Andover           MA     NE         BIF       NASDAQ   05/08/86   29.250
ASBI       Ameriana Bancorp                New Castle        IN     MW        SAIF       NASDAQ   03/02/87   15.875
ASBP       ASB Financial Corp.             Portsmouth        OH     MW        SAIF       NASDAQ   05/11/95   12.063
ASFC       Astoria Financial Corporation   Lake Success      NY     MA        SAIF       NASDAQ   11/18/93   42.875
BANC       BankAtlantic Bancorp, Inc.      Fort Lauderdale   FL     SE        SAIF       NASDAQ   11/29/83   17.125
BDJI       First Federal Bancorporation    Bemidji           MN     MW        SAIF       NASDAQ   04/04/95   19.250
BFD        BostonFed Bancorp, Inc.         Burlington        MA     NE        SAIF        AMSE    10/24/95   16.375
BFSB       Bedford Bancshares, Inc.        Bedford           VA     SE        SAIF       NASDAQ   08/22/94   19.375
BKC        American Bank of Connecticut    Waterbury         CT     NE         BIF        AMSE    12/01/81   29.500
BKCT       Bancorp Connecticut, Inc.       Southington       CT     NE         BIF       NASDAQ   07/03/86   23.250
BKUNA      BankUnited Financial Corp.      Coral Gables      FL     SE        SAIF       NASDAQ   12/11/85    9.750
BSBC       Branford Savings Bank           Branford          CT     NE         BIF       NASDAQ   11/04/86    4.000
BVFS       Bay View Capital Corp.          San Mateo         CA     WE        SAIF       NASDAQ   05/09/86   57.250
BWFC       Bank West Financial Corp.       Grand Rapids      MI     MW        SAIF       NASDAQ   03/30/95   11.750
CAFI       Camco Financial Corp.           Cambridge         OH     MW        SAIF       NASDAQ         NA   15.750
CAPS       Capital Savings Bancorp, Inc.   Jefferson City    MO     MW        SAIF       NASDAQ   12/29/93   14.000
CARV       Carver Bancorp, Inc.            New York          NY     MA        SAIF       NASDAQ   10/25/94    9.875
CASB       Cascade Financial Corp.         Everett           WA     WE        SAIF       NASDAQ   09/16/92   16.375
CASH       First Midwest Financial, Inc.   Storm Lake        IA     MW        SAIF       NASDAQ   09/20/93   16.750
CBCI       Calumet Bancorp, Inc.           Dolton            IL     MW        SAIF       NASDAQ   02/20/92   35.563
CBCO       CB Bancorp, Inc.                Michigan City     IN     MW        SAIF       NASDAQ   12/28/92   28.375
CBIN       Community Bank Shares           New Albany        IN     MW        SAIF       NASDAQ   04/10/95   13.750
CBNH       Community Bankshares, Inc.      Concord           NH     NE         BIF       NASDAQ   05/08/86   23.375
CBSA       Coastal Bancorp, Inc.           Houston           TX     SW        SAIF       NASDAQ         NA   27.000
CBSB       Charter Financial, Inc.         Sparta            IL     MW        SAIF       NASDAQ   12/29/95   15.875
CEBK       Central Co-operative Bank       Somerville        MA     NE         BIF       NASDAQ   10/24/86   18.250
CENF       CENFED Financial Corp.          Pasadena          CA     WE        SAIF       NASDAQ   10/25/91   34.125
CFB        Commercial Federal Corporation  Omaha             NE     MW        SAIF        NYSE    12/31/84   35.875
CFCP       Coastal Financial Corp.         Myrtle Beach      SC     SE        SAIF       NASDAQ   09/26/90   24.000
CFFC       Community Financial Corp.       Staunton          VA     SE        SAIF       NASDAQ   03/30/88   22.000
CFSB       CFSB Bancorp, Inc.              Lansing           MI     MW        SAIF       NASDAQ   06/22/90   20.750
CFX        CFX Corporation                 Keene             NH     NE         BIF        AMSE    02/12/87   17.000
CIBI       Community Investors Bancorp     Bucyrus           OH     MW        SAIF       NASDAQ   02/07/95   17.500
CKFB       CKF Bancorp, Inc.               Danville          KY     MW        SAIF       NASDAQ   01/04/95   17.750
CMRN       Cameron Financial Corp          Cameron           MO     MW        SAIF       NASDAQ   04/03/95   16.500
CMSV       Community Savings, MHC          North Palm Beach  FL     SE        SAIF       NASDAQ   10/24/94   19.750
CNIT       CENIT Bancorp, Inc.             Norfolk           VA     SE        SAIF       NASDAQ   08/06/92   45.000
CNSK       Covenant Bank for Savings       Haddonfield       NJ     MA         BIF       NASDAQ         NA   13.875
COFD       Collective Bancorp, Inc.        Egg Harbor City   NJ     MA        SAIF       NASDAQ   02/07/84   42.000
COFI       Charter One Financial           Cleveland         OH     MW        SAIF       NASDAQ   01/22/88   47.688
CSA        Coast Savings Financial         Los Angeles       CA     WE        SAIF        NYSE    12/23/85   47.125
CTBK       Center Banks Incorporated       Skaneateles       NY     MA         BIF       NASDAQ   06/02/86   19.313
CTZN       CitFed Bancorp, Inc.            Dayton            OH     MW        SAIF       NASDAQ   01/23/92   36.000
CVAL       Chester Valley Bancorp Inc.     Downingtown       PA     MA        SAIF       NASDAQ   03/27/87   20.000
CZF        CitiSave Financial Corp         Baton Rouge       LA     SW        SAIF        AMSE    07/14/95   13.875
DFIN       Damen Financial Corp.           Schaumburg        IL     MW        SAIF       NASDAQ   10/02/95   14.500
DIBK       Dime Financial Corp.            Wallingford       CT     NE         BIF       NASDAQ   07/09/86   20.500
DME        Dime Bancorp, Inc.              New York          NY     MA         BIF        NYSE    08/19/86   17.250
DNFC       D & N Financial Corp.           Hancock           MI     MW        SAIF       NASDAQ   02/13/85   18.125
DSL        Downey Financial Corp.          Newport Beach     CA     WE        SAIF        NYSE    01/01/71   23.625

SOURCE: SNL SECURITIES AND F&C CALCULATIONS     1

FERGUSON & COMPANY
------------------

                EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

                                                                             Deposit                        Current
                                                                            Insurance                        Stock
                                                                              Agency                         Price
Ticker     Short Name                      City              State  Region  (BIF/SAIF)  Exchange  IPO Date    ($)
EBSI       Eagle Bancshares                Tucker            GA     SE        SAIF       NASDAQ   04/01/86   16.875
EFBI       Enterprise Federal Bancorp      West Chester      OH     MW        SAIF       NASDAQ   10/17/94   14.750
EGFC       Eagle Financial Corp.           Bristol           CT     NE        SAIF       NASDAQ   02/03/87   29.250
EIRE       Emerald Isle Bancorp, Inc.      Quincy            MA     NE         BIF       NASDAQ   09/08/86   19.500
EQSB       Equitable Federal Savings Bank  Wheaton           MD     MA        SAIF       NASDAQ   09/10/93   33.000
ESBK       Elmira Savings Bank (The)       Elmira            NY     MA         BIF       NASDAQ   03/01/85   19.500
FBBC       First Bell Bancorp, Inc.        Pittsburgh        PA     MA        SAIF       NASDAQ   06/29/95   15.750
FBCI       Fidelity Bancorp, Inc.          Chicago           IL     MW        SAIF       NASDAQ   12/15/93   20.250
FBHC       Fort Bend Holding Corp.         Rosenberg         TX     SW        SAIF       NASDAQ   06/30/93   24.250
FBSI       First Bancshares, Inc.          Mountain Grove    MO     MW        SAIF       NASDAQ   12/22/93   19.250
FCIT       First Citizens Financial Corp.  Gaithersburg      MD     MA        SAIF       NASDAQ   12/17/86   21.875
FCME       First Coastal Corporation       Westbrook         ME     NE         BIF       NASDAQ         NA    8.375
FDEF       First Defiance Financial        Defiance          OH     MW        SAIF       NASDAQ   10/02/95   12.938
FED        FirstFed Financial Corp.        Santa Monica      CA     WE        SAIF        NYSE    12/16/83   26.625
FESX       First Essex Bancorp, Inc.       Andover           MA     NE         BIF       NASDAQ   08/04/87   15.750
FFBI       First Financial Bancorp, Inc.   Belvidere         IL     MW        SAIF       NASDAQ   10/04/93   16.500
FFBS       FFBS BanCorp, Inc.              Columbus          MS     SE        SAIF       NASDAQ   07/01/93   22.000
FFBZ       First Federal Bancorp, Inc.     Zanesville        OH     MW        SAIF       NASDAQ   07/13/92   17.500
FFCH       First Financial Holdings Inc.   Charleston        SC     SE        SAIF       NASDAQ   11/10/83   27.000
FFES       First Federal of East Hartford  East Hartford     CT     NE        SAIF       NASDAQ   06/23/87   25.875
FFFC       FFVA Financial Corp.            Lynchburg         VA     SE        SAIF       NASDAQ   10/12/94   24.500
FFFG       F.F.O. Financial Group, Inc.    St. Cloud         FL     SE        SAIF       NASDAQ   10/13/88    3.750
FFFL       Fidelity Bankshares Inc.        West Palm Beach   FL     SE        SAIF       NASDAQ   01/07/94   18.750
FFHC       First Financial Corp.           Stevens Point     WI     MW        SAIF       NASDAQ   12/24/80   27.063
FFHH       FSF Financial Corp.             Hutchinson        MN     MW        SAIF       NASDAQ   10/07/94   17.125
FFHS       First Franklin Corporation      Cincinnati        OH     MW        SAIF       NASDAQ   01/26/88   16.250
FFIC       Flushing Financial Corp.        Flushing          NY     MA         BIF       NASDAQ   11/21/95   19.250
FFKY       First Federal Financial Corp.   Elizabethtown     KY     MW        SAIF       NASDAQ   07/15/87   21.000
FFLC       FFLC Bancorp, Inc.              Leesburg          FL     SE        SAIF       NASDAQ   01/04/94   26.750
FFSL       First Independence Corp.        Independence      KS     MW        SAIF       NASDAQ   10/08/93   11.750
FFSW       FirstFederal Financial Svcs     Wooster           OH     MW        SAIF       NASDAQ   03/31/87   38.625
FFSX       First Fed SB of Siouxland, MHC  Sioux City        IA     MW        SAIF       NASDAQ   07/13/92   30.250
FFWC       FFW Corp.                       Wabash            IN     MW        SAIF       NASDAQ   04/05/93   25.250
FFWD       Wood Bancorp, Inc.              Bowling Green     OH     MW        SAIF       NASDAQ   08/31/93   15.750
FFYF       FFY Financial Corp.             Youngstown        OH     MW        SAIF       NASDAQ   06/28/93   25.125
FGHC       First Georgia Holding, Inc.     Brunswick         GA     SE        SAIF       NASDAQ   02/11/87    9.750
FIBC       Financial Bancorp, Inc.         Long Island City  NY     MA        SAIF       NASDAQ   08/17/94   18.375
FISB       First Indiana Corporation       Indianapolis      IN     MW        SAIF       NASDAQ   08/02/83   28.625
FKFS       First Keystone Financial        Media             PA     MA        SAIF       NASDAQ   01/26/95   21.500
FLFC       First Liberty Financial Corp.   Macon             GA     SE        SAIF       NASDAQ   12/06/83   21.500
FMCO       FMS Financial Corporation       Burlington        NJ     MA        SAIF       NASDAQ   12/14/88   19.750
FMSB       First Mutual Savings Bank       Bellevue          WA     WE         BIF       NASDAQ   12/17/85   19.500
FNGB       First Northern Capital Corp.    Green Bay         WI     MW        SAIF       NASDAQ   12/29/83   17.625
FOBC       Fed One Bancorp                 Wheeling          WV     SE        SAIF       NASDAQ   01/19/95   18.375
FRC        First Republic Bancorp          San Francisco     CA     WE         BIF        NYSE          NA   23.500
FSBI       Fidelity Bancorp, Inc.          Pittsburgh        PA     MA        SAIF       NASDAQ   06/24/88   23.250
FSFC       First Southeast Financial Corp  Anderson          SC     SE        SAIF       NASDAQ   10/08/93   11.000
FSLA       First Savings Bank, MHC         Edison            NJ     MA        SAIF       NASDAQ   07/10/92   21.750
FSPG       First Home Bancorp, Inc.        Pennsville        NJ     MA        SAIF       NASDAQ   04/20/87   17.500
FSTC       First Citizens Corporation      Newnan            GA     SE        SAIF       NASDAQ   03/01/86   23.750
FTF        Texarkana First Financial Corp  Texarkana         AR     SE        SAIF        AMSE    07/07/95   16.375
FTFC       First Federal Capital Corp.     La Crosse         WI     MW        SAIF       NASDAQ   11/02/89   29.500
FTSB       Fort Thomas Financial Corp.     Fort Thomas       KY     MW        SAIF       NASDAQ   06/28/95   11.750
FWWB       First SB of Washington Bancorp  Walla Walla       WA     WE        SAIF       NASDAQ   11/01/95   20.375
GBCI       Glacier Bancorp, Inc.           Kalispell         MT     WE        SAIF       NASDAQ   03/30/84   24.750
GDW        Golden West Financial           Oakland           CA     WE        SAIF        NYSE    05/29/59   70.000
GFCO       Glenway Financial Corp.         Cincinnati        OH     MW        SAIF       NASDAQ   11/30/90   21.500
GFSB       GFS Bancorp, Inc.               Grinnell          IA     MW        SAIF       NASDAQ   01/06/94   22.250
GPT        GreenPoint Financial Corp.      New York          NY     MA         BIF        NYSE    01/28/94   62.000

SOURCE: SNL SECURITIES AND F&C CALCULATIONS      2

FERGUSON & COMPANY
------------------

                EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

                                                                             Deposit                        Current
                                                                            Insurance                        Stock
                                                                              Agency                         Price
Ticker     Short Name                      City              State  Region  (BIF/SAIF)  Exchange  IPO Date    ($)
GRTR       Greater New York Savings Bank   New York          NY     MA         BIF       NASDAQ   06/17/87   15.750
GSBC       Great Southern Bancorp, Inc.    Springfield       MO     MW        SAIF       NASDAQ   12/14/89   17.125
GSLC       Guaranty Financial Corp.        Charlottesville   VA     SE        SAIF       NASDAQ         NA    9.500
GTFN       Great Financial Corporation     Louisville        KY     MW        SAIF       NASDAQ   03/31/94   33.000
GUPB       GFSB Bancorp, Inc.              Gallup            NM     SW        SAIF       NASDAQ   06/30/95   16.250
GWBC       Gateway Bancorp, Inc.           Catlettsburg      KY     MW        SAIF       NASDAQ   01/18/95   14.250
HALL       Hallmark Capital Corp.          West Allis        WI     MW        SAIF       NASDAQ   01/03/94   18.500
HARB       Harbor Federal Savings Bk, MHC  Fort Pierce       FL     SE        SAIF       NASDAQ   01/06/94   37.250
HARL       Harleysville Savings Bank       Harleysville      PA     MA        SAIF       NASDAQ   08/04/87   21.500
HAVN       Haven Bancorp, Inc.             Woodhaven         NY     MA        SAIF       NASDAQ   09/23/93   33.750
HBFW       Home Bancorp                    Fort Wayne        IN     MW        SAIF       NASDAQ   03/30/95   19.500
HBNK       Highland Federal Bank FSB       Burbank           CA     WE        SAIF       NASDAQ         NA   24.000
HBS        Haywood Bancshares, Inc.        Waynesville       NC     SE         BIF        AMSE    12/18/87   16.750
HFFB       Harrodsburg First Fin Bancorp   Harrodsburg       KY     MW        SAIF       NASDAQ   10/04/95   16.250
HFFC       HF Financial Corp.              Sioux Falls       SD     MW        SAIF       NASDAQ   04/08/92   20.250
HFGI       Harrington Financial Group      Richmond          IN     MW        SAIF       NASDAQ         NA   10.500
HFSA       Hardin Bancorp, Inc.            Hardin            MO     MW        SAIF       NASDAQ   09/29/95   13.750
HHFC       Harvest Home Financial Corp.    Cheviot           OH     MW        SAIF       NASDAQ   10/10/94   10.000
HIFS       Hingham Instit. for Savings     Hingham           MA     NE         BIF       NASDAQ   12/20/88   18.625
HMCI       HomeCorp, Inc.                  Rockford          IL     MW        SAIF       NASDAQ   06/22/90   19.750
HMNF       HMN Financial, Inc.             Spring Valley     MN     MW        SAIF       NASDAQ   06/30/94   23.250
HOMF       Home Federal Bancorp            Seymour           IN     MW        SAIF       NASDAQ   01/23/88   27.625
HPBC       Home Port Bancorp, Inc.         Nantucket         MA     NE         BIF       NASDAQ   08/25/88   18.250
HRBF       Harbor Federal Bancorp, Inc.    Baltimore         MD     MA        SAIF       NASDAQ   08/12/94   17.125
HRZB       Horizon Financial Corp.         Bellingham        WA     WE         BIF       NASDAQ   08/01/86   15.000
HTHR       Hawthorne Financial Corp.       El Segundo        CA     WE        SAIF       NASDAQ         NA   11.250
HVFD       Haverfield Corporation          Cleveland         OH     MW        SAIF       NASDAQ   03/19/85   20.250
IFSB       Independence Federal Savings    Washington        DC     MA        SAIF       NASDAQ   06/06/85    8.875
INBI       Industrial Bancorp              Bellevue          OH     MW        SAIF       NASDAQ   08/01/95   12.625
IPSW       Ipswich Savings Bank            Ipswich           MA     NE         BIF       NASDAQ   05/26/93   15.500
ISBF       ISB Financial Corporation       New Iberia        LA     SW        SAIF       NASDAQ   04/07/95   25.250
ITLA       ITLA Capital Corp.              La Jolla          CA     WE         BIF       NASDAQ   10/24/95   16.375
IWBK       InterWest Bancorp, Inc.         Oak Harbor        WA     WE        SAIF       NASDAQ         NA   35.500
JSBA       Jefferson Savings Bancorp       Ballwin           MO     MW        SAIF       NASDAQ   04/08/93   29.000
JSBF       JSB Financial, Inc.             Lynbrook          NY     MA         BIF       NASDAQ   06/27/90   39.750
KFBI       Klamath First Bancorp           Klamath Falls     OR     WE        SAIF       NASDAQ   10/05/95   15.625
KNK        Kankakee Bancorp, Inc.          Kankakee          IL     MW        SAIF        AMSE    01/06/93   27.875
KSAV       KS Bancorp, Inc.                Kenly             NC     SE        SAIF       NASDAQ   12/30/93   19.750
KSBK       KSB Bancorp, Inc.               Kingfield         ME     NE         BIF       NASDAQ   06/24/93   34.000
KYF        Kentucky First Bancorp, Inc.    Cynthiana         KY     MW        SAIF        AMSE    08/29/95   11.750
LARK       Landmark Bancshares, Inc.       Dodge City        KS     MW        SAIF       NASDAQ   03/28/94   18.875
LARL       Laurel Capital Group, Inc.      Allison Park      PA     MA        SAIF       NASDAQ   02/20/87   21.500
LFED       Leeds Federal Savings Bk, MHC   Baltimore         MD     MA        SAIF       NASDAQ   05/02/94   19.000
LIFB       Life Bancorp, Inc.              Norfolk           VA     SE        SAIF       NASDAQ   10/11/94   20.000
LISB       Long Island Bancorp, Inc.       Melville          NY     MA        SAIF       NASDAQ   04/18/94   38.375
LOGN       Logansport Financial Corp.      Logansport        IN     MW        SAIF       NASDAQ   06/14/95   13.000
LSBI       LSB Financial Corp.             Lafayette         IN     MW         BIF       NASDAQ   02/03/95   19.500
LSBX       Lawrence Savings Bank           North Andover     MA     NE         BIF       NASDAQ   05/02/86    9.875
LVSB       Lakeview Financial              West Paterson     NJ     MA        SAIF       NASDAQ   12/22/93   31.750
MAFB       MAF Bancorp, Inc.               Clarendon Hills   IL     MW        SAIF       NASDAQ   01/12/90   39.750
MARN       Marion Capital Holdings         Marion            IN     MW        SAIF       NASDAQ   03/18/93   21.250
MASB       MASSBANK Corp.                  Reading           MA     NE         BIF       NASDAQ   05/28/86   40.750
MBB        MSB Bancorp, Inc.               Goshen            NY     MA         BIF        AMSE    09/03/92   18.875
MBB        MSB Bancorp, Inc.               Goshen            NY     MA         BIF        AMSE          NA   18.875
MBLF       MBLA Financial Corp.            Macon             MO     MW        SAIF       NASDAQ   06/24/93   20.125
MCBN       Mid-Coast Bancorp, Inc.         Waldoboro         ME     NE        SAIF       NASDAQ   11/02/89   19.000
MCBS       Mid Continent Bancshares Inc.   El Dorado         KS     MW        SAIF       NASDAQ   06/27/94   25.250
MDBK       Medford Savings Bank            Medford           MA     NE         BIF       NASDAQ   03/18/86   29.000
MERI       Meritrust Federal SB            Thibodaux         LA     SW        SAIF       NASDAQ         NA   35.500

SOURCE: SNL SECURITIES AND F&C CALCULATIONS      3

FERGUSON & COMPANY
------------------

                EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

                                                                             Deposit                        Current
                                                                            Insurance                        Stock
                                                                              Agency                         Price
Ticker     Short Name                      City              State  Region  (BIF/SAIF)  Exchange  IPO Date    ($)
MFBC       MFB Corp.                       Mishawaka         IN     MW        SAIF       NASDAQ   03/25/94   19.000
MFFC       Milton Federal Financial Corp.  West Milton       OH     MW        SAIF       NASDAQ   10/07/94   13.875
MFLR       Mayflower Co-operative Bank     Middleboro        MA     NE         BIF       NASDAQ   12/23/87   18.500
MFSL       Maryland Federal Bancorp        Hyattsville       MD     MA        SAIF       NASDAQ   06/02/87   37.250
MGNL       Magna Bancorp, Inc.             Hattiesburg       MS     SE        SAIF       NASDAQ   03/13/91   18.250
MIVI       Mississippi View Holding Co.    Little Falls      MN     MW        SAIF       NASDAQ   03/24/95   14.625
MLBC       ML Bancorp, Inc.                Villanova         PA     MA        SAIF       NASDAQ   08/11/94   17.375
MSBF       MSB Financial, Inc.             Marshall          MI     MW        SAIF       NASDAQ   02/06/95   21.750
MWBI       Midwest Bancshares, Inc.        Burlington        IA     MW        SAIF       NASDAQ   11/12/92   28.500
MWBX       MetroWest Bank                  Framingham        MA     NE         BIF       NASDAQ   10/10/86    5.000
MWFD       Midwest Federal Financial       Baraboo           WI     MW        SAIF       NASDAQ   07/08/92   18.000
NASB       North American Savings Bank     Grandview         MO     MW        SAIF       NASDAQ   09/27/85   39.250
NEBC       Northeast Bancorp               Portland          ME     NE         BIF       NASDAQ   08/19/87   13.750
NEIB       Northeast Indiana Bancorp       Huntington        IN     MW        SAIF       NASDAQ   06/28/95   14.250
NHTB       New Hampshire Thrift Bncshrs    New London        NH     NE        SAIF       NASDAQ   05/22/86   11.750
NMSB       NewMil Bancorp, Inc.            New Milford       CT     NE         BIF       NASDAQ   02/01/86    9.500
NSSB       Norwich Financial Corp.         Norwich           CT     NE         BIF       NASDAQ   11/14/86   21.500
NSSY       Norwalk Savings Society         Norwalk           CT     NE         BIF       NASDAQ   06/16/94   25.375
NTMG       Nutmeg Federal S&LA             Danbury           CT     NE        SAIF       NASDAQ         NA    7.375
NWEQ       Northwest Equity Corp.          Amery             WI     MW        SAIF       NASDAQ   10/11/94   13.500
NWSB       Northwest Savings Bank, MHC     Warren            PA     MA        SAIF       NASDAQ   11/07/94   15.625
NYB        New York Bancorp Inc.           Douglaston        NY     MA        SAIF        NYSE    01/28/88   33.500
OFCP       Ottawa Financial Corp.          Holland           MI     MW        SAIF       NASDAQ   08/19/94   19.000
OHSL       OHSL Financial Corp.            Cincinnati        OH     MW        SAIF       NASDAQ   02/10/93   22.125
PBCI       Pamrapo Bancorp, Inc.           Bayonne           NJ     MA        SAIF       NASDAQ   11/14/89   20.375
PBCT       People's Bank, MHC              Bridgeport        CT     NE         BIF       NASDAQ   07/06/88   34.500
PBKB       People's Bancshares, Inc.       South Easton      MA     NE         BIF       NASDAQ   10/23/86   12.750
PBNB       People's Savings Financial Cp.  New Britain       CT     NE         BIF       NASDAQ   08/20/86   31.250
PCBC       Perry County Financial Corp.    Perryville        MO     MW        SAIF       NASDAQ   02/13/95   17.250
PCCI       Pacific Crest Capital           Agoura Hills      CA     WE         BIF       NASDAQ         NA   13.000
PDB        Piedmont Bancorp, Inc.          Hillsborough      NC     SE        SAIF        AMSE    12/08/95   10.375
PEEK       Peekskill Financial Corp.       Peekskill         NY     MA        SAIF       NASDAQ   12/29/95   15.250
PERM       Permanent Bancorp, Inc.         Evansville        IN     MW        SAIF       NASDAQ   04/04/94   22.500
PERT       Perpetual Bank, MHC             Anderson          SC     SE        SAIF       NASDAQ   10/26/93   26.000
PETE       Primary Bank                    Peterborough      NH     NE         BIF       NASDAQ   10/14/93   17.500
PFDC       Peoples Bancorp                 Auburn            IN     MW        SAIF       NASDAQ   07/07/87   20.750
PFNC       Progress Financial Corporation  Blue Bell         PA     MA        SAIF       NASDAQ   07/18/83    8.688
PFSB       PennFed Financial Services,Inc  West Orange       NJ     MA        SAIF       NASDAQ   07/15/94   25.000
PFSL       Pocahontas FS&LA, MHC           Pocahontas        AR     SE        SAIF       NASDAQ   04/05/94   19.063
PHBK       Peoples Heritage Finl Group     Portland          ME     NE         BIF       NASDAQ   12/04/86   31.375
PKPS       Poughkeepsie Savings Bank, FSB  Poughkeepsie      NY     MA        SAIF       NASDAQ   11/19/85    5.938
PLE        Pinnacle Bancshares, Inc.       Jasper            AL     SE        SAIF        AMSE    12/17/86   22.625
PSAB       Prime Bancorp, Inc.             Philadelphia      PA     MA        SAIF       NASDAQ   11/21/88   20.125
PSBK       Progressive Bank, Inc.          Fishkill          NY     MA         BIF       NASDAQ   08/01/84   24.125
PTRS       Potters Financial Corp.         East Liverpool    OH     MW        SAIF       NASDAQ   12/31/93   19.625
PULS       Pulse Bancorp                   South River       NJ     MA        SAIF       NASDAQ   09/18/86   17.750
PVFC       PVF Capital Corp.               Bedford Heights   OH     MW        SAIF       NASDAQ   12/30/92   16.500
PVSA       Parkvale Financial Corporation  Monroeville       PA     MA        SAIF       NASDAQ   07/16/87   25.000
PWBC       PennFirst Bancorp, Inc.         Ellwood City      PA     MA        SAIF       NASDAQ   06/13/90   13.500
QCBC       Quaker City Bancorp, Inc.       Whittier          CA     WE        SAIF       NASDAQ   12/30/93   19.000
QCFB       QCF Bancorp, Inc.               Virginia          MN     MW        SAIF       NASDAQ   04/03/95   19.500
QCSB       Queens County Bancorp, Inc.     Flushing          NY     MA         BIF       NASDAQ   11/23/93   56.500
RARB       Raritan Bancorp Inc.            Raritan           NJ     MA         BIF       NASDAQ   03/01/87   24.250
RCSB       RCSB Financial, Inc.            Rochester         NY     MA         BIF       NASDAQ   04/29/86   33.875
RELY       Reliance Bancorp, Inc.          Garden City       NY     MA        SAIF       NASDAQ   03/31/94   22.125
ROSE       TR Financial Corp.              Garden City       NY     MA         BIF       NASDAQ   06/29/93   35.500
RVSB       Riverview Savings Bank, MHC     Camas             WA     WE        SAIF       NASDAQ   10/26/93   18.250
SBCN       Suburban Bancorporation, Inc.   Cincinnati        OH     MW        SAIF       NASDAQ   09/30/93   17.250
SECP       Security Capital Corporation    Milwaukee         WI     MW        SAIF       NASDAQ   01/03/94   86.750

SOURCE: SNL SECURITIES AND F&C CALCULATIONS      4

FERGUSON & COMPANY
------------------

                EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

                                                                             Deposit                        Current
                                                                            Insurance                        Stock
                                                                              Agency                         Price
Ticker     Short Name                      City              State  Region  (BIF/SAIF)  Exchange  IPO Date    ($)
SFED       SFS Bancorp, Inc.               Schenectady       NY     MA        SAIF       NASDAQ   06/30/95   17.000
SFFC       StateFed Financial Corporation  Des Moines        IA     MW        SAIF       NASDAQ   01/05/94   18.000
SFSB       SuburbFed Financial Corp.       Flossmoor         IL     MW        SAIF       NASDAQ   03/04/92   22.750
SFSL       Security First Corp.            Mayfield Heights  OH     MW        SAIF       NASDAQ   01/22/88   18.875
SHEN       First Shenango Bancorp, Inc.    New Castle        PA     MA        SAIF       NASDAQ   04/06/93   25.500
SISB       SIS Bancorp, Inc.               Springfield       MA     NE         BIF       NASDAQ   02/08/95   26.500
SMBC       Southern Missouri Bancorp, Inc  Poplar Bluff      MO     MW        SAIF       NASDAQ   04/13/94   17.000
SMFC       Sho-Me Financial Corp.          Mt. Vernon        MO     MW        SAIF       NASDAQ   07/01/94   28.875
SOPN       First Savings Bancorp, Inc.     Southern Pines    NC     SE        SAIF       NASDAQ   01/06/94   19.875
SOSA       Somerset Savings Bank           Somerville        MA     NE         BIF       NASDAQ   07/09/86    2.625
SPBC       St. Paul Bancorp, Inc.          Chicago           IL     MW        SAIF       NASDAQ   05/18/87   26.500
SSBK       Strongsville Savings Bank       Strongsville      OH     MW        SAIF       NASDAQ         NA   22.750
STFR       St. Francis Capital Corp.       Milwaukee         WI     MW        SAIF       NASDAQ   06/21/93   31.500
STND       Standard Financial, Inc.        Chicago           IL     MW        SAIF       NASDAQ   08/01/94   20.500
STSA       Sterling Financial Corp.        Spokane           WA     WE        SAIF       NASDAQ         NA   17.250
SVRN       Sovereign Bancorp, Inc.         Wyomissing        PA     MA        SAIF       NASDAQ   08/12/86   12.625
SWBI       Southwest Bancshares            Hometown          IL     MW        SAIF       NASDAQ   06/24/92   19.875
SWCB       Sandwich Co-operative Bank      Sandwich          MA     NE         BIF       NASDAQ   07/25/86   32.500
TBK        Tolland Bank                    Tolland           CT     NE         BIF        AMSE    12/19/86   15.750
TCB        TCF Financial Corp.             Minneapolis       MN     MW        SAIF        NYSE    06/17/86   45.500
THR        Three Rivers Financial Corp.    Three Rivers      MI     MW        SAIF        AMSE    08/24/95   14.250
THRD       TF Financial Corporation        Newtown           PA     MA        SAIF       NASDAQ   07/13/94   19.000
TPNZ       Tappan Zee Financial, Inc.      Tarrytown         NY     MA        SAIF       NASDAQ   10/05/95   15.000
TRIC       Tri-County Bancorp, Inc.        Torrington        WY     WE        SAIF       NASDAQ   09/30/93   18.500
TSBS       Trenton SB, MHC                 Lawrenceville     NJ     MA         BIF       NASDAQ   08/03/95   16.188
TSH        Teche Holding Co.               Franklin          LA     SW        SAIF        AMSE    04/19/95   15.375
TWIN       Twin City Bancorp               Bristol           TN     SE        SAIF       NASDAQ   01/04/95   18.500
UBMT       United Financial Corp.          Great Falls       MT     WE        SAIF       NASDAQ   09/23/86   19.750
UFRM       United Federal Savings Bank     Rocky Mount       NC     SE        SAIF       NASDAQ   07/01/80    8.250
VFFC       Virginia First Financial Corp.  Petersburg        VA     SE        SAIF       NASDAQ   01/01/78   15.750
WAMU       Washington Mutual Inc.          Seattle           WA     WE         BIF       NASDAQ   03/11/83   54.063
WAYN       Wayne Savings & Loan Co. MHC    Wooster           OH     MW        SAIF       NASDAQ   06/25/93   26.000
WBST       Webster Financial Corporation   Waterbury         CT     NE        SAIF       NASDAQ   12/12/86   39.625
WCBI       Westco Bancorp                  Westchester       IL     MW        SAIF       NASDAQ   06/26/92   21.875
WEFC       Wells Financial Corp.           Wells             MN     MW        SAIF       NASDAQ   04/11/95   15.250
WFCO       Winton Financial Corp.          Cincinnati        OH     MW        SAIF       NASDAQ   08/04/88   13.000
WFSL       Washington Federal, Inc.        Seattle           WA     WE        SAIF       NASDAQ   11/17/82   26.000
WRNB       Warren Bancorp, Inc.            Peabody           MA     NE         BIF       NASDAQ   07/09/86   16.000
WSB        Washington Savings Bank, FSB    Waldorf           MD     MA        SAIF        AMSE          NA    5.125
WSFS       WSFS Financial Corporation      Wilmington        DE     MA         BIF       NASDAQ   11/26/86   12.000
WSTR       WesterFed Financial Corp.       Missoula          MT     WE        SAIF       NASDAQ   01/10/94   21.250
WVFC       WVS Financial Corporation       Pittsburgh        PA     MA        SAIF       NASDAQ   11/29/93   26.250
YFED       York Financial Corp.            York              PA     MA        SAIF       NASDAQ   02/01/84   18.500

Maximum                                                                                                      86.750
Minimum                                                                                                       2.625
Average                                                                                                      22.168
Median                                                                                                       19.500

SOURCE: SNL SECURITIES AND F&C CALCULATIONS      5

FERGUSON & COMPANY
------------------

                EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

                                                                                                            Tangible
            Current    Price/     Current      Current                Current       Total      Equity/       Equity/     Core
            Market       LTM      Price/     Price/ Tang    Price/    Dividend     Assets       Assets     Tang Assets    EPS
            Value     Core EPS   B Value    Book Value     Assets     Yield           ($000)    (%)           (%)        ($)
Ticker       ($M)       (x)        (%)          (%)         (%)        (%)        Mst RctQ    Mst RctQ     Mst RctQ      LTM
AADV         117.90      15.79    130.72         141.12     11.43        1.11     1,031,221       8.74           8.15    2.28
ABBK          41.65      14.57    124.15         138.98      8.55        1.82       486,958       6.89           6.20    1.51
ABCL          82.87      19.22    146.36         150.51     12.41           -       667,964       8.48           8.26    1.60
ABCW         212.56      14.51    184.44         189.07     11.37        1.09     1,869,211       6.17           6.02    3.17
AFCB         129.37      13.22    125.31         126.13     12.53        2.39     1,032,213       9.82           9.77    1.90
AFFFZ        202.11       6.15    120.09         122.05      9.15        4.76     2,209,051       8.03           7.91    5.47
AHM        4,290.43      18.83    220.01         261.36      8.60        2.10    49,902,044       4.88           4.28    2.23
ALBK         468.02      15.76    146.64         169.79     13.35        1.66     3,506,136       9.10           7.96    2.30
ANBK          47.75      20.08    102.47         102.47      9.81        0.91       486,639       9.15           9.15    0.66
ANDB         150.17      11.79    156.67         156.67     12.46        2.05     1,204,813       7.96           7.96    2.48
ASBI          52.25      15.12    118.91         119.00     13.17        3.78       396,755      11.08          11.07    1.05
ASBP          20.77      20.45    111.28         111.28     18.57        3.32       111,824      15.71          15.71    0.59
ASFC         920.65      18.17    156.36         188.46     12.66        1.03     7,272,763       8.10           6.81    2.36
BANC         318.29      18.03    180.45         194.16     11.61        0.85     2,170,480       6.44           6.01    0.95
BDJI          13.49      19.25    108.15         108.15     12.29           -       109,729      11.36          11.36    1.00
BFD          102.51      23.73    111.02     NA             12.49        1.22       820,567      10.52     NA            0.69
BFSB          22.16      12.66    113.44         113.44     17.10        2.48       129,601      14.26          14.26    1.53
BKC           67.64      12.83    143.41         150.20     12.11        4.88       558,437       8.45           8.10    2.30
BKCT          59.77      13.92    139.81         139.81     14.25        3.53       419,398      10.19          10.19    1.67
BKUNA         83.11      21.67    128.46         160.36      5.80           -     1,329,044       7.39           6.55    0.45
BSBC          20.72      14.81    159.36         159.36     14.30        2.00       183,511       8.98           8.98    0.27
BVFS         382.12      19.54    191.02         201.30     11.58        1.12     3,300,262       6.06           5.77    2.93
BWFC          21.38      23.50     94.23          94.23     14.93        2.38       143,186      15.85          15.85    0.50
CAFI          48.24      10.36    114.05         114.05      8.65        3.05       378,078       7.58           7.58    1.52
CAPS          26.49      13.33    132.83         132.83     11.24        1.71       235,687       8.46           8.46    1.05
CARV          22.85      24.09     65.48          68.43      6.14           -       372,147       9.38           9.01    0.41
CASB          33.62      20.47    158.37         158.37      9.66           -       348,050       6.10           6.10    0.80
CASH          48.52      12.14    111.07         125.47     13.12        2.15       369,885      11.81          10.60    1.38
CBCI          83.19      14.00    103.38         103.38     16.57           -       510,217      16.03          16.03    2.54
CBCO          32.98      14.78    164.88         164.88     14.56           -       226,553       8.83           8.83    1.92
CBIN          27.28      13.89    107.09         107.34     11.63        2.47       234,600      10.85          10.83    0.99
CBNH          57.24      14.34    140.31         140.31     10.40        2.74       550,596       7.41           7.41    1.63
CBSA         134.11      12.33    144.39         173.08      4.66        1.48     2,875,907       3.27           2.75    2.19
CBSB          67.52      16.20    116.73         125.99     17.77        1.51       380,051      15.22          14.27    0.98
CEBK          35.86      16.74    107.73         121.42     11.06        1.75       324,297      10.26           9.22    1.09
CENF         175.90      10.57    154.27         154.55      8.05        1.06     2,184,858       5.22           5.21    3.23
CFB          770.97      13.14    195.29         222.14     11.23        0.78     6,868,213       5.75           5.09    2.73
CFCP          82.85      20.51    286.40         286.40     18.25        1.83       453,955       6.37           6.37    1.17
CFFC          27.99      13.02    121.95         121.95     16.80        2.55       166,664      13.78          13.78    1.69
CFSB          97.65      13.83    156.37         156.37     11.77        2.31       829,800       7.53           7.53    1.50
CFX          220.67      15.45    166.02         178.38     14.26        5.18     1,547,092       8.59           8.05    1.10
CIBI          11.08      12.59    101.51         101.51     11.56        2.29        95,787      11.39          11.39    1.39
CKFB          16.46      21.65    104.29         104.29     27.41        2.48        60,038      25.15          25.15    0.82
CMRN          47.01      17.01     99.10          99.10     24.50        1.70       191,879      24.73          24.73    0.97
CMSV          96.97      16.19    127.42         127.42     14.80        4.05       655,209      11.62          11.62    1.22
CNIT          73.51      18.60    152.28         167.16     10.72        2.22       685,962       7.04           6.45    2.42
CNSK          38.05      20.71    178.11         178.11      9.83           -       387,177       7.28           7.28    0.67
COFD         856.43      14.69    227.64         253.47     15.45        2.38     5,543,924       6.79           6.14    2.86
COFI       2,214.76      13.98    238.44         257.22     15.93        1.93    13,904,563       6.68           6.22    3.41
CSA          875.80      22.99    206.33         209.44     10.06           -     8,704,952       4.88           4.81    2.05
CTBK          18.31      12.96    112.81         115.37      7.56        2.07       242,182       6.70           6.56    1.49
CTZN         309.04      15.65    167.13         188.58     10.59        0.89     2,918,160       6.34           5.66    2.30
CVAL          32.68      13.25    127.23         127.23     11.26        2.20       290,173       8.85           8.85    1.51
CZF           13.35      15.77    110.03         110.03     17.65        2.88        75,635      16.00          15.99    0.88
DFIN          54.68      22.66    101.54         101.54     23.24        1.66       235,264      22.88          22.88    0.64
DIBK         105.15       8.33    167.90         174.62     14.00        1.76       751,303       8.33           8.04    2.46
DME        1,806.83      13.69    176.74         178.39      9.58           -    18,870,108       5.42           5.37    1.26
DNFC         151.31      12.76    177.70         179.81     10.27           -     1,473,054       5.85           5.78    1.42
DSL          601.47      18.46    153.61         156.04     11.57        1.35     5,198,157       7.53           7.42    1.28

SOURCE: SNL SECURITIES AND F&C CALCULATIONS            6

FERGUSON & COMPANY
------------------

                EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

                                                                                                            Tangible
            Current    Price/     Current      Current                Current       Total      Equity/       Equity/     Core
            Market       LTM      Price/     Price/ Tang    Price/    Dividend     Assets       Assets     Tang Assets    EPS
            Value     Core EPS   B Value    Book Value     Assets     Yield           ($000)    (%)           (%)        ($)
Ticker       ($M)       (x)        (%)          (%)         (%)        (%)        Mst RctQ    Mst RctQ     Mst RctQ      LTM
EBSI          76.82      14.67    132.46         132.46     11.53        3.56       666,166       8.71           8.71    1.15
EFBI          29.88      16.95     95.72          95.84     12.13           -       246,397      12.67          12.65    0.87
EGFC         132.92      15.90    126.30         168.49      9.11        3.15     1,458,050       7.22           5.51    1.84
EIRE          43.11      16.96    154.39         154.39     10.52        1.44       409,639       6.82           6.82    1.15
EQSB          19.80      10.89    138.19         138.19      6.91           -       286,637       5.00           5.00    3.03
ESBK          13.78      22.94     97.79         102.20      6.19        3.28       222,839       6.33           6.07    0.85
FBBC         122.19      13.46    141.38         141.38     18.62        2.54       656,183      13.17          13.17    1.17
FBCI          56.43      18.08    114.60         114.93     11.66        1.58       484,106      10.17          10.14    1.12
FBHC          19.89      16.72    111.09         120.05      7.14        1.16       278,532       6.43           5.98    1.45
FBSI          23.01      14.69     99.33          99.48     14.65        1.04       157,014      14.75          14.73    1.31
FCIT          64.27      15.74    154.38         154.38      9.35           -       687,196       6.06           6.06    1.39
FCME          11.37       2.62    138.66         138.66      8.34           -       136,429       6.01           6.01    3.20
FDEF         122.53      22.70    105.10         105.10     22.55        2.47       543,411      21.45          21.45    0.57
FED          280.36      15.75    144.07         146.13      6.77           -     4,143,852       4.69           4.63    1.69
FESX         116.89      12.30    140.63         163.89     10.95        3.05     1,067,175       7.79           6.76    1.28
FFBI           7.47      23.24     99.40          99.40      7.68           -        97,143       7.73           7.73    0.71
FFBS          34.44      18.80    131.89         131.89     27.09        2.27       127,125      19.39          19.39    1.17
FFBZ          27.51      15.91    209.08         209.33     14.55        1.37       189,065       7.58           7.57    1.10
FFCH         170.24      14.06    176.70         176.70     10.75        2.67     1,582,274       6.09           6.09    1.92
FFES          67.95      11.15    112.94         112.94      7.09        2.32       958,550       6.28           6.28    2.32
FFFC         114.97      18.70    143.78         146.97     21.54        1.63       533,826      13.95          13.69    1.31
FFFG          31.61      17.05    168.16         168.16     10.16           -       311,028       6.05           6.05    0.22
FFFL         126.46      24.35    154.70         156.12     14.44        4.27       875,998       9.33           9.25    0.77
FFHC         995.99      14.87    242.72         250.58     17.47        2.22     5,700,431       7.20           6.99    1.82
FFHH          55.32      21.41    108.32         108.32     15.27        2.92       362,373      12.40          12.40    0.80
FFHS          18.82      15.19     95.25          96.04      8.62        1.97       218,329       9.05           8.98    1.07
FFIC         158.82      24.68    119.20         119.20     20.48        0.83       775,343      17.19          17.19    0.78
FFKY          87.82      17.36    175.73         187.50     23.93        2.48       367,067      13.62          12.87    1.21
FFLC          65.21      21.06    121.59         121.59     18.82        1.79       346,442      15.48          15.48    1.27
FFSL          12.43      14.87    103.71         103.71     11.41        2.13       108,914      11.00          11.00    0.79
FFSW         140.10      17.80    256.30         313.77     12.56        1.24     1,110,723       7.42           6.50    2.17
FFSX          56.97      17.39    152.32         153.71     12.46        2.38       457,311       8.18           8.11    1.74
FFWC          17.73      11.07    109.97         109.97     11.21        2.38       158,200      10.19          10.19    2.28
FFWD          23.51      13.58    115.13         115.13     14.72        2.54       159,693      12.78          12.78    1.16
FFYF         108.51      16.86    130.18         130.18     18.63        2.79       582,331      14.31          14.31    1.49
FGHC          19.84      15.98    164.97         183.96     13.18        0.82       150,551       8.01           7.24    0.61
FIBC          32.11      14.58    124.66         125.34     12.39        2.18       259,104       9.94           9.89    1.26
FISB         237.69      15.99    171.41         173.70     15.88        2.10     1,496,421       9.27           9.15    1.79
FKFS          26.40      11.81    119.25         119.25      8.94        0.93       310,695       7.50           7.50    1.82
FLFC         153.30      16.04    187.45         213.29     12.64        1.86     1,212,681       7.37           6.60    1.34
FMCO          47.26      10.45    139.67         143.12      8.72        1.01       541,710       6.24           6.10    1.89
FMSB          47.84      13.27    174.57    NA              11.48        1.03       416,832       6.57    NA             1.47
FNGB          77.33      16.17    110.09         110.09     12.56        3.63       615,503      11.41          11.41    1.09
FOBC          45.18      14.13    108.86         114.49     13.21        3.16       341,897      11.69          11.18    1.30
FRC          180.38      18.50    142.77         142.94      8.36           -     2,156,599       5.86           5.86    1.27
FSBI          32.15      13.06    138.81         138.81     10.02        1.55       320,336       7.22           7.22    1.78
FSFC          48.27      15.49    143.04         143.04     14.81        1.82       326,013      10.36          10.36    0.71
FSLA         156.28      18.75    168.34         190.79     15.83        1.84       987,115       9.41           8.39    1.16
FSPG          47.40      10.00    145.23         148.05      9.51        2.29       498,399       6.55           6.43    1.75
FSTC          38.42       9.42    156.46         198.91     14.66        1.85       257,288       9.37           7.52    2.52
FTF           30.02      10.36    114.27         114.27     18.37        2.75       163,571      16.07          16.07    1.58
FTFC         180.75      17.88    195.36         207.16     12.38        2.17     1,469,422       6.34           6.00    1.65
FTSB          18.49      24.48    117.85         117.85     20.30        2.13        91,109      17.22          17.22    0.48
FWWB         215.35      21.01    134.84         146.79     22.04        0.98       977,075      15.13          14.08    0.97
GBCI          83.56      13.60    214.47         214.66     20.27        2.59       412,042       9.45           9.44    1.82
GDW        4,013.97       9.25    170.77         170.77     10.64        0.63    37,730,598       6.23           6.23    7.57
GFCO          25.53      13.69     95.13          96.85      9.16        3.16       278,721       9.63           9.48    1.57
GFSB          11.07      11.65    110.59         110.59     12.69        1.80        87,625      11.47          11.47    1.91
GPT        2,943.82      22.06    178.31         311.24     22.09        1.61    13,325,585      10.95           6.58    2.81

SOURCE: SNL SECURITIES AND F&C CALCULATIONS                  7

FERGUSON & COMPANY
------------------

                EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

                                                                                                            Tangible
            Current    Price/     Current      Current                Current       Total      Equity/       Equity/     Core
            Market       LTM      Price/     Price/ Tang    Price/    Dividend     Assets       Assets     Tang Assets    EPS
            Value     Core EPS   B Value    Book Value     Assets     Yield           ($000)    (%)           (%)        ($)
Ticker       ($M)       (x)        (%)          (%)         (%)        (%)        Mst RctQ    Mst RctQ     Mst RctQ      LTM
GRTR         213.17      23.86    139.26         139.26      8.39        1.27     2,541,888       8.25           8.25    0.66
GSBC         140.03      14.39    232.68         232.68     20.91        2.34       669,483       8.99           8.99    1.19
GSLC           8.78      17.92    132.13         132.13      7.56        1.05       116,177       5.71           5.71    0.53
GTFN         465.85      24.81    166.08         173.05     16.08        1.46     2,897,162       9.68           9.33    1.33
GUPB          14.65      20.06    100.68         100.68     17.91        2.46        81,775      17.79          17.79    0.81
GWBC          15.33      20.96     90.02          90.02     23.07        2.81        66,439      25.63          25.63    0.68
HALL          26.69      12.59     95.07          95.07      6.73           -       396,808       7.07           7.07    1.47
HARB         183.97      15.39    209.86         218.60     17.35        3.76     1,060,339       8.27           7.96    2.42
HARL          35.01      12.87    171.73         171.73     10.80        1.86       324,230       6.29           6.29    1.67
HAVN         145.98      11.18    146.87    NA               9.22        1.78     1,583,545       6.28    NA             3.02
HBFW          51.73      19.12    113.70         113.70     15.91        1.03       325,168      13.99          13.99    1.02
HBNK          55.10      23.30    158.10         158.10     11.25           -       489,701       7.12           7.12    1.03
HBS           20.11      14.96    100.18         104.30     15.37        3.34       130,859      15.34          14.83    1.12
HFFB          32.99      22.89    106.14         106.14     30.82        2.46       107,051      26.75          26.75    0.71
HFFC          60.58      14.36    119.40         119.75     10.96        1.78       552,735       9.26           9.24    1.41
HFGI          34.20      14.58    143.64         143.64      6.48           -       527,369       4.52           4.52    0.72
HFSA          13.13      18.09     91.73          91.73     13.53        2.91        97,015      14.76          14.76    0.76
HHFC           9.35      21.74     89.93          89.93     11.17        4.00        83,659      12.43          12.43    0.46
HIFS          24.17      11.86    125.76         125.76     11.99        1.93       201,586       9.53           9.53    1.57
HMCI          22.29      21.94    106.87         106.87      6.64           -       335,824       6.21           6.21    0.90
HMNF         103.09      20.39    125.54         125.54     18.59           -       554,732      14.80          14.80    1.14
HOMF          92.59      13.22    171.69         177.77     14.24        1.45       650,433       8.29           8.03    2.09
HPBC          33.61      11.06    167.28         167.28     17.70        4.38       189,931      10.58          10.58    1.65
HRBF          30.04      23.46    106.50         106.50     13.73        2.34       218,777      12.89          12.89    0.73
HRZB          96.36      13.04    123.25         123.25     19.06        2.67       504,553      15.46          15.46    1.15
HTHR          29.24      19.74     91.84          91.84      3.53           -       827,784       5.25           5.25    0.57
HVFD          38.60      13.24    136.18         136.27     11.13        2.77       346,856       8.17           8.17    1.53
IFSB          11.36      22.76     68.16          78.68      4.58        2.48       247,888       6.73           5.88    0.39
INBI          69.49      15.59    111.92         111.92     21.28        3.17       326,613      19.01          19.01    0.81
IPSW          18.41      14.62    186.97         186.97     11.58        1.29       158,942       6.20           6.20    1.06
ISBF         178.04      24.51    147.75         152.29     25.96        1.35       685,827      16.38          15.97    1.03
ITLA         128.12      12.04    143.39         143.39     15.81           -       810,443      11.02          11.02    1.36
IWBK         284.03      15.99    244.66         250.71     16.68        1.58     1,703,244       6.81           6.66    2.22
JSBA         121.27      16.86    134.32         163.01     10.75        1.38     1,128,339       7.24           6.04    1.72
JSBF         388.88      16.84    118.30         118.30     25.55        3.52     1,518,830      21.60          21.60    2.36
KFBI         156.29      19.78    102.46         102.46     23.22        1.79       673,094      22.67          22.67    0.79
KNK           39.44      17.64    108.08         115.66     11.25        1.72       350,643      10.41           9.79    1.58
KSAV          13.10      12.42     95.46          95.55     12.99        3.04       100,840      13.61          13.60    1.59
KSBK          13.98      10.12    149.78         160.91     10.42        0.59       134,079       6.96           6.51    3.36
KYF           16.32      16.32    108.29         108.29     18.57        4.26        87,874      17.15          17.15    0.72
LARK          34.65      17.16    105.92         105.92     15.61        2.12       221,978      14.74          14.74    1.10
LARL          32.58      12.15    150.24         150.24     16.09        2.05       202,474      10.71          10.71    1.77
LFED          65.64      21.84    145.93         145.93     23.58        3.58       278,311      16.16          16.16    0.87
LIFB         196.94      16.95    130.46         134.77     13.87        2.20     1,419,762      10.63          10.33    1.18
LISB         938.59      23.98    178.57         180.33     16.30        1.56     5,759,340       9.13           9.05    1.60
LOGN          16.33      14.94    105.86         105.86     21.03        3.08        77,668      19.86          19.86    0.87
LSBI          17.90      24.07     99.19          99.19     10.06           -       177,840       9.40           9.40    0.81
LSBX          41.97       8.30    144.58         144.58     12.42           -       337,856       8.59           8.59    1.19
LVSB          76.79      21.17    163.07         204.71     16.71        0.79       472,698      10.24           8.33    1.50
MAFB         416.98      13.12    166.39         192.77     12.91        0.91     3,230,341       7.76           6.77    3.03
MARN          39.18      16.35     98.02          98.02     22.29        3.77       175,806      22.74          22.74    1.30
MASB         109.48      12.66    118.67         118.67     12.33        2.65       888,237      10.39          10.39    3.22
MBB           53.49      18.33     96.35         245.13      6.31        3.18       848,255       8.01           4.21    1.03
MBB           53.49      18.33     96.35         245.13      6.31        3.18       848,255       8.01           4.21    1.03
MBLF          26.94      16.23     94.80          94.80     12.90        1.99       208,898      13.61          13.61    1.24
MCBN           4.37      12.67     87.92          87.92      7.56        2.74        57,838       8.60           8.60    1.50
MCBS          50.92      12.56    130.36         130.42     14.32        1.58       355,525      10.64          10.64    2.01
MDBK         131.50      13.49    142.16         154.09     12.66        2.48     1,039,098       8.90           8.27    2.15
MERI          27.48      13.98    156.80         156.80     12.13        1.97       226,591       7.73           7.73    2.54

SOURCE: SNL SECURITIES AND F&C CALCULATIONS                8

FERGUSON & COMPANY
------------------

                EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

                                                                                                            Tangible
            Current    Price/     Current      Current                Current       Total      Equity/       Equity/     Core
            Market       LTM      Price/     Price/ Tang    Price/    Dividend     Assets       Assets     Tang Assets    EPS
            Value     Core EPS   B Value    Book Value     Assets     Yield           ($000)    (%)           (%)        ($)
Ticker       ($M)       (x)        (%)          (%)         (%)        (%)        Mst RctQ    Mst RctQ     Mst RctQ      LTM
MFBC          33.71      21.35     97.79          97.79     15.05        1.68       223,945      15.39          15.39    0.89
MFFC          30.59      23.52    112.90         112.90     17.41        4.32       175,707      15.42          15.42    0.59
MFLR          16.46      16.67    141.76         144.42     13.66        2.60       120,448       9.64           9.48    1.11
MFSL         116.64      13.40    126.36         128.23     10.32        2.15     1,129,756       8.17           8.06    2.78
MGNL         250.77      11.77    192.51         200.55     18.69        3.29     1,341,985       9.71           9.36    1.55
MIVI          12.50      17.62     95.90          95.90     17.77        1.09        70,329      18.53          18.53    0.83
MLBC         202.65      17.20    132.94         136.27     10.81        2.19     1,875,091       7.53           7.36    1.01
MSBF          13.96      13.85    110.97         110.97     21.18        2.30        66,541      19.09          19.09    1.57
MWBI           9.96      10.67    103.71         103.71      7.30        2.11       136,425       7.04           7.04    2.67
MWBX          69.45      10.42    177.30         177.30     13.29        2.40       522,570       7.49           7.49    0.48
MWFD          29.17      16.82    176.64         184.80     14.83        1.67       194,707       8.39           8.05    1.07
NASB          88.84      11.15    173.67         180.29     12.49        2.04       711,088       7.19           6.95    3.52
NEBC          16.93      24.55    101.10         118.13      7.10        2.33       238,459       7.86           6.92    0.56
NEIB          25.58      15.83     99.72          99.72     17.40        2.25       160,032      17.44          17.44    0.90
NHTB          20.03      13.20    103.89         103.89      7.56        4.26       264,016       7.27           7.27    0.89
NMSB          38.40      17.27    117.28         117.28     12.31        2.53       311,863      10.50          10.50    0.55
NSSB         116.09      19.55    151.73         162.14     16.99        2.23       683,299      11.20          10.55    1.10
NSSY          60.84      19.98    137.68         143.52      9.52        0.79       637,156       7.21           6.94    1.27
NTMG           5.24      22.35    104.17         104.17      5.59           -        93,924       5.84           5.84    0.33
NWEQ          12.55      14.52     97.68          97.68     13.00        3.26        96,518      12.25          12.25    0.93
NWSB         365.25      18.38    191.25         200.58     19.10        2.05     1,911,978       9.99           9.57    0.85
NYB          555.08      15.65    348.96         348.96     17.78        1.79     3,122,017       5.09           5.09    2.14
OFCP          98.41      19.79    130.58         165.22     11.90        1.90       827,275       9.11           7.34    0.96
OHSL          27.06      16.03    107.51         107.51     12.43        3.44       217,627      11.56          11.56    1.38
PBCI          64.30      15.09    120.21         121.14     17.72        4.91       362,910      14.74          14.64    1.35
PBCT       1,399.09      22.55    226.38         226.68     18.30        2.55     7,645,200       8.08           8.07    1.53
PBKB          41.56      17.00    150.18         158.19      8.43        2.82       513,421       5.61           5.35    0.75
PBNB          59.56      16.03    128.92         137.91     12.35        2.94       482,394       9.58           9.01    1.95
PCBC          14.27      14.26     94.11          94.11     17.75        1.74        80,408      18.86          18.86    1.21
PCCI          38.09      15.48    155.69         155.69     12.53           -       304,085       8.05           8.05    0.84
PDB           28.54      23.06    145.31         145.31     22.82        3.86       125,086      15.69          15.69    0.45
PEEK          50.24      20.33    105.32         105.32     27.47        2.36       187,534      26.09          26.09    0.75
PERM          46.86      23.44    116.94         118.11     11.35        1.33       412,967       9.70           9.61    0.96
PERT          39.12      19.12    132.05         132.05     17.54           -       223,000      13.29          13.29    1.36
PETE          36.50      11.29    129.73         130.01      8.54           -       427,407       6.58           6.57    1.55
PFDC          47.85      11.40    111.38         111.38     17.08        2.89       280,339      15.34          15.34    1.82
PFNC          32.53      21.19    163.00         188.05      8.47        0.92       383,981       5.20           4.54    0.41
PFSB         120.52      13.23    120.83         148.63      9.93        1.12     1,213,679       7.56           6.23    1.89
PFSL          31.04      13.52    133.12         133.12      8.32        4.72       373,084       6.25           6.25    1.41
PHBK         885.45      13.94    202.68         242.47     16.40        2.30     5,398,398       8.10           6.86    2.25
PKPS          74.77      21.21    104.36         104.36      8.71        1.68       858,690       8.35           8.35    0.28
PLE           20.13      13.23    131.69         136.21     10.30        3.54       195,502       7.82           7.58    1.71
PSAB         106.48      15.60    150.98    NA              11.50        3.38       926,071       7.61    NA             1.29
PSBK          92.27      10.09    127.17         144.55     10.54        2.82       875,180       8.29           7.37    2.39
PTRS           9.93      22.30     96.44          96.44      7.92        1.43       125,497       8.21           8.21    0.88
PULS          54.33      11.75    136.64         136.64     10.62        3.94       509,690       7.77           7.77    1.51
PVFC          38.34       7.08    161.13         161.13     11.03           -       347,577       6.85           6.85    2.33
PVSA         101.15      10.78    142.37         143.68     10.70        2.08       945,302       7.52           7.45    2.32
PWBC          52.67      13.11    102.20         111.94      7.54        2.67       698,735       7.38           6.78    1.03
QCBC          72.05      18.81    106.26         106.50      9.43           -       764,466       8.87           8.85    1.01
QCFB          27.81      12.91    106.32         106.32     18.75           -       148,321      17.64          17.64    1.51
QCSB         431.10      20.40    203.90         203.90     31.73        1.77     1,358,656      15.56          15.56    2.77
RARB          36.71      12.25    133.76         136.54     10.49        2.89       354,176       7.84           7.69    1.98
RCSB         519.35      14.86    160.39         164.68     12.94        1.77     4,014,317       8.07           7.87    2.28
RELY         195.25      13.92    125.57         180.17     10.40        2.53     1,878,184       8.28           5.91    1.59
ROSE         311.94      12.37    141.94         141.94      9.57        2.48     3,259,627       6.26           6.26    2.87
RVSB          40.07      16.44    164.27         182.32     17.85        1.21       224,473      10.87           9.90    1.11
SBCN          25.44      20.78     95.62          95.62     11.63        3.48       218,734      11.81          11.81    0.83
SECP         798.33      18.50    149.13         149.13     21.82        1.38     3,657,959      15.53          15.53    4.69

SOURCE: SNL SECURITIES AND F&C CALCULATIONS                  9

FERGUSON & COMPANY
------------------

                EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

                                                                                                            Tangible
            Current    Price/     Current      Current                Current       Total      Equity/       Equity/     Core
            Market       LTM      Price/     Price/ Tang    Price/    Dividend     Assets       Assets     Tang Assets    EPS
            Value     Core EPS   B Value    Book Value     Assets     Yield           ($000)    (%)           (%)        ($)
Ticker       ($M)       (x)        (%)          (%)         (%)        (%)        Mst RctQ    Mst RctQ     Mst RctQ      LTM
SFED          21.73      16.83    102.66         102.66     13.09        1.41       166,030      12.75          12.75    1.01
SFFC          14.20      14.17     95.85          95.85     17.03        2.22        82,809      17.77          17.77    1.27
SFSB          28.55      15.91    108.75         109.27      7.06        1.41       404,092       6.50           6.47    1.43
SFSL          93.88      13.20    162.86         165.86     15.04        2.33       624,296       9.24           9.08    1.43
SHEN          52.53      14.66    122.01         122.01     12.94        1.88       405,785      10.61          10.61    1.74
SISB         151.68       8.39    144.89         144.89     11.25        1.81     1,348,612       7.56           7.56    3.16
SMBC          27.84      16.67    107.87    NA              17.44        2.94       159,653      16.17    NA             1.02
SMFC          41.98      17.39    139.76         139.76     14.09           -       298,037      10.08          10.08    1.66
SOPN          73.32      18.23    110.23         110.23     27.57        3.42       265,888      25.01          25.01    1.09
SOSA          43.71      15.44    146.65         146.65      8.45           -       517,342       5.77           5.77    0.17
SPBC         603.56      16.46    155.52         155.97     13.85        1.81     4,357,170       8.91           8.88    1.61
SSBK          57.58      12.93    133.43         135.90     10.15        2.11       567,490       7.61           7.48    1.76
STFR         168.72      17.70    132.74         139.75     11.97        1.52     1,409,316       8.93           8.52    1.78
STND         331.55      20.10    123.64         123.87     13.78        1.95     2,405,221      11.15          11.13    1.02
STSA          95.55      23.63    151.18    NA               6.22           -     1,536,344       5.81    NA             0.73
SVRN         752.97      13.29    190.14         269.19      7.98        0.63     9,433,154       5.04           3.91    0.95
SWBI          52.42      15.41    131.54         131.54     13.71        3.82       382,375      10.42          10.42    1.29
SWCB          61.80      15.19    159.94         168.48     13.30        3.69       464,555       8.32           7.93    2.14
TBK           18.47      13.13    118.42         122.57      7.95        1.27       232,282       6.71           6.50    1.20
TCB        1,581.45      16.31    287.79         299.15     22.30        1.65     7,090,862       7.75           7.48    2.79
THR           12.13      16.57     94.75          95.13     13.59        2.53        89,271      14.34          14.29    0.86
THRD          81.35      17.12    103.77         118.90     12.56        2.11       647,853      11.20           9.92    1.11
TPNZ          23.09      19.74    108.62         108.62     19.78        1.33       116,726      18.21          18.21    0.76
TRIC          11.26      15.42     85.69          85.69     13.11        3.24        85,888      15.31          15.31    1.20
TSBS         146.29      21.58    141.50         154.91     24.34        2.16       601,017      17.20          15.94    0.75
TSH           52.84      14.50    102.36         102.36     13.59        3.25       388,910      13.27          13.27    1.06
TWIN          15.79      17.29    117.98         117.98     15.00        3.46       105,263      12.71          12.71    1.07
UBMT          24.16      15.43     99.30          99.30     22.38        4.76       107,945      22.53          22.53    1.28
UFRM          25.29      20.12    128.11         128.11      9.59        2.42       263,582       7.49           7.49    0.41
VFFC          91.18      17.12    143.31         148.87     11.25        0.64       808,545       7.85           7.58    0.92
WAMU       6,819.63      23.20    280.12         297.54     15.31        1.85    44,551,925       5.38           5.10    2.33
WAYN          38.97      24.07    170.83         170.83     15.58        3.54       250,057       9.12           9.12    1.08
WBST         314.09      13.71    159.84         206.38      8.02        1.82     3,917,600       5.27           4.18    2.89
WCBI          56.15      14.49    117.42         117.42     18.06        2.74       310,992      15.38          15.38    1.51
WEFC          31.69      15.89    112.38         112.38     15.74           -       201,326      14.01          14.01    0.96
WFCO          25.82      12.04    120.82         123.81      8.83        3.23       292,264       7.31           7.15    1.08
WFSL       1,233.70      12.87    185.85         207.50     21.02        3.36     5,869,259      11.31          10.26    2.02
WRNB          58.59      10.13    170.03         170.03     16.32        2.75       358,954       9.60           9.60    1.58
WSB           21.63      10.68    102.91         102.91      8.48        1.95       255,049       8.24           8.24    0.48
WSFS         154.95      10.26    204.43         206.54     11.41           -     1,357,635       5.58           5.53    1.17
WSTR          93.44      19.14    117.53         117.53     16.58        1.88       563,617      14.11          14.11    1.11
WVFC          45.60      13.46    129.89         129.89     16.53        3.05       275,920      12.72          12.72    1.95
YFED         125.66      16.37    132.90         132.90     10.83        3.24     1,160,035       8.15           8.15    1.13

Maximum    6,819.63      24.81    348.96         348.96     31.73        5.18    49,902,044      26.75          26.75    7.57
Minimum        4.37       2.62     65.48          68.43      3.53           -        57,838       3.27           2.75    0.17
Average      204.37      16.21    138.34         145.28     13.61        1.96     1,575,802      10.43          10.19    1.47
Median        52.84      15.77    131.69         136.27     12.56        2.00       412,042       8.98           8.71    1.28

SOURCE: SNL SECURITIES AND F&C CALCULATIONS                   10

FERGUSON & COMPANY
------------------

               EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

             ROAA     ROACE                                                     ROAA     ROACE
            Before    Before                        NPAs/    Price/    Core    Before    Before
            Extra     Extra     Merger   Current    Assets    Core     EPS     Extra     Extra
             (%)       (%)     Target?   Pricing     (%)       EPS     ($)      (%)       (%)
Ticker       LTM       LTM      (Y/N)      Date      MRQ       (x)     MRQ      MRQ       MRQ
AADV         0.32      3.42       N      02/27/97    0.55     14.52    0.62     0.96     10.95
ABBK         0.74     11.00       N      02/27/97    0.31     13.41    0.41     0.76     11.32
ABCL         0.47      5.72       N      02/27/97    0.26     21.35    0.36     0.66      7.72
ABCW         0.72     11.06       N      02/27/97    0.80     12.64    0.91     0.99     16.05
AFCB         0.88      8.70       N      02/27/97    0.49     11.85    0.53     1.06     10.84
AFFFZ        1.37     19.46       N      02/27/97    0.44      2.39    3.51     4.72     63.21
AHM          0.29      4.53       N      02/27/97    2.07     15.91    0.66     0.73     16.58
ALBK         0.77      8.20       N      02/27/97    0.66     14.16    0.64     1.03     11.30
ANBK         0.15      1.44       N      02/27/97      NA     16.56    0.20    (0.58)    (6.00)
ANDB         1.09     14.08       N      02/27/97    1.21     12.39    0.59     1.07     13.44
ASBI         0.62      5.40       N      02/27/97    0.41     16.54    0.24     0.90      8.20
ASBP         0.60      2.72       N      02/27/97    1.60     20.11    0.15     1.11      5.83
ASFC         0.53      6.38       N      02/27/97    0.53     17.01    0.63     0.75      9.37
BANC         0.85     10.90       N      02/27/97    0.72     16.47    0.26     0.21      3.06
BDJI         0.32      2.45       N      02/27/97    0.22     16.59    0.29     0.71      6.25
BFD          0.40      3.32       N      02/27/97      NA     22.74    0.18     0.60      5.53
BFSB         1.06      7.02       N      02/27/97    0.03     14.68    0.33     1.10      7.73
BKC          1.26     14.40       N      02/27/97    2.20     15.36    0.48     1.26     14.59
BKCT         1.26     11.73       N      02/27/97    1.03     13.21    0.44     1.24     11.84
BKUNA        0.40      2.35       N      02/27/97    0.66     18.75    0.13     0.62      7.38
BSBC         1.05     11.77       N      02/27/97    1.92     14.29    0.07     1.15     12.63
BVFS         0.34      5.39       N      02/27/97    0.73     17.89    0.80     0.58      9.79
BWFC         0.77      4.12       N      02/27/97    0.05     24.48    0.12     1.04      6.25
CAFI         0.78      9.63       N      02/27/97    0.23     11.25    0.35    (0.34)    (4.23)
CAPS         0.63      6.65       N      02/27/97    0.12     12.50    0.28     0.92     10.88
CARV        (0.03)    (0.28)      N      02/27/97    0.41     35.27    0.07     0.16      1.75
CASB         0.51      8.16       N      02/27/97    0.57     21.55    0.19     0.53      8.76
CASH         0.75      6.38       N      02/27/97    0.75     12.69    0.33     1.01      8.78
CBCI         1.08      6.56       N      02/27/97    1.57     13.47    0.66     1.35      8.39
CBCO         1.01     10.71       N      02/27/97      NA     15.76    0.45     1.13     12.21
CBIN         0.59      5.03       N      02/27/97    0.13     12.28    0.28    (0.21)    (1.90)
CBNH         0.94     12.84       N      02/27/97    0.44     13.28    0.44     0.95     12.77
CBSA         0.25      7.48       N      02/27/97    0.56     12.05    0.56     0.45     13.95
CBSB         0.98      5.72       N      02/27/97    0.54     14.17    0.28     1.21      8.12
CEBK         0.59      5.92       N      02/27/97    1.67     10.37    0.44     0.99      9.82
CENF         0.55     10.88       N      02/27/97    1.46     17.77    0.48     0.50      9.77
CFB          0.66     11.05       N      02/27/97    1.02     12.63    0.71     0.90     15.97
CFCP         0.88     14.38       N      02/27/97    0.19     19.35    0.31     1.12     18.06
CFFC         1.04      7.50       N      02/27/97    0.35     11.96    0.46     1.41     10.22
CFSB         0.69      8.54       N      02/27/97    0.24     12.65    0.41     1.06     13.94
CFX          0.86      9.58       N      02/27/97    0.68     13.71    0.31     1.18     13.67
CIBI         0.64      4.99       N      02/27/97    0.69     12.15    0.36     0.91      7.81
CKFB         1.30      4.87       N      02/27/97    0.52     20.17    0.22     1.31      5.19
CMRN         1.15      4.39       N      02/27/97    0.13     17.19    0.24     1.35      5.46
CMSV         0.64      5.37       N      02/27/97    0.63     22.44    0.22     0.71      6.11
CNIT         0.40      5.61       N      02/27/97    0.77     14.24    0.79    (0.07)    (0.96)
CNSK         0.42      5.35       N      02/27/97    1.17     43.36    0.08    (0.41)    (9.65)
COFD         0.92     13.11       N      02/27/97      NA     14.19    0.74     1.12     16.32
COFI         0.94     13.89       N      02/27/97    0.26     14.03    0.85     1.24     18.54
CSA          0.13      2.56       N      02/27/97    1.43     23.56    0.50     0.45      9.20
CTBK         0.65      9.54       N      02/27/97    1.61     11.23    0.43     0.72     10.85
CTZN         0.51      7.68       N      02/27/97    0.52     13.85    0.65     0.83     12.72
CVAL         0.61      6.72       N      02/27/97    0.64     12.82    0.39     0.92     10.36
CZF          0.78      4.30       N      02/27/97    0.22     20.40    0.17    (0.45)    (2.73)
DFIN         0.72      3.09       N      02/27/97    0.15     32.95    0.11     0.67      2.94
DIBK         1.82     22.19       N      02/27/97    0.50      8.40    0.61     1.90     22.36
DME          0.52     10.36       N      02/27/97    2.20     13.48    0.32     0.63     12.05
DNFC         0.67     11.58       N      02/27/97    0.55     11.92    0.38     0.90     16.05
DSL          0.42      5.34       N      02/27/97    1.19     17.90    0.33     0.69      9.03

SOURCE: SNL SECURITIES AND F&C CALCULATIONS    11

FERGUSON & COMPANY
------------------

               EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

             ROAA     ROACE                                                     ROAA     ROACE
            Before    Before                        NPAs/    Price/    Core    Before    Before
            Extra     Extra     Merger   Current    Assets    Core     EPS     Extra     Extra
             (%)       (%)     Target?   Pricing     (%)       EPS     ($)      (%)       (%)
Ticker       LTM       LTM      (Y/N)      Date      MRQ       (x)     MRQ      MRQ       MRQ
EBSI         0.59      6.63       N      02/27/97    0.88     15.07    0.28     0.75      8.43
EFBI         0.68      4.71       N      02/27/97    0.01     14.18    0.26     1.15      8.59
EGFC         0.96     13.44       N      02/27/97    1.20     11.99    0.61     0.81     11.23
EIRE         0.63      9.38       N      02/27/97    0.26     12.50    0.39     0.83     12.16
EQSB         0.41      8.08       N      02/27/97    0.73     10.19    0.81     0.73     14.81
ESBK         0.28      4.43       N      02/27/97    0.84     18.06    0.27     0.36      5.64
FBBC         1.30      6.75       N      02/27/97    0.10     14.58    0.27     1.24      7.57
FBCI         0.50      4.37       N      02/27/97    0.65     16.88    0.30     0.69      6.77
FBHC         0.23      3.47       N      02/27/97    1.18     17.83    0.34     0.60      9.41
FBSI         0.83      5.19       N      02/27/97    0.04     13.37    0.36     1.37      9.21
FCIT         0.48      7.98       N      02/27/97    2.14     12.72    0.43     0.85     14.30
FCME         1.49     45.72       N      02/27/97    2.24      8.38    0.25     0.89     18.95
FDEF         0.78      3.26       N      02/27/97    0.41     26.95    0.12     0.87      3.93
FED          0.20      4.22       N      02/27/97    1.78     10.74    0.62     0.64     14.05
FESX         1.08     14.37       N      02/27/97    0.62     10.94    0.36     1.23     16.33
FFBI         0.12      1.28       N      02/27/97    0.22     20.63    0.20    (0.70)    (8.84)
FFBS         1.13      5.72       N      02/27/97    0.32     17.74    0.31     1.50      7.70
FFBZ         0.77     10.08       N      02/27/97    0.66     18.23    0.24     0.90     11.97
FFCH         0.52      8.24       N      02/27/97    1.10     12.98    0.52     0.86     14.13
FFES         0.43      6.91       N      02/27/97    0.42     13.48    0.48     0.49      7.81
FFFC         1.05      6.68       N      02/27/97    0.36     17.50    0.35     1.34      9.33
FFFG         0.21      3.28       N      02/27/97    2.94     18.75    0.05    (0.63)    (9.56)
FFFL         0.43      4.36       N      02/27/97    0.36     26.04    0.18     0.74      7.89
FFHC         0.91     12.48       N      02/27/97    0.28     13.81    0.49     1.37     18.81
FFHH         0.58      4.02       N      02/27/97    0.04     17.84    0.24     0.81      6.24
FFHS         0.28      2.94       N      02/27/97    0.44     15.05    0.27    (0.75)    (8.09)
FFIC         0.91      4.89       N      02/27/97      NA     20.92    0.23     0.90      5.16
FFKY         1.23      8.76       N      02/27/97    0.10     15.91    0.33     1.53     11.17
FFLC         0.65      3.94       N      02/27/97    0.30     20.90    0.32     0.94      5.92
FFSL         0.58      4.84       N      02/27/97    0.34     19.58    0.15     0.62      5.61
FFSW         0.92     13.44       N      02/27/97    0.16     10.73    0.90     0.29      2.45
FFSX         0.41      4.90       N      02/27/97    0.15     18.01    0.42     0.69      8.50
FFWC         0.87      8.36       N      02/27/97    0.11     10.70    0.59     1.09     10.79
FFWD         0.92      6.68       N      02/27/97    0.02     12.70    0.31     1.24      9.55
FFYF         0.84      4.74       N      02/27/97    0.86     17.45    0.36     1.27      7.38
FGHC         0.56      6.79       N      02/27/97    1.21     17.41    0.14     0.81     10.10
FIBC         0.50      4.78       N      02/27/97    3.62     13.51    0.34     0.90      9.20
FISB         0.90     10.23       N      02/27/97    1.78     18.35    0.39     1.17     12.62
FKFS         0.48      5.93       N      02/27/97    2.42     10.75    0.50     0.84     10.86
FLFC         0.80     11.32       N      02/27/97      NA     17.34    0.31     1.00     15.15
FMCO         0.58      9.05       N      02/27/97    1.20      8.98    0.55     1.06     16.36
FMSB         1.01     15.33       N      02/27/97      NA     12.19    0.40     0.99     15.05
FNGB         0.56      4.61       N      02/27/97    0.15     15.19    0.29     0.91      8.04
FOBC         0.69      5.70       N      02/27/97    0.17     13.51    0.34     0.99      8.51
FRC          0.61     10.86       N      02/27/97    1.32     17.28    0.34     0.65     11.43
FSBI         0.50      6.98       N      02/27/97    0.42     13.21    0.44     0.80     11.48
FSFC        (0.01)    (0.08)      N      02/27/97    0.10     15.28    0.18     0.97      9.57
FSLA         0.49      5.15       N      02/27/97    0.72     17.54    0.31     0.95     10.22
FSPG         0.90     13.77       N      02/27/97    0.83     10.67    0.41     0.93     14.20
FSTC         2.04     19.36       N      02/27/97      NA     10.60    0.56     1.80     19.58
FTF          1.39      7.41       N      02/27/97    0.08     11.37    0.36     1.50      9.39
FTFC         0.71     10.18       N      02/27/97    0.12     13.17    0.56    (0.02)    (0.25)
FTSB         0.51      2.32       N      02/27/97    1.68     16.32    0.18     1.16      6.58
FWWB         1.05      5.71       N      02/27/97    0.22     17.56    0.29     1.30      8.48
GBCI         1.36     14.25       N      02/27/97    0.09     13.75    0.45     0.82      8.66
GDW          1.03     16.75       N      02/27/97    1.43     13.46    1.30     0.81     13.13
GFCO         0.31      3.28       N      02/27/97    0.21     13.78    0.39     0.72      7.63
GFSB         0.96      8.10       N      02/27/97    1.65     11.35    0.49     1.14      9.93
GPT          0.95      8.97       N      02/27/97    2.89     19.87    0.78     1.02      9.46

SOURCE: SNL SECURITIES AND F&C CALCULATIONS    12

FERGUSON & COMPANY
------------------

               EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

             ROAA     ROACE                                                     ROAA     ROACE
            Before    Before                        NPAs/    Price/    Core    Before    Before
            Extra     Extra     Merger   Current    Assets    Core     EPS     Extra     Extra
             (%)       (%)     Target?   Pricing     (%)       EPS     ($)      (%)       (%)
Ticker       LTM       LTM      (Y/N)      Date      MRQ       (x)     MRQ      MRQ       MRQ
GRTR         0.72      7.55       N      02/27/97    7.84     21.88    0.18     0.80      8.38
GSBC         1.42     14.24       N      02/27/97    1.75     12.97    0.33     1.76     19.00
GSLC         0.46      7.77       N      02/27/97    1.94     79.17    0.03     0.63     11.16
GTFN         0.73      7.00       N      02/27/97    0.41     21.71    0.38     0.96      9.92
GUPB         0.76      3.68       N      02/27/97    0.15     23.90    0.17     0.72      3.99
GWBC         0.76      2.99       N      02/27/97    0.12     19.79    0.18     1.10      4.34
HALL         0.43      5.81       N      02/27/97    0.02     11.56    0.40     0.58      8.28
HARB         0.91     10.74       N      02/27/97    0.57     15.27    0.61     1.17     14.41
HARL         0.62      9.33       N      02/27/97    0.04     11.20    0.48     1.00     16.02
HAVN         0.62      9.83       N      02/27/97    0.94     11.25    0.75     0.89     14.05
HBFW         0.52      3.36       N      02/27/97       -     18.75    0.26     0.80      5.66
HBNK         0.15      1.92       N      02/27/97    2.51     12.00    0.50     0.96     13.46
HBS          0.70      4.57       N      02/27/97    2.33     11.96    0.35    (0.04)    (0.26)
HFFB         0.99      3.52       N      02/27/97       -     21.38    0.19     1.34      4.92
HFFC         0.61      6.67       N      02/27/97    0.55     12.98    0.39     0.92      9.99
HFGI         0.32      7.42       N      02/27/97    0.23     11.41    0.23     0.44     10.32
HFSA         0.49      2.82       N      02/27/97    0.18     14.32    0.24     0.93      5.92
HHFC         0.21      1.36       N      02/27/97    0.26     13.89    0.18     0.77      6.24
HIFS         1.10     11.06       N      02/27/97    0.59     10.12    0.46     1.22     12.57
HMCI         0.11      1.72       N      02/27/97    3.51     27.43    0.18     0.41      6.76
HMNF         0.78      4.82       N      02/27/97    0.06     19.38    0.30     0.93      6.09
HOMF         1.01     12.18       N      02/27/97    0.54     12.33    0.56     1.35     16.41
HPBC         1.72     15.84       N      02/27/97    0.04     10.37    0.44     1.74     16.28
HRBF         0.33      2.35       N      02/27/97    0.36     21.41    0.20     0.61      4.71
HRZB         1.56      9.70       N      02/27/97       -     11.72    0.32     1.63     10.36
HTHR         0.89     16.58       N      02/27/97   10.58        NM   (0.11)   (1.09)   (32.90)
HVFD         0.44      5.21       N      02/27/97    0.78     11.77    0.43     0.96     11.56
IFSB         0.13      1.98       N      02/27/97    2.37     13.87    0.16    (0.55)    (8.17)
INBI         0.75      3.62       N      02/27/97    0.16     15.03    0.21     1.68      8.86
IPSW         1.22     20.14       N      02/27/97    2.02     13.36    0.29     1.24     20.61
ISBF         0.80      4.34       N      02/27/97      NA     24.28    0.26    (0.11)    (0.68)
ITLA         1.41     13.73       N      02/27/97      NA     11.70    0.35     1.46     12.83
IWBK         0.81     11.92       N      02/27/97    0.68     17.07    0.52     1.15     17.45
JSBA         0.23      3.21       N      02/27/97    1.02     14.22    0.51    (1.01)   (13.85)
JSBF         1.65      7.60       N      02/27/97    1.30     15.77    0.63     1.72      8.08
KFBI         0.91      3.55       N      02/27/97    0.03     20.56    0.19     1.11      4.90
KNK          0.50      4.95       N      02/27/97    0.60     13.40    0.52     0.91      8.90
KSAV         0.88      5.94       N      02/27/97    0.27     12.99    0.38     1.11      7.96
KSBK         0.93     13.70       N      02/27/97    1.37      8.59    0.99     0.85     12.28
KYF          0.87      3.88       N      02/27/97       -     16.32    0.18     1.05      5.33
LARK         0.80      4.91       N      02/27/97    0.23     16.27    0.29     1.19      7.99
LARL         1.11     10.45       N      02/27/97    0.60     11.68    0.46     1.54     14.51
LFED         0.77      4.75       N      02/27/97       -     22.62    0.21     1.05      6.55
LIFB         0.68      5.52       N      02/27/97    0.44     14.71    0.34     0.90      8.56
LISB         0.63      6.22       N      02/27/97    1.08     21.80    0.44     0.87      9.10
LOGN         1.20      5.09       N      02/27/97    0.52     14.77    0.22     1.40      7.02
LSBI         0.50      4.77       N      02/27/97    1.37     13.18    0.37     0.79      8.31
LSBX         1.61     20.74       N      02/27/97    0.56      6.02    0.41     2.11     25.30
LVSB         1.24     11.87       N      02/27/97    1.21     16.20    0.49     0.30      2.94
MAFB         0.68      9.57       N      02/27/97    0.40     11.97    0.83     1.14     14.80
MARN         1.15      4.90       N      02/27/97    1.04     16.10    0.33     1.51      6.66
MASB         1.08     10.65       N      02/27/97    0.24     12.27    0.83     1.08     10.45
MBB          0.17      0.83       N      02/27/97    0.78     17.48    0.27    (0.41)    (8.02)
MBB          0.17      0.83       N      02/27/97    0.78     17.48    0.27    (0.41)    (8.02)
MBLF         0.66      4.86       N      02/27/97    0.26     13.60    0.37     0.93      7.43
MCBN         0.40      4.50       N      02/27/97    0.34      9.69    0.49     0.85      9.79
MCBS         1.05      8.88       N      02/27/97    0.14     11.27    0.56     1.25     11.77
MDBK         1.05     11.72       N      02/27/97    0.36     13.18    0.55     1.05     11.70
MERI         0.55      7.36       N      02/27/97    0.29     12.33    0.72     1.01     13.56

SOURCE: SNL SECURITIES AND F&C CALCULATIONS    13

FERGUSON & COMPANY
------------------

               EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

             ROAA     ROACE                                                     ROAA     ROACE
            Before    Before                        NPAs/    Price/    Core    Before    Before
            Extra     Extra     Merger   Current    Assets    Core     EPS     Extra     Extra
             (%)       (%)     Target?   Pricing     (%)       EPS     ($)      (%)       (%)
Ticker       LTM       LTM      (Y/N)      Date      MRQ       (x)     MRQ      MRQ       MRQ
MFBC         0.52      2.93       N      02/27/97       -     18.27    0.26     0.86      5.30
MFFC         0.61      3.24       N      02/27/97    0.17     24.78    0.14     0.88      5.28
MFLR         0.94      9.67       N      02/27/97    0.97     17.79    0.26     1.01     10.37
MFSL         0.53      6.48       N      02/27/97    0.42      7.63    1.22     0.17      2.16
MGNL         1.37     13.90       N      02/27/97    2.47     12.33    0.37     1.72     17.46
MIVI         0.68      3.63       N      02/27/97    0.26     17.41    0.21     0.98      5.32
MLBC         0.71      9.21       N      02/27/97    0.84     20.68    0.21     0.63      8.43
MSBF         1.29      6.07       N      02/27/97    0.47     13.26    0.41     1.54      7.93
MWBI         0.46      6.61       N      02/27/97    0.68     10.48    0.68     0.82     11.63
MWBX         1.33     17.97       N      02/27/97    1.00      9.62    0.13     1.45     17.82
MWFD         1.04     11.26       N      02/27/97    0.24     17.31    0.26     0.21      2.45
NASB         1.13     15.64       N      02/27/97      NA     11.15    0.88     0.71     10.15
NEBC         0.46      5.49       N      02/27/97    1.34     12.28    0.28     0.90     11.97
NEIB         1.02      4.97       N      02/27/97    0.20     12.72    0.28     0.57      3.16
NHTB         0.40      5.25       N      02/27/97    0.94     12.77    0.23    (0.37)    (5.03)
NMSB         0.82      7.49       N      02/27/97    1.55     16.96    0.14     0.84      7.84
NSSB         0.95      8.91       N      02/27/97    1.09     16.29    0.33     1.13     10.26
NSSY         0.81     10.27       N      02/27/97    1.99     11.75    0.54     0.82     11.66
NTMG         0.32      4.83       N      02/27/97    1.35     26.34    0.07    (0.67)   (12.87)
NWEQ         0.76      5.88       N      02/27/97    1.52     12.05    0.28     1.04      8.47
NWSB         0.72      6.95       N      02/27/97    0.91     20.56    0.19     1.02     10.32
NYB          1.22     21.81       N      02/27/97    1.29     14.19    0.59     1.39     26.29
OFCP         0.40      3.11       N      02/27/97    0.18     16.96    0.28    (0.56)    (5.68)
OHSL         0.57      4.60       N      02/27/97    0.01     18.44    0.30    (0.37)    (3.14)
PBCI         0.81      5.25       N      02/27/97    2.23     14.98    0.34     1.20      8.08
PBCT         1.13     13.87       N      02/27/97    1.33     21.04    0.41     1.13     13.56
PBKB         0.76     13.20       N      02/27/97    1.02     15.18    0.21     0.75     13.71
PBNB         0.93      8.92       N      02/27/97    0.55     17.76    0.44     0.76      7.70
PCBC         0.71      3.69       N      02/27/97       -     16.59    0.26     1.43      7.65
PCCI         1.06     13.14       N      02/27/97    1.83     12.50    0.26     1.10     12.93
PDB         (0.21)    (0.77)      N      02/27/97    0.62        NM   (0.16)   (4.50)   (22.16)
PEEK         1.13      3.78       N      02/27/97    0.60     23.83    0.16     1.21      4.33
PERM         0.24      2.37       N      02/27/97    1.08     18.15    0.31     0.69      7.17
PERT         0.76      6.85       N      02/27/97    0.26     17.11    0.38     1.08      7.69
PETE         0.85     13.39       N      02/27/97    1.04      9.31    0.47     0.96     14.77
PFDC         1.12      7.26       N      02/27/97    0.34     12.65    0.41     1.34      8.82
PFNC         0.35      6.58       N      02/27/97    0.91     13.58    0.16     0.75     14.51
PFSB         0.55      6.39       N      02/27/97    0.78     12.25    0.51     0.82     10.51
PFSL         0.55      9.15       N      02/27/97    0.26     13.62    0.35     0.62     10.14
PHBK         1.21     14.41       N      02/27/97    0.86     12.45    0.63     1.33     16.97
PKPS         0.17      2.02       N      02/27/97    4.14     16.49    0.09     0.57      6.91
PLE          0.51      6.55       N      02/27/97    1.56     12.57    0.45     0.92     11.83
PSAB         0.46      5.75       N      02/27/97      NA     41.93    0.12    (0.39)    (4.82)
PSBK         1.09     13.13       N      02/27/97    0.85     12.06    0.50     0.87     10.57
PTRS         0.03      0.27       N      02/27/97    2.20     24.53    0.20    (1.06)   (12.06)
PULS         0.72      7.60       N      02/27/97    0.61     10.32    0.43     1.06     14.02
PVFC         0.99     14.87       N      02/27/97    0.53      8.78    0.47     1.36     20.42
PVSA         0.77     10.67       N      02/27/97    0.30     10.08    0.62     1.12     15.44
PWBC         0.41      5.47       N      02/27/97    0.59     12.98    0.26     0.58      7.92
QCBC         0.27      2.87       N      02/27/97    1.51     14.84    0.32     0.67      7.48
QCFB         1.24      6.18       N      02/27/97      NA     11.08    0.44     0.39      2.11
QCSB         1.63     10.10       N      02/27/97    0.55     28.25    0.50     1.15      7.51
RARB         0.84     11.12       N      02/27/97    0.44     11.02    0.55     0.70      9.20
RCSB         1.00     12.39       N      02/27/97    0.64     14.35    0.59     0.96     11.98
RELY         0.52      6.00       N      02/27/97    0.86     12.86    0.43     0.83     10.12
ROSE         1.00     16.03       N      02/27/97    0.47     10.96    0.81     0.98     15.49
RVSB         0.97      8.87       N      02/27/97    0.28     16.29    0.28     1.10     10.18
SBCN         0.19      1.50       N      02/27/97    0.26     16.59    0.26     0.70      5.88
SECP         0.99      6.02       N      02/27/97    0.11     14.56    1.49     1.57      9.93

SOURCE: SNL SECURITIES AND F&C CALCULATIONS    14

FERGUSON & COMPANY
------------------

               EXHIBIT II.1 - PUBLICLY TRADED THRIFTS - SELECT

             ROAA     ROACE                                                     ROAA     ROACE
            Before    Before                        NPAs/    Price/    Core    Before    Before
            Extra     Extra     Merger   Current    Assets    Core     EPS     Extra     Extra
             (%)       (%)     Target?   Pricing     (%)       EPS     ($)      (%)       (%)
Ticker       LTM       LTM      (Y/N)      Date      MRQ       (x)     MRQ      MRQ       MRQ
SFED         0.45      3.22       N      02/27/97    0.61     11.81    0.36    (0.30)    (2.31)
SFFC         1.01      5.29       N      02/27/97    0.79     13.24    0.34     1.24      6.96
SFSB         0.28      4.04       N      02/27/97    0.25     14.97    0.38     0.66     10.05
SFSL         0.94      9.99       N      02/27/97    0.25     12.75    0.37     1.33     14.39
SHEN         0.82      6.43       N      02/27/97    0.43     12.03    0.53     1.17     10.16
SISB         1.52     20.91       N      02/27/97    0.53     15.77    0.42     0.77     10.37
SMBC         0.74      4.56       N      02/27/97    0.61     15.74    0.27     1.06      6.65
SMFC         0.79      7.14       N      02/27/97    0.09     14.44    0.50     1.17     11.52
SOPN         1.34      5.18       N      02/27/97    0.08     16.56    0.30     1.77      7.02
SOSA         0.55      9.88       N      02/27/97    6.62     13.13    0.05     0.63     11.05
SPBC         0.62      6.85       N      02/27/97    0.15     14.72    0.45     1.01     11.40
SSBK         0.68      8.38       N      02/27/97    0.11     11.61    0.49     1.11     14.29
STFR         0.72      7.31       N      02/27/97    0.32     17.12    0.46     0.89     10.09
STND         0.53      4.45       N      02/27/97    0.18     19.71    0.26     0.70     25.30
STSA         0.16      0.91       N      02/27/97    0.42     14.87    0.29     0.57     11.09
SVRN         0.58     12.66       N      02/27/97    0.54     13.72    0.23     0.80     18.81
SWBI         0.72      6.30       N      02/27/97    0.24     15.06    0.33     0.96      9.31
SWCB         0.94     11.47       N      02/27/97    1.00     13.10    0.62     1.08     13.48
TBK          0.65      9.84       N      02/27/97    2.42     11.25    0.35     0.74     11.07
TCB          1.24     16.13       N      02/27/97    0.69     15.80    0.72     1.64     20.49
THR          0.53      3.59       N      02/27/97    1.23     14.25    0.25     0.91      6.35
THRD         0.61      4.74       N      02/27/97    0.32     17.59    0.27     0.73      6.59
TPNZ         0.71      3.82       N      02/27/97    0.93     20.83    0.18     0.87      4.83
TRIC         0.71      4.87       N      02/27/97    0.05     12.85    0.36     1.09      8.20
TSBS         1.56      8.34       N      02/27/97    0.50     23.81    0.17     1.38      7.59
TSH          0.69      4.42       N      02/27/97    0.08     14.24    0.27     0.92      6.80
TWIN         0.62      4.69       N      02/27/97    0.26     51.39    0.09     0.38      3.02
UBMT         1.20      5.24       N      02/27/97    0.62     15.43    0.32     0.14      0.60
UFRM         0.27      3.38       N      02/27/97    1.01        NM   (0.02)   (1.32)   (16.96)
VFFC         1.42     17.69       N      02/27/97    1.98     16.41    0.24     1.10     13.85
WAMU         0.27      4.46       N      02/27/97    0.99        NM   (0.02)   (0.80)   (16.80)
WAYN         0.28      2.97       N      02/27/97    0.69     25.00    0.26     0.65      7.04
WBST         0.67     12.23       N      02/27/97    0.80     13.39    0.74     0.78     15.00
WCBI         1.06      6.83       N      02/27/97    0.50     14.02    0.39     1.49      9.66
WEFC         0.61      4.21       N      02/27/97      NA     16.58    0.23     0.96      6.88
WFCO         0.67      8.96       N      02/27/97    0.39     10.83    0.30     1.04     14.35
WFSL         1.64     13.93       N      02/27/97    0.81     12.26    0.53     1.76     15.54
WRNB         1.87     20.56       N      02/27/97    1.76      8.16    0.49     2.20     23.34
WSB          0.48      5.82       N      02/27/97      NA     12.81    0.10    (1.00)   (11.86)
WSFS         1.28     21.19       N      02/27/97    2.23     11.11    0.27     1.18     19.07
WSTR         0.61      4.47       N      02/27/97    0.10     18.97    0.28     0.95      6.83
WVFC         1.06      7.78       N      02/27/97    0.33     12.62    0.52     1.31     10.44
YFED         0.55      6.57       N      02/27/97    1.58     14.45    0.32     0.98     12.37

Maximum      2.04     45.72                         10.58     79.17    3.51     4.72     63.21
Minimum     (0.21)    (0.77)                            -      2.39   (0.16)   (4.50)   (32.90)
Average      0.76      7.81                          0.85     15.80    0.39     0.83      8.74
Median       0.72      6.61                          0.56     14.24    0.34     0.92      9.37

SOURCE: SNL SECURITIES AND F&C CALCULATIONS    15

FERGUSON & COMPANY
------------------

                  EXHIBIT II.2 - ALL SOUTHEAST REGION THRIFTS

                                                                             Deposit                        Current   Current
                                                                            Insurance                        Stock     Market
                                                                              Agency                         Price     Value
Ticker     Short Name                      City              State  Region  (BIF/SAIF)  Exchange  IPO Date    ($)       ($M)
AFBC       Advance Financial Bancorp       Wellsburg         WV     SE      SAIF        NASDAQ    01/02/97   14.000     15.18
AMFB       American Federal Bank, FSB      Greenville        SC     SE      SAIF        NASDAQ    01/19/89   28.875    316.78
BANC       BankAtlantic Bancorp, Inc.      Fort Lauderdale   FL     SE      SAIF        NASDAQ    11/29/83   17.125    318.29
BFSB       Bedford Bancshares, Inc.        Bedford           VA     SE      SAIF        NASDAQ    08/22/94   19.375     22.16
BKUNA      BankUnited Financial Corp.      Coral Gables      FL     SE      SAIF        NASDAQ    12/11/85    9.750     83.11
CCFH       CCF Holding Company             Jonesboro         GA     SE      SAIF        NASDAQ    07/12/95   16.250     14.88
CENB       Century Bancorp, Inc.           Thomasville       NC     SE      SAIF        NASDAQ    12/23/96   65.500     26.68
CFCP       Coastal Financial Corp.         Myrtle Beach      SC     SE      SAIF        NASDAQ    09/26/90   24.000     82.85
CFFC       Community Financial Corp.       Staunton          VA     SE      SAIF        NASDAQ    03/30/88   22.000     27.99
CFNC       Carolina Fincorp, Inc.          Rockingham        NC     SE      SAIF        NASDAQ    11/25/96   15.250     28.24
CFTP       Community Federal Bancorp       Tupelo            MS     SE      SAIF        NASDAQ    03/26/96   20.000     85.65
CMSV       Community Savings, MHC          North Palm Beach  FL     SE      SAIF        NASDAQ    10/24/94   19.750     96.97
CNIT       CENIT Bancorp, Inc.             Norfolk           VA     SE      SAIF        NASDAQ    08/06/92   45.000     73.51
COOP       Cooperative Bankshares, Inc.    Wilmington        NC     SE      SAIF        NASDAQ    08/21/91   21.500     32.07
EBSI       Eagle Bancshares                Tucker            GA     SE      SAIF        NASDAQ    04/01/86   16.875     76.82
ESX        Essex Bancorp, Inc.             Norfolk           VA     SE      SAIF        AMSE            NA    1.500      1.58
FFBH       First Federal Bancshares of AR  Harrison          AR     SE      SAIF        NASDAQ    05/03/96   20.000    103.08
FFBS       FFBS BanCorp, Inc.              Columbus          MS     SE      SAIF        NASDAQ    07/01/93   22.000     34.44
FFCH       First Financial Holdings Inc.   Charleston        SC     SE      SAIF        NASDAQ    11/10/83   27.000    170.24
FFFC       FFVA Financial Corp.            Lynchburg         VA     SE      SAIF        NASDAQ    10/12/94   24.500    114.97
FFFG       F.F.O. Financial Group, Inc.    St. Cloud         FL     SE      SAIF        NASDAQ    10/13/88    3.750     31.61
FFFL       Fidelity Bankshares Inc.        West Palm Beach   FL     SE      SAIF        NASDAQ    01/07/94   18.750    126.46
FFLC       FFLC Bancorp, Inc.              Leesburg          FL     SE      SAIF        NASDAQ    01/04/94   26.750     65.21
FFPB       First Palm Beach Bancorp, Inc.  West Palm Beach   FL     SE      SAIF        NASDAQ    09/29/93   27.375    136.47
FFRV       Fidelity Financial Bankshares   Richmond          VA     SE      SAIF        NASDAQ    05/01/86   28.750     66.08
FGHC       First Georgia Holding, Inc.     Brunswick         GA     SE      SAIF        NASDAQ    02/11/87    9.750     19.84
FLAG       FLAG Financial Corp.            LaGrange          GA     SE      SAIF        NASDAQ    12/11/86   12.250     24.95
FLFC       First Liberty Financial Corp.   Macon             GA     SE      SAIF        NASDAQ    12/06/83   21.500    153.30
FOBC       Fed One Bancorp                 Wheeling          WV     SE      SAIF        NASDAQ    01/19/95   18.375     45.18
FSFC       First Southeast Financial Corp  Anderson          SC     SE      SAIF        NASDAQ    10/08/93   11.000     48.27
FSTC       First Citizens Corporation      Newnan            GA     SE      SAIF        NASDAQ    03/01/86   23.750     38.42
FTF        Texarkana First Financial Corp  Texarkana         AR     SE      SAIF        AMSE      07/07/95   16.375     30.02
GSFC       Green Street Financial Corp.    Fayetteville      NC     SE      SAIF        NASDAQ    04/04/96   18.875     81.13
GSLC       Guaranty Financial Corp.        Charlottesville   VA     SE      SAIF        NASDAQ          NA    9.500      8.78
HARB       Harbor Federal Savings Bk, MHC  Fort Pierce       FL     SE      SAIF        NASDAQ    01/06/94   37.250    183.97
HBS        Haywood Bancshares, Inc.        Waynesville       NC     SE      BIF         AMSE      12/18/87   16.750     20.11
HFNC       HFNC Financial Corp.            Charlotte         NC     SE      SAIF        NASDAQ    12/29/95   21.250    365.34
KSAV       KS Bancorp, Inc.                Kenly             NC     SE      SAIF        NASDAQ    12/30/93   19.750     13.10
LIFB       Life Bancorp, Inc.              Norfolk           VA     SE      SAIF        NASDAQ    10/11/94   20.000    196.94
MBSP       Mitchell Bancorp, Inc.          Spruce Pine       NC     SE      SAIF        NASDAQ    07/12/96   15.375     15.07
MGNL       Magna Bancorp, Inc.             Hattiesburg       MS     SE      SAIF        NASDAQ    03/13/91   18.250    250.77
OCWN       Ocwen Financial Corporation     West Palm Beach   FL     SE      SAIF        NASDAQ          NA   34.250    915.99
PALM       Palfed, Inc.                    Aiken             SC     SE      SAIF        NASDAQ    12/15/85   14.750     77.11
PDB        Piedmont Bancorp, Inc.          Hillsborough      NC     SE      SAIF        AMSE      12/08/95   10.375     28.54
PERT       Perpetual Bank, MHC             Anderson          SC     SE      SAIF        NASDAQ    10/26/93   26.000     39.12
PFSL       Pocahontas FS&LA, MHC           Pocahontas        AR     SE      SAIF        NASDAQ    04/05/94   19.063     31.04
PLE        Pinnacle Bancshares, Inc.       Jasper            AL     SE      SAIF        AMSE      12/17/86   22.625     20.13
SCBS       Southern Community Bancshares   Cullman           AL     SE      SAIF        NASDAQ    12/23/96   13.500     15.35
SCCB       S. Carolina Community Bancshrs  Winnsboro         SC     SE      SAIF        NASDAQ    07/07/94   19.500     13.76
SOPN       First Savings Bancorp, Inc.     Southern Pines    NC     SE      SAIF        NASDAQ    01/06/94   19.875     73.32
SRN        Southern Banc Company, Inc      Gadsden           AL     SE      SAIF        AMSE      10/05/95   14.250     17.53
SSB        Scotland Bancorp, Inc           Laurinburg        NC     SE      SAIF        AMSE      04/01/96   15.375     28.29
SSFC       South Street Financial Corp.    Albemarle         NC     SE      SAIF        NASDAQ    10/03/96   16.750     75.32
SSM        Stone Street Bancorp, Inc.      Mocksville        NC     SE      SAIF        AMSE      04/01/96   27.250     49.73
SZB        SouthFirst Bancshares, Inc.     Sylacauga         AL     SE      SAIF        AMSE      02/14/95   13.750     11.29
TWIN       Twin City Bancorp               Bristol           TN     SE      SAIF        NASDAQ    01/04/95   18.500     15.79
UFRM       United Federal Savings Bank     Rocky Mount       NC     SE      SAIF        NASDAQ    07/01/80    8.250     25.29
VABF       First Coastal Bank              Virginia Beach    VA     SE      SAIF        NASDAQ    11/01/80   11.250     55.92
VFFC       Virginia First Financial Corp.  Petersburg        VA     SE      SAIF        NASDAQ    01/01/78   15.750     91.18

SOURCE: SNL SECURITIES AND F&C CALCULATIONS              16

FERGUSON & COMPANY
------------------

                  EXHIBIT II.2 - ALL SOUTHEAST REGION THRIFTS

                                                                             Deposit                        Current   Current
                                                                            Insurance                        Stock     Market
                                                                              Agency                         Price     Value
Ticker     Short Name                      City              State  Region  (BIF/SAIF)  Exchange  IPO Date    ($)       ($M)
Maximum                                                                                                      65.500    915.99
Minimum                                                                                                       1.500      1.58
Average                                                                                                      19.774     88.66
Median                                                                                                       18.875     45.18

SOURCE: SNL SECURITIES AND F&C CALCULATIONS              17

FERGUSON & COMPANY
------------------

                  EXHIBIT II.2 - ALL SOUTHEAST REGION THRIFTS

                                                                                              Tangible             ROAA      ROACE
            Price/     Current      Current                Current      Total      Equity/    Equity/     Core    Before    Before
              LTM      Price/     Price/ Tang    Price/    Dividend     Assets     Assets     T Assets    EPS     Extra      Extra
           Core EPS   B Value    Book Value     Assets     Yield          ($000)    (%)        (%)        ($)     (%)        (%)
Ticker       (x)        (%)          (%)         (%)        (%)          MRQ        MRQ        MRQ        LTM     LTM        LTM
AFBC             NA        NA             NA        NA       0.000      100,209     15.71       15.71       NA       NA         NA
AMFB          18.51    291.67         315.57     22.68       1.662    1,394,874      7.76        7.22     1.56     1.05      13.04
BANC          18.03    180.45         194.16     11.61       0.850    2,170,480      6.44        6.01     0.95     0.85      10.90
BFSB          12.66    113.44         113.44     17.10       2.477      129,601     14.26       14.26     1.53     1.06       7.02
BKUNA         21.67    128.46         160.36      5.80       0.000    1,329,044      7.39        6.55     0.45     0.40       2.35
CCFH          27.08    113.32         113.32     16.81       3.077       88,509     14.84       14.84     0.60     0.47       2.39
CENB             NA     90.34          90.34     27.19       0.000       98,115     30.10       30.10       NA       NA         NA
CFCP          20.51    286.40         286.40     18.25       1.833      453,955      6.37        6.37     1.17     0.88      14.38
CFFC          13.02    121.95         121.95     16.80       2.545      166,664     13.78       13.78     1.69     1.04       7.50
CFNC             NA    108.46         108.46     26.35       0.000      107,170     24.29       24.29       NA       NA         NA
CFTP             NA    124.30         124.30     41.57       1.500      206,023     33.44       33.44       NA     1.27       4.26
CMSV          16.19    127.42         127.42     14.80       4.051      655,209     11.62       11.62     1.22     0.64       5.37
CNIT          18.60    152.28         167.16     10.72       2.222      685,962      7.04        6.45     2.42     0.40       5.61
COOP             NM    125.95         125.95      9.40       0.000      341,300      7.46        7.46     0.04    (0.98)    (12.66)
EBSI          14.67    132.46         132.46     11.53       3.556      666,166      8.71        8.71     1.15     0.59       6.63
ESX              NM        NM             NM      0.92       0.000      171,498      8.65        8.52    (4.78)   (2.57)   (143.45)
FFBH             NA    123.69         123.69     20.23       1.000      509,605     16.35       16.35       NA       NA         NA
FFBS          18.80    131.89         131.89     27.09       2.273      127,125     19.39       19.39     1.17     1.13       5.72
FFCH          14.06    176.70         176.70     10.75       2.667    1,582,274      6.09        6.09     1.92     0.52       8.24
FFFC          18.70    143.78         146.97     21.54       1.633      533,826     13.95       13.69     1.31     1.05       6.68
FFFG          17.05    168.16         168.16     10.16       0.000      311,028      6.05        6.05     0.22     0.21       3.28
FFFL          24.35    154.70         156.12     14.44       4.267      875,998      9.33        9.25     0.77     0.43       4.36
FFLC          21.06    121.59         121.59     18.82       1.794      346,442     15.48       15.48     1.27     0.65       3.94
FFPB         105.29    129.99         133.47      9.18       2.192    1,502,978      7.06        6.89     0.26     0.02       0.27
FFRV          20.99    238.19         238.19     20.07       0.696      329,233      8.43        8.42     1.37     0.66       7.73
FGHC          15.98    164.97         183.96     13.18       0.821      150,551      8.01        7.24     0.61     0.56       6.79
FLAG         122.50    123.86         123.86     10.90       2.776      228,914      8.80        8.80     0.10    (0.07)     (0.75)
FLFC          16.04    187.45         213.29     12.64       1.860    1,212,681      7.37        6.60     1.34     0.80      11.32
FOBC          14.13    108.86         114.49     13.21       3.156      341,897     11.69       11.18     1.30     0.69       5.70
FSFC          15.49    143.04         143.04     14.81       1.818      326,013     10.36       10.36     0.71    (0.01)     (0.08)
FSTC           9.42    156.46         198.91     14.66       1.853      257,288      9.37        7.52     2.52     2.04      19.36
FTF           10.36    114.27         114.27     18.37       2.748      163,571     16.07       16.07     1.58     1.39       7.41
GSFC             NA    129.81         129.81     46.05       2.119      176,179     35.48       35.48       NA     1.31         NA
GSLC          17.92    132.13         132.13      7.56       1.053      116,177      5.71        5.71     0.53     0.46       7.77
HARB          15.39    209.86         218.60     17.35       3.758    1,060,339      8.27        7.96     2.42     0.91      10.74
HBS           14.96    100.18         104.30     15.37       3.343      130,859     15.34       14.83     1.12     0.70       4.57
HFNC          29.93    145.35         145.35     40.52       1.318      901,613     27.88       27.88     0.71     1.21       3.87
KSAV          12.42     95.46          95.55     12.99       3.038      100,840     13.61       13.60     1.59     0.88       5.94
LIFB          16.95    130.46         134.77     13.87       2.200    1,419,762     10.63       10.33     1.18     0.68       5.52
MBSP             NA    101.15         101.15     44.05       5.203       34,203     43.56       43.56       NA       NA         NA
MGNL          11.77    192.51         200.55     18.69       3.288    1,341,985      9.71        9.36     1.55     1.37      13.90
OCWN             NA    530.19         530.19     41.62       0.000    2,200,772      7.85        7.85       NA       NA         NA
PALM          25.88    148.84             NA     11.59       0.814      665,257      7.79          NA     0.57     0.02       0.22
PDB           23.06    145.31         145.31     22.82       3.855      125,086     15.69       15.69     0.45    (0.21)     (0.77)
PERT          19.12    132.05         132.05     17.54       0.000      223,000     13.29       13.29     1.36     0.76       6.85
PFSL          13.52    133.12         133.12      8.32       4.721      373,084      6.25        6.25     1.41     0.55       9.15
PLE           13.23    131.69         136.21     10.30       3.536      195,502      7.82        7.58     1.71     0.51       6.55
SCBS             NA     96.15          96.15     21.28       0.000       72,151     22.14       22.14       NA       NA         NA
SCCB          26.71    115.73         115.73     29.95       3.077       45,919     25.89       25.89     0.73     0.90       3.21
SOPN          18.23    110.23         110.23     27.57       3.421      265,888     25.01       25.01     1.09     1.34       5.18
SRN           25.00     99.03         100.14     16.66       2.456      105,245     16.83       16.67     0.57     0.21       1.11
SSB              NA    112.72         112.72     41.57       1.951       68,067     36.87       36.87       NA     1.31       3.86
SSFC             NA    123.80         123.80     32.96       1.910      228,523     26.63       26.63       NA       NA         NA
SSM              NA    132.99         132.99     46.76       1.615      106,373     35.14       35.14       NA       NA         NA
SZB              NM     86.97          86.97     12.16       3.636       93,110     13.98       13.98     0.05    (0.06)     (0.43)
TWIN          17.29    117.98         117.98     15.00       3.459      105,263     12.71       12.71     1.07     0.62       4.69
UFRM          20.12    128.11         128.11      9.59       2.424      263,582      7.49        7.49     0.41     0.27       3.38
VABF          29.61    137.03         137.03      9.23       1.778      606,138      6.74        6.74     0.38     0.09       1.39
VFFC          17.12    143.31         148.87     11.25       0.635      808,545      7.85        7.58     0.92     1.42      17.69

SOURCE: SNL SECURITIES AND F&C CALCULATIONS              18

FERGUSON & COMPANY
------------------

                  EXHIBIT II.2 - ALL SOUTHEAST REGION THRIFTS

                                                                                              Tangible             ROAA      ROACE
            Price/     Current      Current                Current      Total      Equity/    Equity/     Core    Before    Before
              LTM      Price/     Price/ Tang    Price/    Dividend     Assets     Assets     T Assets    EPS     Extra      Extra
           Core EPS   B Value    Book Value     Assets     Yield          ($000)    (%)        (%)        ($)     (%)        (%)
Ticker       (x)        (%)          (%)         (%)        (%)          MRQ        MRQ        MRQ        LTM     LTM        LTM
Maximum      122.50    530.19         530.19     46.76        5.20    2,200,772     43.56       43.56     2.52     2.04      19.36
Minimum        9.42     86.97          86.97      0.92           -       34,203      5.71        5.71    (4.78)   (2.57)   (143.45)
Average       22.58    146.43         150.35     19.04        2.03      498,266     14.54       14.50     0.94     0.61       2.61
Median        17.98    130.46         132.09     16.02        1.95      263,582     11.62       11.40     1.12     0.66       5.52

SOURCE: SNL SECURITIES AND F&C CALCULATIONS              19

FERGUSON & COMPANY
------------------

                  EXHIBIT II.2 - ALL SOUTHEAST REGION THRIFTS

                                                            ROAA      ROACE
                                NPAs/    Price/    Core    Before    Before
            Merger   Current    Assets    Core     EPS     Extra      Extra
           Target?   Pricing     (%)       EPS     ($)      (%)        (%)
Ticker      (Y/N)      Date      MRQ       (x)     MRQ      MRQ        MRQ
AFBC          N      02/27/97    0.25        NA      NA     0.84       7.49
AMFB          Y      02/27/97    0.51     17.19    0.42     0.28       3.66
BANC          N      02/27/97    0.72     16.47    0.26     0.21       3.06
BFSB          N      02/27/97    0.03     14.68    0.33     1.10       7.73
BKUNA         N      02/27/97    0.66     18.75    0.13     0.62       7.38
CCFH          N      02/27/97      NA     40.63    0.10     0.42       2.58
CENB          N      02/27/97    0.46        NA      NA     1.14       5.02
CFCP          N      02/27/97    0.19     19.35    0.31     1.12      18.06
CFFC          N      02/27/97    0.35     11.96    0.46     1.41      10.22
CFNC          N      02/27/97    0.15        NA      NA     1.07       6.28
CFTP          N      02/27/97    0.32     23.81    0.21     1.72       5.15
CMSV          N      02/27/97    0.63     22.44    0.22     0.71       6.11
CNIT          N      02/27/97    0.77     14.24    0.79    (0.07)     (0.96)
COOP          N      02/27/97    0.24     16.29    0.33     0.64       8.24
EBSI          N      02/27/97    0.88     15.07    0.28     0.75       8.43
ESX           N      02/27/97    3.41        NM   (0.60)   (1.18)   (614.26)
FFBH          N      02/27/97    0.15     17.86    0.28    (0.21)     (1.25)
FFBS          N      02/27/97    0.32     17.74    0.31     1.50       7.70
FFCH          N      02/27/97    1.10     12.98    0.52     0.86      14.13
FFFC          N      02/27/97    0.36     17.50    0.35     1.34       9.33
FFFG          N      02/27/97    2.94     18.75    0.05    (0.63)     (9.56)
FFFL          N      02/27/97    0.36     26.04    0.18     0.74       7.89
FFLC          N      02/27/97    0.30     20.90    0.32     0.94       5.92
FFPB          N      02/27/97    1.07     18.01    0.38     0.61       8.59
FFRV          Y      02/27/97    1.14     19.43    0.37    (0.28)     (3.28)
FGHC          N      02/27/97    1.21     17.41    0.14     0.81      10.10
FLAG          N      02/27/97    3.67        NM   (0.46)   (2.81)    (30.67)
FLFC          N      02/27/97      NA     17.34    0.31     1.00      15.15
FOBC          N      02/27/97    0.17     13.51    0.34     0.99       8.51
FSFC          N      02/27/97    0.10     15.28    0.18     0.97       9.57
FSTC          N      02/27/97      NA     10.60    0.56     1.80      19.58
FTF           N      02/27/97    0.08     11.37    0.36     1.50       9.39
GSFC          N      02/27/97    0.10     29.49    0.16     1.45       4.11
GSLC          N      02/27/97    1.94     79.17    0.03     0.63      11.16
HARB          N      02/27/97    0.57     15.27    0.61     1.17      14.41
HBS           N      02/27/97    2.33     11.96    0.35    (0.04)     (0.26)
HFNC          N      02/27/97    0.92     33.20    0.16     1.23       4.30
KSAV          N      02/27/97    0.27     12.99    0.38     1.11       7.96
LIFB          N      02/27/97    0.44     14.71    0.34     0.90       8.56
MBSP          N      02/27/97    2.28     25.63    0.15     1.62       3.72
MGNL          N      02/27/97    2.47     12.33    0.37     1.72      17.46
OCWN          N      02/27/97    5.46     24.46    0.35     2.07      24.85
PALM          N      02/27/97    2.68     61.46    0.06    (0.68)     (8.67)
PDB           N      02/27/97    0.62        NM   (0.16)   (4.50)    (22.16)
PERT          N      02/27/97    0.26     17.11    0.38     1.08       7.69
PFSL          N      02/27/97    0.26     13.62    0.35     0.62      10.14
PLE           N      02/27/97    1.56     12.57    0.45     0.92      11.83
SCBS          N      02/27/97      NA        NA      NA     0.94       5.91
SCCB          N      02/27/97    1.83     24.38    0.20     1.20       4.42
SOPN          N      02/27/97    0.08     16.56    0.30     1.77       7.02
SRN           N      02/27/97    0.00     39.58    0.09     0.41       2.33
SSB           N      02/27/97    0.05     21.35    0.18     1.77       4.84
SSFC          N      02/27/97    0.40        NA      NA     1.13       6.18
SSM           N      02/27/97    0.01     21.29    0.32     1.01       2.84
SZB           N      02/27/97    0.53     31.25    0.11     0.55       3.92
TWIN          N      02/27/97    0.26     51.39    0.09     0.38       3.02
UFRM          N      02/27/97    1.01        NM   (0.02)   (1.32)    (16.96)
VABF          N      02/27/97    1.11     23.44    0.12     0.50       7.53
VFFC          N      02/27/97    1.98     16.41    0.24     1.10      13.85

SOURCE: SNL SECURITIES AND F&C CALCULATIONS    20

FERGUSON & COMPANY
------------------

                  EXHIBIT II.2 - ALL SOUTHEAST REGION THRIFTS

                                                            ROAA      ROACE
                                NPAs/    Price/    Core    Before    Before
            Merger   Current    Assets    Core     EPS     Extra      Extra
           Target?   Pricing     (%)       EPS     ($)      (%)        (%)
Ticker      (Y/N)      Date      MRQ       (x)     MRQ      MRQ        MRQ
Maximum                          5.46     79.17    0.79     2.07      24.85
Minimum                             -     10.60   (0.60)   (4.50)   (614.26)
Average                          0.94     21.90    0.24     0.66      (5.00)
Median                           0.51     17.62    0.29     0.92       7.02

SOURCE: SNL SECURITIES AND F&C CALCULATIONS    21

FERGUSON & COMPANY
------------------

                  EXHIBIT II.2A - SOUTHEAST THRIFTS - SELECT

                                                                             Deposit                        Current
                                                                            Insurance                        Stock
                                                                              Agency                         Price
Ticker     Short Name                      City              State  Region  (BIF/SAIF)  Exchange  IPO Date    ($)
BANC       BankAtlantic Bancorp, Inc.      Fort Lauderdale   FL     SE        SAIF       NASDAQ   11/29/83   17.125
BFSB       Bedford Bancshares, Inc.        Bedford           VA     SE        SAIF       NASDAQ   08/22/94   19.375
BKUNA      BankUnited Financial Corp.      Coral Gables      FL     SE        SAIF       NASDAQ   12/11/85    9.750
CFCP       Coastal Financial Corp.         Myrtle Beach      SC     SE        SAIF       NASDAQ   09/26/90   24.000
CFFC       Community Financial Corp.       Staunton          VA     SE        SAIF       NASDAQ   03/30/88   22.000
CMSV       Community Savings, MHC          North Palm Beach  FL     SE        SAIF       NASDAQ   10/24/94   19.750
CNIT       CENIT Bancorp, Inc.             Norfolk           VA     SE        SAIF       NASDAQ   08/06/92   45.000
EBSI       Eagle Bancshares                Tucker            GA     SE        SAIF       NASDAQ   04/01/86   16.875
FFBS       FFBS BanCorp, Inc.              Columbus          MS     SE        SAIF       NASDAQ   07/01/93   22.000
FFCH       First Financial Holdings Inc.   Charleston        SC     SE        SAIF       NASDAQ   11/10/83   27.000
FFFC       FFVA Financial Corp.            Lynchburg         VA     SE        SAIF       NASDAQ   10/12/94   24.500
FFFG       F.F.O. Financial Group, Inc.    St. Cloud         FL     SE        SAIF       NASDAQ   10/13/88    3.750
FFFL       Fidelity Bankshares Inc.        West Palm Beach   FL     SE        SAIF       NASDAQ   01/07/94   18.750
FFLC       FFLC Bancorp, Inc.              Leesburg          FL     SE        SAIF       NASDAQ   01/04/94   26.750
FGHC       First Georgia Holding, Inc.     Brunswick         GA     SE        SAIF       NASDAQ   02/11/87    9.750
FLFC       First Liberty Financial Corp.   Macon             GA     SE        SAIF       NASDAQ   12/06/83   21.500
FOBC       Fed One Bancorp                 Wheeling          WV     SE        SAIF       NASDAQ   01/19/95   18.375
FSFC       First Southeast Financial Corp  Anderson          SC     SE        SAIF       NASDAQ   10/08/93   11.000
FSTC       First Citizens Corporation      Newnan            GA     SE        SAIF       NASDAQ   03/01/86   23.750
FTF        Texarkana First Financial Corp  Texarkana         AR     SE        SAIF        AMSE    07/07/95   16.375
GSLC       Guaranty Financial Corp.        Charlottesville   VA     SE        SAIF       NASDAQ         NA    9.500
HARB       Harbor Federal Savings Bk, MHC  Fort Pierce       FL     SE        SAIF       NASDAQ   01/06/94   37.250
HBS        Haywood Bancshares, Inc.        Waynesville       NC     SE         BIF        AMSE    12/18/87   16.750
KSAV       KS Bancorp, Inc.                Kenly             NC     SE        SAIF       NASDAQ   12/30/93   19.750
LIFB       Life Bancorp, Inc.              Norfolk           VA     SE        SAIF       NASDAQ   10/11/94   20.000
MGNL       Magna Bancorp, Inc.             Hattiesburg       MS     SE        SAIF       NASDAQ   03/13/91   18.250
PDB        Piedmont Bancorp, Inc.          Hillsborough      NC     SE        SAIF        AMSE    12/08/95   10.375
PERT       Perpetual Bank, MHC             Anderson          SC     SE        SAIF       NASDAQ   10/26/93   26.000
PFSL       Pocahontas FS&LA, MHC           Pocahontas        AR     SE        SAIF       NASDAQ   04/05/94   19.063
PLE        Pinnacle Bancshares, Inc.       Jasper            AL     SE        SAIF        AMSE    12/17/86   22.625
SOPN       First Savings Bancorp, Inc.     Southern Pines    NC     SE        SAIF       NASDAQ   01/06/94   19.875
TWIN       Twin City Bancorp               Bristol           TN     SE        SAIF       NASDAQ   01/04/95   18.500
UFRM       United Federal Savings Bank     Rocky Mount       NC     SE        SAIF       NASDAQ   07/01/80    8.250
VFFC       Virginia First Financial Corp.  Petersburg        VA     SE        SAIF       NASDAQ   01/01/78   15.750

Maximum                                                                                                      45.000
Minimum                                                                                                       3.750
Average                                                                                                      19.392
Median                                                                                                       19.219

SOURCE: SNL SECURITIES AND F&C CALCULATIONS           22

FERGUSON & COMPANY
------------------

                   EXHIBIT II.2A -SOUTHEAST THRIFTS - SELECT


                                                                                                          Tangible
           Current    Price/     Current      Current                Current      Total      Equity/       Equity/     Core
            Market      LTM      Price/     Price/ Tang    Price/    Dividend     Assets      Assets     Tang Assets    EPS
            Value    Core EPS   B Value    Book Value     Assets     Yield          ($000)    (%)           (%)        ($)
Ticker      ($M)       (x)        (%)          (%)         (%)        (%)       Mst RctQ    Mst RctQ     Mst RctQ      LTM
BANC        318.29      18.03    180.45         194.16     11.61        0.85    2,170,480       6.44           6.01    0.95
BFSB         22.16      12.66    113.44         113.44     17.10        2.48      129,601      14.26          14.26    1.53
BKUNA        83.11      21.67    128.46         160.36      5.80           -    1,329,044       7.39           6.55    0.45
CFCP         82.85      20.51    286.40         286.40     18.25        1.83      453,955       6.37           6.37    1.17
CFFC         27.99      13.02    121.95         121.95     16.80        2.55      166,664      13.78          13.78    1.69
CMSV         96.97      16.19    127.42         127.42     14.80        4.05      655,209      11.62          11.62    1.22
CNIT         73.51      18.60    152.28         167.16     10.72        2.22      685,962       7.04           6.45    2.42
EBSI         76.82      14.67    132.46         132.46     11.53        3.56      666,166       8.71           8.71    1.15
FFBS         34.44      18.80    131.89         131.89     27.09        2.27      127,125      19.39          19.39    1.17
FFCH        170.24      14.06    176.70         176.70     10.75        2.67    1,582,274       6.09           6.09    1.92
FFFC        114.97      18.70    143.78         146.97     21.54        1.63      533,826      13.95          13.69    1.31
FFFG         31.61      17.05    168.16         168.16     10.16           -      311,028       6.05           6.05    0.22
FFFL        126.46      24.35    154.70         156.12     14.44        4.27      875,998       9.33           9.25    0.77
FFLC         65.21      21.06    121.59         121.59     18.82        1.79      346,442      15.48          15.48    1.27
FGHC         19.84      15.98    164.97         183.96     13.18        0.82      150,551       8.01           7.24    0.61
FLFC        153.30      16.04    187.45         213.29     12.64        1.86    1,212,681       7.37           6.60    1.34
FOBC         45.18      14.13    108.86         114.49     13.21        3.16      341,897      11.69          11.18    1.30
FSFC         48.27      15.49    143.04         143.04     14.81        1.82      326,013      10.36          10.36    0.71
FSTC         38.42       9.42    156.46         198.91     14.66        1.85      257,288       9.37           7.52    2.52
FTF          30.02      10.36    114.27         114.27     18.37        2.75      163,571      16.07          16.07    1.58
GSLC          8.78      17.92    132.13         132.13      7.56        1.05      116,177       5.71           5.71    0.53
HARB        183.97      15.39    209.86         218.60     17.35        3.76    1,060,339       8.27           7.96    2.42
HBS          20.11      14.96    100.18         104.30     15.37        3.34      130,859      15.34          14.83    1.12
KSAV         13.10      12.42     95.46          95.55     12.99        3.04      100,840      13.61          13.60    1.59
LIFB        196.94      16.95    130.46         134.77     13.87        2.20    1,419,762      10.63          10.33    1.18
MGNL        250.77      11.77    192.51         200.55     18.69        3.29    1,341,985       9.71           9.36    1.55
PDB          28.54      23.06    145.31         145.31     22.82        3.86      125,086      15.69          15.69    0.45
PERT         39.12      19.12    132.05         132.05     17.54           -      223,000      13.29          13.29    1.36
PFSL         31.04      13.52    133.12         133.12      8.32        4.72      373,084       6.25           6.25    1.41
PLE          20.13      13.23    131.69         136.21     10.30        3.54      195,502       7.82           7.58    1.71
SOPN         73.32      18.23    110.23         110.23     27.57        3.42      265,888      25.01          25.01    1.09
TWIN         15.79      17.29    117.98         117.98     15.00        3.46      105,263      12.71          12.71    1.07
UFRM         25.29      20.12    128.11         128.11      9.59        2.42      263,582       7.49           7.49    0.41
VFFC         91.18      17.12    143.31         148.87     11.25        0.64      808,545       7.85           7.58    0.92

Maximum     318.29      24.35    286.40         286.40     27.57        4.72    2,170,480      25.01          25.01    2.52
Minimum       8.78       9.42     95.46          95.55      5.80           -      100,840       5.71           5.71    0.22
Average      78.17      16.53    144.62         150.31     14.84        2.39      559,285      10.83          10.59    1.24
Median       46.73      16.57    132.30         135.49     14.55        2.45      333,955       9.54           9.31    1.20


SOURCE: SNL SECURITIES AND F&C CALCULATIONS            23

FERGUSON & COMPANY
------------------

                   EXHIBIT II.2A -SOUTHEAST THRIFTS - SELECT



             ROAA     ROACE                                                     ROAA     ROACE
            Before    Before                        NPAs/    Price/    Core    Before    Before
            Extra     Extra     Merger   Current    Assets    Core     EPS     Extra     Extra
             (%)       (%)     Target?   Pricing     (%)       EPS     ($)      (%)       (%)
Ticker       LTM       LTM      (Y/N)      Date      MRQ       (x)     MRQ      MRQ       MRQ
BANC         0.85     10.90       N      02/27/97    0.72     16.47    0.26     0.21      3.06
BFSB         1.06      7.02       N      02/27/97    0.03     14.68    0.33     1.10      7.73
BKUNA        0.40      2.35       N      02/27/97    0.66     18.75    0.13     0.62      7.38
CFCP         0.88     14.38       N      02/27/97    0.19     19.35    0.31     1.12     18.06
CFFC         1.04      7.50       N      02/27/97    0.35     11.96    0.46     1.41     10.22
CMSV         0.64      5.37       N      02/27/97    0.63     22.44    0.22     0.71      6.11
CNIT         0.40      5.61       N      02/27/97    0.77     14.24    0.79    (0.07)    (0.96)
EBSI         0.59      6.63       N      02/27/97    0.88     15.07    0.28     0.75      8.43
FFBS         1.13      5.72       N      02/27/97    0.32     17.74    0.31     1.50      7.70
FFCH         0.52      8.24       N      02/27/97    1.10     12.98    0.52     0.86     14.13
FFFC         1.05      6.68       N      02/27/97    0.36     17.50    0.35     1.34      9.33
FFFG         0.21      3.28       N      02/27/97    2.94     18.75    0.05    (0.63)    (9.56)
FFFL         0.43      4.36       N      02/27/97    0.36     26.04    0.18     0.74      7.89
FFLC         0.65      3.94       N      02/27/97    0.30     20.90    0.32     0.94      5.92
FGHC         0.56      6.79       N      02/27/97    1.21     17.41    0.14     0.81     10.10
FLFC         0.80     11.32       N      02/27/97      NA     17.34    0.31     1.00     15.15
FOBC         0.69      5.70       N      02/27/97    0.17     13.51    0.34     0.99      8.51
FSFC        (0.01)    (0.08)      N      02/27/97    0.10     15.28    0.18     0.97      9.57
FSTC         2.04     19.36       N      02/27/97      NA     10.60    0.56     1.80     19.58
FTF          1.39      7.41       N      02/27/97    0.08     11.37    0.36     1.50      9.39
GSLC         0.46      7.77       N      02/27/97    1.94     79.17    0.03     0.63     11.16
HARB         0.91     10.74       N      02/27/97    0.57     15.27    0.61     1.17     14.41
HBS          0.70      4.57       N      02/27/97    2.33     11.96    0.35    (0.04)    (0.26)
KSAV         0.88      5.94       N      02/27/97    0.27     12.99    0.38     1.11      7.96
LIFB         0.68      5.52       N      02/27/97    0.44     14.71    0.34     0.90      8.56
MGNL         1.37     13.90       N      02/27/97    2.47     12.33    0.37     1.72     17.46
PDB         (0.21)    (0.77)      N      02/27/97    0.62        NM   (0.16)   (4.50)   (22.16)
PERT         0.76      6.85       N      02/27/97    0.26     17.11    0.38     1.08      7.69
PFSL         0.55      9.15       N      02/27/97    0.26     13.62    0.35     0.62     10.14
PLE          0.51      6.55       N      02/27/97    1.56     12.57    0.45     0.92     11.83
SOPN         1.34      5.18       N      02/27/97    0.08     16.56    0.30     1.77      7.02
TWIN         0.62      4.69       N      02/27/97    0.26     51.39    0.09     0.38      3.02
UFRM         0.27      3.38       N      02/27/97    1.01        NM   (0.02)   (1.32)   (16.96)
VFFC         1.42     17.69       N      02/27/97    1.98     16.41    0.24     1.10     13.85

Maximum      2.04     19.36                          2.94     79.17    0.79     1.80     19.58
Minimum     (0.21)    (0.77)                         0.03     10.60   (0.16)   (4.50)   (22.16)
Average      0.75      7.17                          0.79     18.95    0.30     0.68      7.10
Median       0.69      6.59                          0.51     15.85    0.32     0.93      8.47


SOURCE; SNL SECURITIES AND F&C CALCULATIONS            24

FERGUSON & COMPANY
------------------

                        EXHIBIT II.3 - GEORGIA THRIFTS

                                                                     Deposit                        Current   Current
                                                                    Insurance                        Stock     Market
                                                                      Agency                         Price     Value
Ticker     Short Name                     City       State  Region  (BIF/SAIF)  Exchange  IPO Date    ($)       ($M)
CCFH       CCF Holding Company            Jonesboro  GA     SE      SAIF        NASDAQ    07/12/95   16.250     14.88
EBSI       Eagle Bancshares               Tucker     GA     SE      SAIF        NASDAQ    04/01/86   16.875     76.82
FGHC       First Georgia Holding, Inc.    Brunswick  GA     SE      SAIF        NASDAQ    02/11/87    9.750     19.84
FLAG       FLAG Financial Corp.           LaGrange   GA     SE      SAIF        NASDAQ    12/11/86   12.250     24.95
FLFC       First Liberty Financial Corp.  Macon      GA     SE      SAIF        NASDAQ    12/06/83   21.500    153.30
FSTC       First Citizens Corporation     Newnan     GA     SE      SAIF        NASDAQ    03/01/86   23.750     38.42

Maximum                                                                                              23.750    153.30
Minimum                                                                                               9.750     14.88
Average                                                                                              16.729     54.70
Median                                                                                               16.563     31.69

SOURCE: SNL SECURITIES AND F&C CALCULATIONS        25

FERGUSON & COMPANY
------------------

                         EXHIBIT II.3 - GEORGIA THRIFTS


                                                                                              Tangible            ROAA     ROACE
            Price/     Current      Current                Current      Total      Equity/    Equity/    Core    Before    Before
              LTM      Price/     Price/ Tang    Price/    Dividend     Assets     Assets     T Assets    EPS    Extra     Extra
           Core EPS   B Value    Book Value     Assets     Yield          ($000)    (%)        (%)       ($)     (%)       (%)
Ticker       (x)        (%)          (%)         (%)        (%)          MRQ        MRQ        MRQ       LTM     LTM       LTM
CCFH          27.08    113.32         113.32     16.81       3.077       88,509     14.84       14.84    0.60     0.47      2.39
EBSI          14.67    132.46         132.46     11.53       3.556      666,166      8.71        8.71    1.15     0.59      6.63
FGHC          15.98    164.97         183.96     13.18       0.821      150,551      8.01        7.24    0.61     0.56      6.79
FLAG         122.50    123.86         123.86     10.90       2.776      228,914      8.80        8.80    0.10    (0.07)    (0.75)
FLFC          16.04    187.45         213.29     12.64       1.860    1,212,681      7.37        6.60    1.34     0.80     11.32
FSTC           9.42    156.46         198.91     14.66       1.853      257,288      9.37        7.52    2.52     2.04     19.36

Maximum      122.50    187.45         213.29     16.81        3.56    1,212,681     14.84       14.84    2.52     2.04     19.36
Minimum        9.42    113.32         113.32     10.90        0.82       88,509      7.37        6.60    0.10    (0.07)    (0.75)
Average       34.28    146.42         160.97     13.29        2.32      434,018      9.52        8.95    1.05     0.73      7.62
Median        16.01    144.46         158.21     12.91        2.32      243,101      8.76        8.12    0.88     0.58      6.71


SOURCE: SNL SECURITIES AND F&C CALCULATIONS            26

FERGUSON & COMPANY
------------------

                        EXHIBIT II.3 - GEORGIA THRIFTS

                                                            ROAA     ROACE
                                NPAs/    Price/    Core    Before    Before
            Merger   Current    Assets    Core     EPS     Extra     Extra
           Target?   Pricing     (%)       EPS     ($)      (%)       (%)
Ticker      (Y/N)      Date      MRQ       (x)     MRQ      MRQ       MRQ
CCFH          N      02/27/97      NA     40.63    0.10     0.42      2.58
EBSI          N      02/27/97    0.88     15.07    0.28     0.75      8.43
FGHC          N      02/27/97    1.21     17.41    0.14     0.81     10.10
FLAG          N      02/27/97    3.67        NM   (0.46)   (2.81)   (30.67)
FLFC          N      02/27/97      NA     17.34    0.31     1.00     15.15
FSTC          N      02/27/97      NA     10.60    0.56     1.80     19.58

Maximum                          3.67     40.63    0.56     1.80     19.58
Minimum                          0.88     10.60   (0.46)   (2.81)   (30.67)
Average                          1.92     20.21    0.16     0.33      4.20
Median                           1.21     17.34    0.21     0.78      9.27

SOURCE: SNL SECURITIES AND F&C CALCULATIONS      27

FERGUSON & COMPANY
------------------

                     EXHIBIT II-4 - COMPARATIVES GENERAL

                                                                                  Total               Current    Current
                                                                     Number      Assets                 Stock     Market
                                                                       of         ($000)                Price      Value
Ticker     Short Name                      City              State   Offices    Mst RctQ    IPO Date       ($)      ($M)
CASH       First Midwest Financial, Inc.   Storm Lake        IA           12     369,885     9/20/93    16.750     48.52
FFHH       FSF Financial Corp.             Hutchinson        MN           11     362,373     10/7/94    17.125     55.32
FFLC       FFLC Bancorp, Inc.              Leesburg          FL            8     346,442      1/4/94    26.750     65.21
HALL       Hallmark Capital Corp.          West Allis        WI            3     396,808      1/3/94    18.500     26.69
HBFW       Home Bancorp                    Fort Wayne        IN            9     325,168     3/30/95    19.500     51.73
KNK        Kankakee Bancorp, Inc.          Kankakee          IL            9     350,643      1/6/93    27.875     39.44
PFDC       Peoples Bancorp                 Auburn            IN            6     280,339      7/7/87    20.750     47.85
SFSB       SuburbFed Financial Corp.       Flossmoor         IL           12     404,092      3/4/92    22.750     28.55
SOPN       First Savings Bancorp, Inc.     Southern Pines    NC            5     265,888      1/6/94    19.875     73.32
SWBI       Southwest Bancshares            Hometown          IL            6     382,375     6/24/92    19.875     52.42
WCBI       Westco Bancorp                  Westchester       IL            1     310,992     6/26/92    21.875     56.15

Maximum                                                                   12     404,092     3/30/95    27.875     73.32
Minimum                                                                    1     265,888      7/7/87    16.750     26.69
Average                                                                    7     345,000     1/14/93    21.057     49.56
Median                                                                     8     350,643     9/20/93    19.875     51.73

SOURCE: SNL SECURITIES AND F&C CALCULATIONS    28

FERGUSON & COMPANY
------------------

                     EXHIBIT II.5 -COMPARATIVES OPERATIONS

                                                      Net Income                               Loan          Total         Total
                               Average                 Before        Return on    Return on    Loss        Noninterest   Noninterest

                               Assets    Net Income   Extra Items    Avg Assets   Avg Equity  Provision      Income        Expense
                               ($000)      ($000)         ($000)          (%)           (%)     ($000)        ($000)        ($000)
Short Name                       LTM        LTM            LTM          LTM           LTM        LTM           LTM           LTM
First Midwest Financial, Inc. 345,540      2,590          2,590         0.75          6.38      100          1,457           6,712
FSF Financial Corp.           339,057      1,969          1,969         0.58          4.02       66          1,349           7,075
FFLC Bancorp, Inc.            333,667      2,184          2,184         0.65          3.94      107            799           6,634
Hallmark Capital Corp.        364,139      1,571          1,571         0.43          5.81      597          1,084           5,995
Home Bancorp                  316,998      1,658          1,658         0.52          3.36        8            231           4,877
Kankakee Bancorp, Inc.        356,527      1,776          1,776         0.50          4.95       42          1,320           8,470
Peoples Bancorp               280,097      3,125          3,125         1.12          7.26       57            636           4,493
SuburbFed Financial Corp.     378,341      1,052          1,052         0.28          4.04      193          2,864          10,322
First Savings Bancorp, Inc.   259,596      3,471          3,471         1.34          5.18        -            381           3,674
Southwest Bancshares          365,454      2,628          2,628         0.72          6.30       24            621           7,022
Westco Bancorp                309,293      3,288          3,288         1.06          6.83        -            776           5,275

Maximum                       378,341      3,471          3,471         1.34          7.26      597          2,864          10,322
Minimum                       259,596      1,052          1,052         0.28          3.36        -            231           3,674
Average                       331,701      2,301          2,301         0.72          5.28      109          1,047           6,414
Median                        339,057      2,184          2,184         0.65          5.18       57            799           6,634

SOURCE: SNL SECURITIES AND F&C CALCULATIONS       29

FERGUSON & COMPANY
------------------

                     EXHIBIT II.5 -COMPARATIVES OPERATIONS

                                     Net Loan                 Common     Dividend      Interest     Interest          Net
                                  Chargeoffs/    LTM EPS     Dividends    Payout       Income/      Expense/      Income/
                                   Avg Loans   After Extra   Per Share    Ratio     Avg Assets    Avg Assets   Avg Assets
                                      (%)          ($)           ($)       (%)          (%)           (%)          (%)
Short Name                            LTM          LTM           LTM       LTM          LTM           LTM          LTM
First Midwest Financial, Inc.       0.03         0.94         0.31        32.97       7.61          4.43         3.18
FSF Financial Corp.                 0.02         0.61         0.50        81.97       7.17          4.21         2.96
FFLC Bancorp, Inc.                  0.01         0.85         0.38        44.71       7.26          3.88         3.37
Hallmark Capital Corp.                NA         1.10            -            -       7.35          4.95         2.40
Home Bancorp                           -         0.61         0.15        24.59       7.31          4.39         2.92
Kankakee Bancorp, Inc.              0.03         1.18         0.40        33.90       7.24          4.26         2.98
Peoples Bancorp                     0.01         1.34         0.58        43.28       7.75          3.99         3.75
SuburbFed Financial Corp.              -         0.80         0.32        40.00       6.99          4.21         2.79
First Savings Bancorp, Inc.            -         0.89         0.74        83.15       7.31          3.55         3.76
Southwest Bancshares                0.01         0.91         0.73        80.22       7.45          4.18         3.27
Westco Bancorp                         -         1.16         0.50        43.39       7.56          4.00         3.56

Maximum                             0.03         1.34         0.74        83.15       7.75          4.95         3.76
Minimum                                -         0.61            -            -       6.99          3.55         2.40
Average                             0.01         0.94         0.42        46.20       7.36          4.19         3.18
Median                              0.01         0.91         0.40        43.28       7.31          4.21         3.18
                                      Gain on       Real
                                        Sale/     Estate
                                   Avg Assets    Expense
                                       (%)       ($000)
Short Name                           LTM          LTM
First Midwest Financial, Inc.        0.01          6
FSF Financial Corp.                  0.01          -
FFLC Bancorp, Inc.                      -        (10)
Hallmark Capital Corp.               0.02          -
Home Bancorp                            -          -
Kankakee Bancorp, Inc.               0.22        (45)
Peoples Bancorp                         -          3
SuburbFed Financial Corp.            0.11          2
First Savings Bancorp, Inc.             -         (7)
Southwest Bancshares                    -       (682)
Westco Bancorp                       0.03          -

Maximum                              0.22          6
Minimum                                 -       (682)
Average                              0.04        (67)
Median                               0.01          -

SOURCE: SNL SECURITIES AND F&C CALCULATIONS            30

FERGUSON & COMPANY
------------------

                    EXHIBIT II.5 -COMPARATIVES OPERATIONS

                               Noninterest          G&A    Noninterest     Net Oper           Total    Amortization
                                  Income/     Expense/       Expense/    Expenses/    Nonrecurring              of            Tax
                               Avg Assets   Avg Assets     Avg Assets   Avg Assets         Expense     Intangibles      Provision
                                      (%)          (%)            (%)          (%)          ($000)          ($000)         ($000)
Short Name                            LTM          LTM            LTM          LTM             LTM             LTM            LTM
First Midwest Financial, Inc.        0.42        1.87           1.94         1.45        1,266.00          232.00       1,812.00
FSF Financial Corp.                  0.40        2.09           2.09         1.69        1,031.00               -       1,290.00
FFLC Bancorp, Inc.                   0.24        1.99           1.99         1.75        1,655.00               -       1,478.00
Hallmark Capital Corp.               0.30        1.65           1.65         1.35          877.00               -         854.00
Home Bancorp                         0.07        1.54           1.54         1.47        1,648.00               -       1,295.00
Kankakee Bancorp, Inc.               0.37        2.32           2.38         1.95        1,700.00          232.00         713.00
Peoples Bancorp                      0.23        1.60           1.60         1.38        1,501.00               -       1,971.00
SuburbFed Financial Corp.            0.76        2.72           2.73         1.96        1,691.00           47.00         564.00
First Savings Bancorp, Inc.          0.15        1.42           1.42         1.27        1,159.00               -       1,833.00
Southwest Bancshares                 0.17        2.11           1.92         1.94        1,700.00               -       1,205.00
Westco Bancorp                       0.25        1.71           1.71         1.45        1,610.00               -       1,709.00

Maximum                              0.76        2.72           2.73         1.96        1,700.00          232.00       1,971.00
Minimum                              0.07        1.42           1.42         1.27          877.00               -         564.00
Average                              0.31        1.91           1.91         1.61        1,439.82           46.45       1,338.55
Median                               0.25        1.87           1.92         1.47        1,610.00               -       1,295.00
                                  Extra and
                                  After Tax
                                      Items
                                      ($000)
Short Name                             LTM
First Midwest Financial, Inc.            -
FSF Financial Corp.                      -
FFLC Bancorp, Inc.                       -
Hallmark Capital Corp.                   -
Home Bancorp                             -
Kankakee Bancorp, Inc.                   -
Peoples Bancorp                          -
SuburbFed Financial Corp.                -
First Savings Bancorp, Inc.              -
Southwest Bancshares                     -
Westco Bancorp                           -

Maximum                                  -
Minimum                                  -
Average                                  -
Median                                   -

SOURCE: SNL SECURITIES AND F&C CALCULATIONS            31

FERGUSON & COMPANY
------------------

                    EXHIBIT II.5 -COMPARATIVES OPERATIONS

                                                  Core                    Yield on       Cost of                  Interest
                              Efficiency       Income/    Preferred    Int Earning   Int Bearing    Effective      Yield
                                   Ratio    Avg Assets    Dividends         Assets   Liabilities     Tax Rate     Spread
                                     (%)           (%)       ($000)            (%)           (%)          (%)        (%)
Short Name                           LTM           LTM         LTM            LTM           LTM          LTM        LTM
First Midwest Financial,           52.08      0.98            -         7.84          5.10          41.16         2.74
 Inc.
FSF Financial Corp.                62.10      0.77            -         7.39          4.96          39.58         2.43
FFLC Bancorp, Inc.                 55.10      0.98            -         7.52          4.72          40.36         2.80
Hallmark Capital Corp.             61.04      0.58            -         7.53          5.51          35.22         2.02
Home Bancorp                       51.42      0.86            -         7.41          5.25          43.85         2.16
Kankakee Bancorp, Inc.             69.44      0.67            -         7.56          4.78          28.65         2.78
Peoples Bancorp                    40.29      1.46            -         7.81          4.76          38.68         3.05
SuburbFed Financial Corp.          76.64      0.50            -         7.20          4.75          34.90         2.45
First Savings Bancorp, Inc.        36.31      1.63            -         7.44          4.89          34.56         2.55
Southwest Bancshares               61.26      1.02            -         7.91          4.83          31.44         3.08
Westco Bancorp                     44.76      1.38            -         7.76          4.88          34.20         2.88

Maximum                            76.64      1.63            -         7.91          5.51          43.85         3.08
Minimum                            36.31      0.50            -         7.20          4.72          28.65         2.02
Average                            55.49      0.98            -         7.58          4.95          36.60         2.63
Median                             55.10      0.98            -         7.53          4.88          35.22         2.74
                                  Loan Loss
                                Provisions/
                                 Avg Assets
                                        (%)
Short Name                             LTM
First Midwest Financial, Inc.      0.03
FSF Financial Corp.                0.02
FFLC Bancorp, Inc.                 0.03
Hallmark Capital Corp.             0.16
Home Bancorp                       0.00
Kankakee Bancorp, Inc.             0.01
Peoples Bancorp                    0.02
SuburbFed Financial Corp.          0.05
First Savings Bancorp, Inc.           -
Southwest Bancshares               0.01
Westco Bancorp                        -

Maximum                            0.16
Minimum                               -
Average                            0.03
Median                             0.02

SOURCE: SNL SECURITIES AND F&C CALCULATIONS            32

FERGUSON & COMPANY
------------------

                      EXHIBIT II-6 - COMPARATIVE PRICING

                                                             Current     Current    Price/      Current     Current
                                                               Stock      Market      LTM        Price/  Price/Tang  Price/
             Abbreviated                                       Price       Value  Core EPS  Book Value   Book Value  Assets
Ticker       Name                  City           State          ($)       ($M)      (x)        (%)        (%)        (%)
CASH         FirstMidwestFin-IA    Storm Lake     IA           16.750      48.52    12.14     111.07     125.47      13.12
FFHH         FSFFinancial-MN       Hutchinson     MN           17.125      55.32    21.41     108.32     108.32      15.27
FFLC         FFLCBancorp,Inc-FL    Leesburg       FL           26.750      65.21    21.06     121.59     121.59      18.82
HALL         HallmarkCapCorp-WI    West Allis     WI           18.500      26.69    12.59      95.07      95.07       6.73
HBFW         HomeBancorp-IN        Fort Wayne     IN           19.500      51.73    19.12     113.70     113.70      15.91
KNK          KankakeeBancorp-IL    Kankakee       IL           27.875      39.44    17.64     108.08     115.66      11.25
PFDC         PeoplesBancorp-IN     Auburn         IN           20.750      47.85    11.40     111.38     111.38      17.08
SFSB         SuburbFedFinCp-IL     Flossmoor      IL           22.750      28.55    15.91     108.75     109.27       7.06
SOPN         FirstSavingsBan-NC    Southern       NC           19.875      73.32    18.23     110.23     110.23      27.57
                                   Pines
SWBI         SouthwestBnshrs-IL    Hometown       IL           19.875      52.42    15.41     131.54     131.54      13.71
WCBI         WestcoBancorp-IL      Westchester    IL           21.875      56.15    14.49     117.42     117.42      18.06

Maximum                                                        27.875      73.32    21.41     131.54     131.54      27.57
Minimum                                                        16.750      26.69    11.40      95.07      95.07       6.73
Average                                                        21.057      49.56    16.31     112.47     114.51      14.96
Median                                                         19.875      51.73    15.91     111.07     113.70      15.27

SOURCE: SNL SECURITIES AND F&C CALCULATIONS     33

FERGUSON & COMPANY
------------------

                      EXHIBIT II-6 - COMPARATIVES PRICING

                                             Tangible            Return on     ROACE
           Current        Total    Equity/    Equity/    Core   Avg Assets     Before                           NPAs/     Price/
          Dividend       Assets    Assets Tang/Assets     EPS Before Extra      Extra    Merger     Current    Assets      Core
             Yield       ($000)       (%)         (%)     ($)          (%)        (%)    Target?    Pricing       (%)        EPS
Ticker         (%)         MRQ        MRQ         MRQ    LTM          LTM        LTM      (Y/N)        Date       MRQ        (x)
CASH          2.15     369,885      11.81       10.60    1.38         0.75       6.38       N       2/27/97      0.75     12.69
FFHH          2.92     362,373      12.40       12.40    0.80         0.58       4.02       N       2/27/97      0.04     17.84
FFLC          1.79     346,442      15.48       15.48    1.27         0.65       3.94       N       2/27/97      0.30     20.90
HALL             -     396,808       7.07        7.07    1.47         0.43       5.81       N       2/27/97      0.02     11.56
HBFW          1.03     325,168      13.99       13.99    1.02         0.52       3.36       N       2/27/97         -     18.75
KNK           1.72     350,643      10.41        9.79    1.58         0.50       4.95       N       2/27/97      0.60     13.40
PFDC          2.89     280,339      15.34       15.34    1.82         1.12       7.26       N       2/27/97      0.34     12.65
SFSB          1.41     404,092       6.50        6.47    1.43         0.28       4.04       N       2/27/97      0.25     14.97
SOPN          3.42     265,888      25.01       25.01    1.09         1.34       5.18       N       2/27/97      0.08     16.56
SWBI          3.82     382,375      10.42       10.42    1.29         0.72       6.30       N       2/27/97      0.24     15.06
WCBI          2.74     310,992      15.38       15.38    1.51         1.06       6.83       N       2/27/97      0.50     14.02

Maximum       3.82     404,092      25.01       25.01    1.82         1.34       7.26                            0.75     20.90
Minimum          -     265,888       6.50        6.47    0.80         0.28       3.36                               -     11.56
Average       2.17     345,000      13.07       12.90    1.33         0.72       5.28                            0.28     15.31
Median        2.15     350,643      12.40       12.40    1.38         0.65       5.18                            0.25     14.97

SOURCE: SNL SECURITIES AND F&C CALCULATIONS     34

FERGUSON & COMPANY
------------------


                      EXHIBIT II-6 - COMPARATIVES PRICING

                               Return on
                              Avg Assets      ROACE
                     Core         Before     Before
                      EPS          Extra      Extra
                       ($)           (%)        (%)
Ticker                MRQ            MRQ        MRQ
CASH                 0.33           1.01       8.78
FFHH                 0.24           0.81       6.24
FFLC                 0.32           0.94       5.92
HALL                 0.40           0.58       8.28
HBFW                 0.26           0.80       5.66
KNK                  0.52           0.91       8.90
PFDC                 0.41           1.34       8.82
SFSB                 0.38           0.66      10.05
SOPN                 0.30           1.77       7.02
SWBI                 0.33           0.96       9.31
WCBI                 0.39           1.49       9.66

Maximum              0.52           1.77      10.05
Minimum              0.24           0.58       5.66
Average              0.35           1.02       8.06
Median               0.33           0.94       8.78

SOURCE: SNL SECURITIES AND F&C CALCULATIONS     35

FERGUSON & COMPANY
------------------


                   EXHIBIT II.7 -COMPARATIVES BALANCE SHEET

                                                    Total     Mortgage-                Investment &          Loan
                                     Total       Cash and        Backed          Net     Foreclosed     Servicing            Total
                                    Assets    Investments    Securities        Loans    Real Estate        Rights      Intangibles
                                    ($000)         ($000)        ($000)       ($000)         ($000)        ($000)           ($000)
Short Name                             MRQ            MRQ           MRQ          MRQ            MRQ           MRQ              MRQ
First Midwest Financial, Inc.      369,885        110,502        29,101      244,066             63             -            5,000
FSF Financial Corp.                362,373        127,273            84      226,164             51             -                -
FFLC Bancorp, Inc.                 346,442        110,664        31,529      227,948            483             -                -
Hallmark Capital Corp.             396,808        135,708        55,909      254,964             18             -                -
Home Bancorp                       325,168         63,395             -      256,534              -             -                -
Kankakee Bancorp, Inc.             350,643        105,798        34,714      233,323            215            39            2,393
Peoples Bancorp                    280,339         54,445           591      222,509             74             -                -
SuburbFed Financial Corp.          404,092        154,404       133,486      241,815             14            97              126
First Savings Bancorp, Inc.        265,888         77,213         1,548      184,600              -             -                -
Southwest Bancshares               382,375        101,646        24,058      262,433          7,189            37                -
Westco Bancorp                     310,992         82,829             -      223,898              -             -                -

Maximum                            404,092        154,404       133,486      262,433          7,189            97            5,000
Minimum                            265,888         54,445             -      184,600              -             -                -
Average                            345,000        102,171        28,275      234,387            737            16              684
Median                             350,643        105,798        24,058      233,323             51             -                -

                                     Other          Total
                                    Assets        Deposit
                                    ($000)         ($000)
Short Name                             MRQ            MRQ
First Midwest Financial, Inc.       10,254        232,612
FSF Financial Corp.                  8,267        200,869
FFLC Bancorp, Inc.                   7,347        282,664
Hallmark Capital Corp.               6,118        260,482
Home Bancorp                         5,239        277,040
Kankakee Bancorp, Inc.               8,235        277,348
Peoples Bancorp                      3,311        234,186
SuburbFed Financial Corp.            7,636        309,581
First Savings Bancorp, Inc.          4,075        196,699
Southwest Bancshares                11,070        280,434
Westco Bancorp                       4,265        255,154

Maximum                             11,070        309,581
Minimum                              3,311        196,699
Average                              6,892        255,188
Median                               7,347        260,482

SOURCE: SNL SECURITIES AND F&C CALCULATIONS       36

FERGUSON & COMPANY
------------------


                   EXHIBIT II.7 -COMPARATIVES BALANCE SHEET


                                     Total   Subordinated          Other           Total     Preferred       Common        Total
                                Borrowings           Debt    Liabilities     Liabilities        Equity       Equity       Equity
                                     ($000)         ($000)         ($000)          ($000)        ($000)       ($000)       ($000)
Short Name                             MRQ            MRQ            MRQ             MRQ           MRQ          MRQ          MRQ
First Midwest Financial, Inc.       88,825              -          4,779         326,216             -       43,669       43,669
FSF Financial Corp.                114,621              -          1,957         317,447             -       44,926       44,926
FFLC Bancorp, Inc.                   8,198              -          1,954         292,816             -       53,626       53,626
Hallmark Capital Corp.             104,586              -          3,666         368,734             -       28,074       28,074
Home Bancorp                             -              -          2,647         279,687             -       45,481       45,481
Kankakee Bancorp, Inc.              34,545              -          2,256         314,149             -       36,494       36,494
Peoples Bancorp                      2,288              -            856         237,330             -       43,009       43,009
SuburbFed Financial Corp.           62,938              -          5,319         377,838             -       26,254       26,254
First Savings Bancorp, Inc.            392              -          2,299         199,390             -       66,498       66,498
Southwest Bancshares                55,158              -          6,924         342,516             -       39,859       39,859
Westco Bancorp                           -              -          8,005         263,159             -       47,833       47,833

Maximum                            114,621              -          8,005         377,838             -       66,498       66,498
Minimum                                  -              -            856         199,390             -       26,254       26,254
Average                             42,868              -          3,697         301,753             -       43,248       43,248
Median                              34,545              -          2,647         314,149             -       43,669       43,669
                                        Regulatory   Regulatory
                                          Tangible         Core
                                           Capital      Capital
                                             ($000)       ($000)
Short Name                                     MRQ          MRQ
First Midwest Financial, Inc.              32,436       32,436
FSF Financial Corp.                        39,878       39,878
FFLC Bancorp, Inc.                         41,651       41,651
Hallmark Capital Corp.                         NA       24,621
Home Bancorp                               38,549       38,549
Kankakee Bancorp, Inc.                     28,908       28,908
Peoples Bancorp                            34,061       34,061
SuburbFed Financial Corp.                  23,328       23,375
First Savings Bancorp, Inc.                    NA       66,170
Southwest Bancshares                       28,187       28,187
Westco Bancorp                             39,751       39,751

Maximum                                    41,651       66,170
Minimum                                    23,328       23,375
Average                                    34,083       36,144
Median                                     34,061       34,061

SOURCE: SNL SECURITIES AND F&C CALCULATIONS       37

FERGUSON & COMPANY
------------------


                   EXHIBIT II.7 -COMPARATIVES BALANCE SHEET



                               Regulatory                                                                            Loan Loss
                                    Total       Tangible           Core     Risk-Based      NPAs/    Reserves/       Reserves/
                                  Capital       Capital/       Capital/       Capital/     Assets       Assets            NPLs
                                   ($000)       Tangible   Adj Tangible   Risk-Weightd        (%)          (%)             (%)
Short Name                            MRQ     Assets (%)     Assets (%)     Assets (%)        MRQ          MRQ             MRQ
First Midwest Financial, Inc.       34,203           NA             NA              NA          0.75         0.64          87.38
FSF Financial Corp.                 40,675        11.28          11.28           22.79          0.04         0.22         821.65
FFLC Bancorp, Inc.                  42,714        12.12          12.12           28.19          0.30         0.31         159.61
Hallmark Capital Corp.              26,141           NA             NA              NA          0.02         0.38             NM
Home Bancorp                        39,935        12.12          12.12           27.12             -         0.43             NM
Kankakee Bancorp, Inc.              30,983         8.10           8.10           15.09          0.60         0.67         122.92
Peoples Bancorp                     34,929        12.09          12.09           25.63          0.34         0.32         102.77
SuburbFed Financial Corp.           23,736         5.84           5.85           12.48          0.25         0.26         105.23
First Savings Bancorp, Inc.         66,779           NA             NA              NA          0.08         0.23         274.32
Southwest Bancshares                28,926         7.43           7.43           14.94          0.24         0.20          92.60
Westco Bancorp                      40,459        12.81          12.81           29.91          0.50         0.28          56.35

Maximum                             66,779        12.81          12.81           29.91          0.75         0.67         821.65
Minimum                             23,736         5.84           5.85           12.48             -         0.20          56.35
Average                             37,225        10.22          10.23           22.02          0.28         0.36         202.54
Median                              34,929        11.69          11.69           24.21          0.25         0.31         105.23
                                     Publicly     Tangible
                                     Reported     Publicly
                                   Book Value   Book Value
                                          ($)          ($)
Short Name                                MRQ          MRQ
First Midwest Financial, Inc.           15.08        13.35
FSF Financial Corp.                     15.81        15.81
FFLC Bancorp, Inc.                      22.00        22.00
Hallmark Capital Corp.                  19.46        19.46
Home Bancorp                            17.15        17.15
Kankakee Bancorp, Inc.                  25.79        24.10
Peoples Bancorp                         18.63        18.63
SuburbFed Financial Corp.               20.92        20.82
First Savings Bancorp, Inc.             18.03        18.03
Southwest Bancshares                    15.11        15.11
Westco Bancorp                          18.63        18.63

Maximum                                 25.79        24.10
Minimum                                 15.08        13.35
Average                                 18.78        18.46
Median                                  18.63        18.63

SOURCE: SNL SECURITIES AND F&C CALCULATIONS       38

FERGUSON & COMPANY
------------------


                   EXHIBIT II.7 -COMPARATIVES BALANCE SHEET

                                      Earn Assets/      Full-Time          Loans                       Cash and
                                       Int Bearing     Equivalent       Serviced         MBS/      Inv.(ex MBS)
                                       Liabilities      Employees     For Others       Assets            Assets
                                               (%)       (Actual)         ($000)       ($000)            ($000)
Short Name                                     MRQ            MRQ            MRQ          RQ                MRQ
First Midwest Financial, Inc.               110.76             96          3,027         7.87             29.87
FSF Financial Corp.                         112.38             90         40,437         0.02             35.12
FFLC Bancorp, Inc.                          116.51            108          1,557         9.10             31.94
Hallmark Capital Corp.                      108.01             75         21,986        14.09             34.20
Home Bancorp                                115.88             84          2,809            -             19.50
Kankakee Bancorp, Inc.                      107.90            112         35,377         9.90             30.17
Peoples Bancorp                             118.19             76              -         0.21             19.42
SuburbFed Financial Corp.                   109.02            152         41,269        33.03             38.21
First Savings Bancorp, Inc.                 136.97             39            754         0.58             29.04
Southwest Bancshares                        107.56             95          7,559         6.29             26.58
Westco Bancorp                              118.84             55              -            -             26.63

Maximum                                     136.97            152         41,269        33.03             38.21
Minimum                                     107.56             39              -            -             19.42
Average                                     114.73             89         14,070         7.37             29.15
Median                                      112.38             90          3,027         6.29             29.87

SOURCE: SNL SECURITIES AND F&C CALCULATIONS       39

FERGUSON & COMPANY
------------------

               EXHIBIT II.8 - COMPARATIVES RISK CHARACTERISTICS

                                                NPAs + Loans                                          Net Loan
                                    NPAs/       90+ Pst Due/     NPAs/     Reserves/    Reserves/    Chargeoffs/    Loans/
                                    Assets         Assets       Equity       Loans        NPAs        Avg Loans     Assets
                                     (%)            (%)           (%)         (%)          (%)           (%)         (%)
Short Name                           MRQ            MRQ           MRQ         MRQ          MRQ           MRQ         MRQ
First Midwest Financial, Inc.       0.75           0.81          6.39        0.97         85.41         0.01        66.63
FSF Financial Corp.                 0.04           0.04          0.33        0.35        538.51         0.02        62.80
FFLC Bancorp, Inc.                  0.30           0.30          1.92        0.46        103.51         0.01        66.10
Hallmark Capital Corp.              0.02           0.03          0.33        0.59            NM           NA        64.64
Home Bancorp                           -           0.06             -        0.54            NM            -        79.32
Kankakee Bancorp, Inc.              0.60           1.16          5.79        1.00        111.69        (0.04)       67.40
Peoples Bancorp                     0.34           0.41          2.19        0.40         94.68         0.02        79.69
SuburbFed Financial Corp.           0.25           0.32          3.92        0.44        103.79         0.03        60.11
First Savings Bancorp, Inc.         0.08           0.09          0.33        0.33        274.32            -        69.66
Southwest Bancshares                0.24           0.24          2.33        0.29         80.93         0.04        68.83
Westco Bancorp                      0.50           0.50          3.28        0.39         56.35            -        72.28

Maximum                             0.75           1.16          6.39        1.00        538.51         0.04        79.69
Minimum                                -           0.03             -        0.29             -        (0.04)       60.11
Average                             0.28           0.36          2.44        0.52        131.74         0.01        68.86
Median                              0.25           0.30          2.19        0.44         94.68         0.01        67.40

SOURCE: SNL SECURITIES AND F&C CALCULATION            40

FERGUSON & COMPANY
------------------

               EXHIBIT II.8 - COMPARATIVES RISK CHARACTERISTICS

                                   Intangible      One Year                Earn Assets/
                                    Assets/        Cum Gap/        Net      Int Bearing
                                     Equity          Assets      Loans      Liabilities
                                        (%)             (%)     ($000)              (%)
Short Name                              MRQ             MRY        MRQ              MRQ
First Midwest Financial, Inc.         11.45           (1.43)   244,066           110.76
FSF Financial Corp.                       -           12.74    226,164           112.38
FFLC Bancorp, Inc.                        -              NA    227,948           116.51
Hallmark Capital Corp.                    -          (13.66)   254,964           108.01
Home Bancorp                              -          (28.82)   256,534           115.88
Kankakee Bancorp, Inc.                 6.56              NA    233,323           107.90
Peoples Bancorp                           -          (26.52)   222,509           118.19
SuburbFed Financial Corp.              0.48              NA    241,815           109.02
First Savings Bancorp, Inc.               -          (32.47)   184,600           136.97
Southwest Bancshares                      -              NA    262,433           107.56
Westco Bancorp                            -              NA    223,898           118.84

Maximum                               11.45           12.74    262,433           136.97
Minimum                                   -          (32.47)   184,600           107.56
Average                                1.68           (8.20)   234,387           114.73
Median                                    -               -    233,323           112.38

SOURCE: SNL SECURITIES AND F&C CALCULATIONS             41

                                  EXHIBIT III

FERGUSON & COMPANY
------------------



                         CARROLLTON FEDERAL BANK, FSB
                                CARROLLTON, GA

                                    1993     1994      1995    YTD 9/96
Num of Quarters Open for Period      4        4         4         3
                             FINANCIAL HIGHLIGHTS
                         (All $ Amounts in Thousands)
BALANCE SHEET:
Total Assets                       312,107  353,552  334,611    355,517
% Change in Assets                    3.21    13.28    (5.36)      6.25
Total Loans                        263,668  283,088  275,855    275,525
Deposits                           269,856  289,447  289,718    307,127

CAPITAL:
Equity Capital                      19,805   23,600   26,345     26,092
Tangible Capital                    19,519   22,248   25,091     23,761
Core Capital                        19,519   22,721   25,091     23,761
Risk-Based Capital                  21,558   24,755   26,990     25,536
Equity Capital/Total Assets           6.35     6.68     7.87       7.34
Core Capital/Risk Based Assets        9.24    10.37    11.49      10.24
Core Capital/Adj Tang Assets          6.27     6.44     7.53       6.73
Tangible Cap/Tangible Assets          6.27     6.32     7.53       6.73
Risk-Based Cap/Risk-Wt Assets        10.21    11.30    12.36      11.01

PROFITABILITY:
Net Income(Loss)                   2,452.0  1,983.0  3,080.0      343.0
Ret on Avg Assets Bef Ext Item        0.80     0.60     0.89       0.13
Return on Average Equity             13.23     9.14    12.28       1.73
Net Interest Income/Avg Assets        3.77     3.45     3.28       3.31
Noninterest Income/Avg Assets         1.05     0.99     1.46       1.40
Noninterest Expense/Avg Assets        3.37     3.52     3.35       4.44
Yield/Cost Spread                     3.99     3.66     3.39       3.50

LIQUIDITY:
Int Earn Assets/Int Bear Liab       100.85   100.96   102.79     100.16

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         2.57     2.19     1.38       2.32
Nonaccrual Loans/Gross Loans          1.44     1.12     0.83       1.81
Nonaccrual Lns/Ln Loss Reserve      132.57   132.98   100.39     247.82
Repos Assets/Tot Assets               0.26     0.27     0.09       0.06
Net Chrg-Off/Av Adj Lns               0.01     0.07     0.12       0.21
Nonmtg 1-4 Constr&Conv Lns/TA         6.43     9.42    13.12      12.87

SOURCE: TAFS, SHESHUNOFF INFORMATION SERVICES INC.     1

                                  EXHIBIT IV

FERGUSON & COMPANY
------------------


                           FIRST FSB OF THE MIDWEST
                                     CASH
                                STORM LAKE, IA

                                     1993     1994     1995    YTD 9/96
Num of Quarters Open for Period       4        4        4         3
                             FINANCIAL HIGHLIGHTS
                         (All $ Amounts in Thousands)
BALANCE SHEET:
Total Assets                       153,742   278,007  312,659   349,675
% Change in Assets                   (9.52)    80.83    12.46     11.84
Total Loans                         83,781   158,665  203,880   226,184
Deposits                           121,508   175,711  194,274   205,890
Broker Originated Deposits               -         -        -         -

CAPITAL:
Equity Capital                      26,068    31,023   35,260    34,397
Tangible Capital                    25,748    28,947   31,292    31,342
Core Capital                        25,748    28,947   31,292    31,342
Risk-Based Capital                  26,500    30,308   33,021    33,084
Equity Capital/Total Assets          16.96     11.16    11.28      9.84
Core Capital/Risk Based Assets       32.21     19.92    16.96     15.50
Core Capital/Adj Tang Assets         16.82     10.52    10.17      9.04
Tangible Cap/Tangible Assets         16.82     10.52    10.17      9.04
Risk-Based Cap/Risk-Wt Assets        33.15     20.86    17.90     16.36

PROFITABILITY:
Net Income(Loss)                     1,694     2,933    3,447     1,634
Ret on Avg Assets Bef Ext Item        1.07      1.36     1.25      0.67
Return on Average Equity              8.39     10.27    10.26      6.27
Net Interest Income/Avg Assets        2.97      3.92     3.20      3.02
Noninterest Income/Avg Assets         0.96      0.47     0.86      0.57
Noninterest Expense/Avg Assets        2.14      2.16     1.91      2.42
Yield/Cost Spread                     2.54      3.50     2.83      2.72

LIQUIDITY:
Int Earn Assets/Int Bear Liab       119.87    109.99   112.75    107.53
Brokered Deposits/Tot Deposits           -         -        -         -
ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         1.50      0.41     0.43      1.65
Nonaccrual Loans/Gross Loans          1.41      0.41     0.37      1.13
Nonaccrual Lns/Ln Loss Reserve      153.70     44.38    44.26    143.11
Repos Assets/Tot Assets                  -         -     0.03      0.02
Net Chrg-Off/Av Adj Lns               0.00      0.00     0.02      0.03
Nonmtg 1-4 Constr&Conv Lns/TA        28.24     28.45    31.76     28.09


SOURCE: TAFS AND BANKSOSURCE BY SHESHUNOFF
INFORMATION SERVICES INC., SEPTEMBER 30, 1996.         1

FERGUSON & COMPANY
------------------

                               FIRST FEDERAL FSB
                                     FFHH
                                HUTCHINSON, MN

                                    1993     1994     1995    YTD 9/96
Num of Quarters Open for Period        4        4        4         3
                             FINANCIAL HIGHLIGHTS
                         (All $ Amounts in Thousands)
BALANCE SHEET:
Total Assets                       218,891  237,467  311,363   347,492
% Change in Assets                   12.69     8.49    31.12     11.60
Total Loans                        119,901  121,788  184,918   218,479
Deposits                           166,838  153,529  180,863   189,920
Broker Originated Deposits               -        -        -         -

CAPITAL:
Equity Capital                      20,245   42,369   42,665    38,856
Tangible Capital                    20,245   42,959   43,070    39,239
Core Capital                        20,245   42,959   43,070    39,239
Risk-Based Capital                  20,967   43,473   43,824    40,014
Equity Capital/Total Assets           9.25    17.84    13.70     11.18
Core Capital/Risk Based Assets       20.26    40.66    28.69     22.35
Core Capital/Adj Tang Assets          9.25    18.05    13.81     11.28
Tangible Cap/Tangible Assets          9.25    18.05    13.81     11.28
Risk-Based Cap/Risk-Wt Assets        20.98    41.15    29.20     22.79

PROFITABILITY:
Net Income(Loss)                     2,149    1,609    1,510     1,093
Ret on Avg Assets Bef Ext Item        1.04     0.54     0.56      0.45
Return on Average Equity             11.27     3.92     3.53      3.52
Net Interest Income/Avg Assets        3.57     3.51     3.02      2.76
Noninterest Income/Avg Assets         0.88     0.06     0.48      0.51
Noninterest Expense/Avg Assets        2.64     2.64     2.57      2.51
Yield/Cost Spread                     3.54     3.31     2.61      2.44

LIQUIDITY:
Int Earn Assets/Int Bear Liab       105.82   116.83   110.86    108.68
Brokered Deposits/Tot Deposits           -        -        -         -
ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         0.27     0.39     0.28      0.13
Nonaccrual Loans/Gross Loans          0.12     0.31     0.22      0.10
Nonaccrual Lns/Ln Loss Reserve       19.75    51.58    56.94     28.26
Repos Assets/Tot Assets               0.08     0.04     0.03      0.02
Net Chrg-Off/Av Adj Lns               0.00     0.04     0.01      0.02
Nonmtg 1-4 Constr&Conv Lns/TA         4.50     5.15     5.56      6.45

SOURCE: TAFS AND BANKSOSURCE BY SHESHUNOFF
INFORMATION SERVICES INC., SEPTEMBER 30, 1996.    2

FERGUSON & COMPANY
------------------

                           FIRST FSB OF LAKE COUNTY
                                     FFLC
                                 LEESBURG, FL

                                    1993     1994     1995    YTD 9/96
Num of Quarters Open for Period          4        4        4         3
                             FINANCIAL HIGHLIGHTS
                         (All $ Amounts in Thousands)
BALANCE SHEET:
Total Assets                       292,424  310,745  325,994   335,422
% Change in Assets                    7.78     6.27     4.91      2.89
Total Loans                        126,043  152,774  187,985   214,939
Deposits                           241,470  253,063  270,085   279,189
Broker Originated Deposits               -        -        -         -
CAPITAL:
Equity Capital                      27,246   40,659   41,667    40,677
Tangible Capital                    27,115   40,848   41,530    40,642
Core Capital                        27,115   40,848   41,530    40,642
Risk-Based Capital                  27,850   41,717   42,507    41,665
Equity Capital/Total Assets           9.32    13.08    12.78     12.13
Core Capital/Risk Based Assets       24.54    33.23    30.22     27.50
Core Capital/Adj Tang Assets          9.28    13.12    12.75     12.12
Tangible Cap/Tangible Assets          9.28    13.12    12.75     12.12
Risk-Based Cap/Risk-Wt Assets        25.20    33.94    30.93     28.19

PROFITABILITY:
Net Income(Loss)                     3,504    3,266    2,654     1,086
Ret on Avg Assets Bef Ext Item        1.24     1.08     0.84      0.44
Return on Average Equity             13.75     9.62     6.61      3.57
Net Interest Income/Avg Assets        3.22     3.14     2.93      3.08
Noninterest Income/Avg Assets         0.25     0.24     0.26      0.27
Noninterest Expense/Avg Assets        1.38     1.67     1.79      2.57
Yield/Cost Spread                     2.97     2.81     2.60      2.78

LIQUIDITY:
Int Earn Assets/Int Bear Liab       116.56   111.04   110.52    110.32
Brokered Deposits/Tot Deposits           -        -        -         -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         0.66     0.49     0.57      0.46
Nonaccrual Loans/Gross Loans          0.39     0.20     0.04      0.27
Nonaccrual Lns/Ln Loss Reserve       70.88    37.86     7.16     59.04
Repos Assets/Tot Assets               0.02     0.03     0.05      0.05
Net Chrg-Off/Av Adj Lns               0.03     0.00     0.01      0.01
Nonmtg 1-4 Constr&Conv Lns/TA         3.58     4.18     4.40      5.36

SOURCE: TAFS AND BANKSOSURCE BY SHESHUNOFF
INFORMATION SERVICES INC., SEPTEMBER 30, 1996.   3

FERGUSON & COMPANY
------------------

                              WEST ALLIS SVGS BK
                                     HALL
                                WEST ALLIS, WI

                               1993        1994          1995        YTD 9/96
Number of Open Quarters           4           4             4               3
                             FINANCIAL HIGHLIGHTS
                              ($'s in Thousands)
BALANCE SHEET:
Total Assets                     170,116      198,492      312,987      387,642
% Change in Assets                     -        16.68        57.68        23.85
Securities-Book Value             62,713       60,617      133,069      132,993
Securities-Fair Value             63,383       58,984      133,585      133,077
Total Loans & Leases              97,262      128,198      167,941      242,703
Total Deposits                   119,580      126,354      212,741      257,142
Loan/Deposit Ratio                 81.34       101.46        78.94        94.38
Provision for Loan Losses         487.00       254.00       209.00       427.00

CAPITAL:
Equity Capital                    17,217       16,491       19,237       22,946
Total Qualifying Capital(Est)     17,916       18,050       20,254       24,768
Equity Capital/Average Assets      10.12         8.95         7.53         6.47
Tot Qual Cap/Rk Bsd Asts(Est)      20.98        17.45        12.90        11.77
Tier 1 Cap/Rsk Bsed Asts(Est)      20.16        16.58        12.24        11.12
T1 Cap/Avg Assets(Lev Est)         10.26         8.91         6.31         6.12

PROFITABILITY:
Net Income(Loss)                     274          674        1,240          875
Return on Average Assets            0.16         0.37         0.49         0.33
Return on Average Equity Cap        1.59         4.00         6.99         5.57
Net Interest Margin                 2.66         2.70         2.41         2.36
Net Int Income/Avg Assets           2.72         2.70         2.32         2.30
Noninterest Income/Avg Assets       0.68         0.60         0.43         0.36
Noninterest Exp/Avg Assets          2.89         2.49         1.94         1.99

ASSET QUALITY:
NPL+Frcl RE/Lns+Frcl RE             0.05         0.11         0.02         0.08
NPA's/Equity + LLR                  0.27         0.81         0.17         0.79
LLR/Nonperf & Restrcd Lns          1,456          787        2,931          818
Foreclosed RE/Total Assets             -         0.01            -         0.01
90+ Day Del Loans/Total Loans       0.02         0.01         0.01         0.01
Loan Loss Reserves/Total Lns        0.72         0.71         0.61         0.57
Net Charge-Offs/Average Loans       0.09         0.04         0.06         0.04
Dom Risk R/E Lns/Tot Dom Lns        7.06        10.50        14.71        21.57

LIQUIDITY:
Brokered Dep/Total Dom Deps            -            -        28.32        32.74
$100M+ Time Dep/Total Dom Dep       5.59         4.82        16.82        19.77
Int Earn Assets/Int Bear Liab     112.43       109.94       108.44       107.06
Pledged Sec/Total Sec              13.12         5.88         9.87        21.45
Fair Value Sec/Amort Cost Sec     101.07        95.66       100.40        99.49

SOURCE: TAFS AND BANKSOSURCE BY SHESHUNOFF
INFORMATION SERVICES INC., SEPTEMBER 30, 1996.    4

FERGUSON & COMPANY
------------------

                              HOME LOAN BANK, FSB
                                     HBFW
                                FORT WAYNE, IN

                                   1993       1994     1995        YTD 9/96
Num of Quarters Open for Period       0          4        4            3
                             FINANCIAL HIGHLIGHTS
                         (All $ Amounts in Thousands)
BALANCE SHEET:
Total Assets                          -      281,129      301,144      316,947
% Change in Assets                    -          -           7.12         5.25
Total Loans                           -      205,144      222,808      251,681
Deposits                              -      256,797      258,245      271,356
Broker Originated Deposits            -          -            -            -

CAPITAL:
Equity Capital                        -       21,869       38,196       38,428
Tangible Capital                      -       21,869       38,196       38,425
Core Capital                          -       21,869       38,196       38,425
Risk-Based Capital                    -       23,179       39,574       39,811
Equity Capital/Total Assets           -         7.78        12.68        12.12
Core Capital/Risk Based Assets        -        19.70        29.02        26.18
Core Capital/Adj Tang Assets          -         7.78        12.68        12.12
Tangible Cap/Tangible Assets          -         7.78        12.68        12.12
Risk-Based Cap/Risk-Wt Assets         -        20.87        30.07        27.12

PROFITABILITY:
Net Income(Loss)                      -          499        2,218          882
Ret on Avg Assets Bef Ext Item        -         0.18         0.75         0.38
Return on Average Equity              -         2.28         6.29         3.03
Net Interest Income/Avg Assets        -         0.69         2.63         2.74
Noninterest Income/Avg Assets         -         0.03         0.13         0.13
Noninterest Expense/Avg Assets        -         0.42         1.50         2.16
Yield/Cost Spread                     -         0.64         2.16         2.23

LIQUIDITY:
Int Earn Assets/Int Bear Liab         -       106.78       113.05       113.12

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         -         0.08         0.11         0.09
Repos Assets/Tot Assets               -         0.01            -            -
Net Chrg-Off/Av Adj Lns               -            -         0.00            -
Nonmtg 1-4 Constr&Conv Lns/TA         -         0.44         0.43         0.43

SOURCE: TAFS AND BANKSOSURCE BY SHESHUNOFF
INFORMATION SERVICES INC., SEPTEMBER 30, 1996.   5

FERGUSON & COMPANY
------------------

                                 KANKAKEE FSB
                                      KNK
                                 KANKAKEE, IL

                                     1993     1994     1995    YTD 9/96
Num of Quarters Open for Period          4         4        4         3
                             FINANCIAL HIGHLIGHTS
                         (All $ Amounts in Thousands)
BALANCE SHEET:
Total Assets                       280,415   305,449  353,607   348,942
% Change in Assets                   (0.49)     8.93    15.77     (1.32)
Total Loans                        192,719   213,755  231,781   237,062
Deposits                           242,971   265,684  286,060   283,656
Broker Originated Deposits               -         -        -         -

CAPITAL:
Equity Capital                      30,746    32,429   34,260    30,544
Tangible Capital                    29,953    30,861   30,745    28,053
Core Capital                        29,953    30,861   30,745    28,053
Risk-Based Capital                  31,965    32,903   32,824    30,151
Equity Capital/Total Assets          10.96     10.62     9.69      8.75
Core Capital/Risk Based Assets       18.61     17.23    15.81     14.04
Core Capital/Adj Tang Assets         10.85     10.27     8.79      8.10
Tangible Cap/Tangible Assets         10.85     10.27     8.79      8.10
Risk-Based Cap/Risk-Wt Assets        19.86     18.37    16.88     15.09

PROFITABILITY:
Net Income(Loss)                     3,607     2,440    1,990     1,048
Ret on Avg Assets Bef Ext Item        1.34      0.83     0.63      0.39
Return on Average Equity             13.00      7.72     5.96      4.34
Net Interest Income/Avg Assets        3.84      3.67     3.16      2.86
Noninterest Income/Avg Assets         1.22      0.47     0.42      0.71
Noninterest Expense/Avg Assets        2.88      2.78     2.57      3.03
Yield/Cost Spread                     3.80      3.64     2.99      2.73

LIQUIDITY:
Int Earn Assets/Int Bear Liab       109.48    107.81   106.53    106.01
Brokered Deposits/Tot Deposits           -         -        -         -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         0.87      1.39     1.38      1.41
Nonaccrual Loans/Gross Loans          0.21      0.53     0.27      0.74
Nonaccrual Lns/Ln Loss Reserve       19.11     51.22    26.26     75.43
Repos Assets/Tot Assets               0.30      0.23     0.23      0.06
Net Chrg-Off/Av Adj Lns               0.34      0.10     0.02      0.05
Nonmtg 1-4 Constr&Conv Lns/TA        16.70     15.61    12.84     12.37

SOURCE: TAFS AND BANKSOSURCE BY SHESHUNOFF
INFORMATION SERVICES INC., SEPTEMBER 30, 1996.    6

FERGUSON & COMPANY
------------------



                           PEOPLES FSB OF DEKALB CTY
                                     PFDC
                                  AUBURN, IL

                                    1993     1994     1995    YTD 9/96
Num of Quarters Open for Period          4        4        4         3
                             FINANCIAL HIGHLIGHTS
                         (All $ Amounts in Thousands)
BALANCE SHEET:
Total Assets                       254,652  266,242  275,034   274,419
% Change in Assets                    5.33     4.55     3.30     (0.22)
Total Loans                        199,539  213,359  219,734   224,244
Deposits                           216,286  229,654  234,516   234,800
Broker Originated Deposits               -        -        -         -

CAPITAL:
Equity Capital                      35,193   33,241   34,692    33,115
Tangible Capital                    35,193   33,241   34,680    33,186
Core Capital                        35,193   33,241   34,680    33,186
Risk-Based Capital                  36,029   34,074   35,520    34,054
Equity Capital/Total Assets          13.82    12.49    12.61     12.07
Core Capital/Risk Based Assets       29.02    25.71    26.32     24.98
Core Capital/Adj Tang Assets         13.82    12.49    12.62     12.09
Tangible Cap/Tangible Assets         13.82    12.49    12.62     12.09
Risk-Based Cap/Risk-Wt Assets        29.71    26.35    26.96     25.63

PROFITABILITY:
Net Income(Loss)                     3,820    3,744    3,743     2,006
Ret on Avg Assets Bef Ext Item        1.56     1.44     1.39      0.98
Return on Average Equity             11.62    10.94    10.91      7.56
Net Interest Income/Avg Assets        4.06     3.74     3.60      3.75
Noninterest Income/Avg Assets         0.27     0.28     0.31      0.30
Noninterest Expense/Avg Assets        1.69     1.66     1.58      2.38
Yield/Cost Spread                     3.64     3.38     3.23      3.38

LIQUIDITY:
Int Earn Assets/Int Bear Liab       114.27   111.09   111.42    111.40
Brokered Deposits/Tot Deposits           -        -        -         -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         0.53     0.44     0.45      0.50
Nonaccrual Loans/Gross Loans          0.41     0.31     0.30      0.36
Nonaccrual Lns/Ln Loss Reserve       80.90    66.53    77.82     91.77
Repos Assets/Tot Assets               0.06     0.02     0.01      0.04
Net Chrg-Off/Av Adj Lns               0.02     0.01     0.02      0.01
Nonmtg 1-4 Constr&Conv Lns/TA         1.82     2.37     2.04      2.72

SOURCE: TAFS AND BANKSOSURCE BY SHESHUNOFF
INFORMATION SERVICES INC., SEPTEMBER 30, 1996.     7

                          SUBURBAN FEDERAL SVGS, FSB
                                     SFSB
                                 FLOSSMOOR, IL

                                    1993     1994     1995    YTD 9/96
Num of Quarters Open for Period        4        4        4           3
                             FINANCIAL HIGHLIGHTS
                         (All $ Amounts in Thousands)
BALANCE SHEET:
Total Assets                       276,604  320,122  360,273   388,407
% Change in Assets                    7.26    15.73    12.54      7.81
Total Loans                         87,974  106,278  148,915   225,998
Deposits                           245,026  257,412  288,230   298,370
Broker Originated Deposits               -        -      293       293

CAPITAL:
Equity Capital                      19,189   18,526   22,523    22,373
Tangible Capital                    18,849   20,622   22,104    22,700
Core Capital                        19,052   20,762   22,192    22,757
Risk-Based Capital                  19,306   21,046   22,490    23,122
Equity Capital/Total Assets           6.94     5.79     6.25      5.76
Core Capital/Risk Based Assets       18.62    17.25    14.79     12.28
Core Capital/Adj Tang Assets          6.90     6.44     6.17      5.85
Tangible Cap/Tangible Assets          6.83     6.40     6.15      5.84
Risk-Based Cap/Risk-Wt Assets        18.87    17.48    14.99     12.48

PROFITABILITY:
Net Income(Loss)                     2,114    1,825    1,652       400
Ret on Avg Assets Bef Ext Item        0.79     0.61     0.49      0.14
Return on Average Equity             11.47     9.68     8.00      2.36
Net Interest Income/Avg Assets        3.36     3.22     2.94      2.71
Noninterest Income/Avg Assets         0.72     0.48     0.52      0.65
Noninterest Expense/Avg Assets        2.74     2.70     2.64      3.09
Yield/Cost Spread                     3.47     3.29     2.92      2.65

LIQUIDITY:
Int Earn Assets/Int Bear Liab       103.05   103.06   104.54    103.94
Brokered Deposits/Tot Deposits           -        -     0.10      0.10

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         1.16     0.65     0.71      0.33
Nonaccrual Loans/Gross Loans          1.02     0.62     0.62      0.30
Nonaccrual Lns/Ln Loss Reserve      164.35   114.75   148.57     93.36
Repos Assets/Tot Assets               0.03        -     0.00      0.00
Net Chrg-Off/Av Adj Lns               0.02     0.03     0.03      0.03
Nonmtg 1-4 Constr&Conv Lns/TA         1.94     2.03     2.58      3.95

SOURCE: TAFS AND BANKSOSURCE BY SHESHUNOFF
INFORMATION SERVICES INC., SEPTEMBER 30, 1996.    8

FERGUSON & COMPANY
------------------

                            FIRST SVG BK MOORE CTY
                                     SOPN
                              SOUTHERN PINES, NC


                                  1993      1994     1995    YTD 9/96

Number of Open Quarters              4         4        4           3
                             FINANCIAL HIGHLIGHTS
                              ($'s in Thousands)
BALANCE SHEET:
Total Assets                     270,284  245,677   246,967   252,253
% Change in Assets                     -    (9.10)     0.53      2.14
Securities-Book Value             75,382   87,685    71,073    58,805
Securities-Fair Value             78,174   87,564    71,164    58,824
Total Loans & Leases             140,214  151,204   170,321   183,025
Total Deposits                   241,368  178,939   186,033   193,208
Loan/Deposit Ratio                 58.09    84.50     91.55     94.73
Provision for Loan Losses            500        -         -         -

CAPITAL:
Equity Capital                    27,829   62,213    56,340    56,315
Total Qualifying Capital(Est)     28,442   65,200    56,122    56,797
Equity Capital/Average Assets      10.30    24.12     22.82     22.78
Tot Qual Cap/Rk Bsd Asts(Est)      29.91    70.16     52.39     51.11
Tier 1 Cap/Rsk Bsed Asts(Est)      29.27    69.50     51.82     50.56
T1 Cap/Avg Assets(Lev Est)         11.65    26.58     21.81     22.54
Dividends Declared/Net Income          -    54.11     65.90     74.36

PROFITABILITY:
Net Income(Loss)                   2,666    2,399     3,660     1,993
Return on Average Assets            0.99     0.93      1.48      1.07
Return on Average Equity Cap        9.58     5.33      5.74      4.73
Net Interest Margin                 2.97     3.67      3.80      3.73
Net Int Income/Avg Assets           2.93     3.61      3.68      3.64
Noninterest Income/Avg Assets       0.13     0.14      0.14      0.16
Noninterest Exp/Avg Assets          1.03     2.35      1.47      2.15

ASSET QUALITY:
NPL+Frcl RE/Lns+Frcl RE             0.94     0.30      0.19      0.18
NPA's/Equity + LLR                  4.62     0.72      0.58      0.59
LLR/Nonperf & Restrcd Lns          48.73   155.36    229.81    224.72
Foreclosed RE/Total Assets          0.02     0.02      0.03      0.03
90+ Day Del Loans/Total Loans       0.57        -         -         -
Loan Loss Reserves/Total Lns        0.44     0.40      0.36      0.33
Net Charge-Offs/Average Loans       0.01     0.00         -         -
Dom Risk R/E Lns/Tot Dom Lns        9.34     9.54      8.95      9.27

LIQUIDITY:
$100M+ Time Dep/Total Dom Dep       6.97     8.76     10.81     11.78
Int Earn Assets/Int Bear Liab     110.13   131.69    129.10    128.75
Pledged Sec/Total Sec              12.34    14.20     22.30     13.60
Fair Value Sec/Amort Cost Sec     103.70    95.92    101.92    100.36

SOURCE: TAFS AND BANKSOSURCE BY SHESHUNOFF
INFORMATION SERVICES INC., SEPTEMBER 30, 1996.     9

FERGUSON & COMPANY
------------------

                          SOUTHWEST FS&LA OF CHICAGO
                                     SWBI
                                  CHICAGO, IL

                                    1993     1994     1995    YTD 9/96
Num of Quarters Open for Period          4        4        4         3
                             FINANCIAL HIGHLIGHTS
                         (All $ Amounts in Thousands)
BALANCE SHEET:
Total Assets                       313,186  339,134  351,007   366,948
% Change in Assets                    5.41     8.29     3.50      4.54
Total Loans                        208,758  239,384  242,164   259,773
Deposits                           241,635  237,042  257,919   277,512
Broker Originated Deposits               -        -        -         -

CAPITAL:
Equity Capital                      39,428   34,592   33,846    29,166
Tangible Capital                    36,804   34,266   31,134    27,173
Core Capital                        36,804   34,266   31,134    27,173
Risk-Based Capital                  37,505   34,789   31,876    27,933
Equity Capital/Total Assets          12.59    10.20     9.64      7.95
Core Capital/Risk Based Assets       25.56    20.88    18.36     14.53
Core Capital/Adj Tang Assets         11.85    10.05     8.94      7.43
Tangible Cap/Tangible Assets         11.85    10.05     8.94      7.43
Risk-Based Cap/Risk-Wt Assets        26.05    21.19    18.79     14.94

PROFITABILITY:
Net Income(Loss)                     6,076    5,655    3,950     1,405
Ret on Avg Assets Bef Ext Item        1.99     1.73     1.14      0.54
Return on Average Equity             15.60    15.28    11.38      6.19
Net Interest Income/Avg Assets        4.94     4.27     3.35      3.20
Noninterest Income/Avg Assets         0.40     0.41     0.32      0.39
Noninterest Expense/Avg Assets        2.26     2.03     2.00      2.84
Yield/Cost Spread                     5.00     4.35     3.37      3.31

LIQUIDITY:
Int Earn Assets/Int Bear Liab       109.63   105.85   104.59    103.36
Brokered Deposits/Tot Deposits           -        -        -         -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         0.27     0.36     0.35      0.34
Nonaccrual Loans/Gross Loans             -        -        -         -
Nonaccrual Lns/Ln Loss Reserve           -        -        -         -
Repos Assets/Tot Assets                  -     0.04     0.01      0.01
Net Chrg-Off/Av Adj Lns               0.06        -        -         -
Nonmtg 1-4 Constr&Conv Lns/TA        21.62    23.65    24.75     24.25

SOURCE: TAFS AND BANKSOSURCE BY SHESHUNOFF
INFORMATION SERVICES INC., SEPTEMBER 30, 1996.    10

FERGUSON & COMPANY
------------------

                          FIRST FS&LA OF WESTCHESTER
                                     WCBI
                                WESTCHESTER, IL

                                     1993      1994     1995    YTD 9/96
Num of Quarters Open for Period          4         4         4         3
                             FINANCIAL HIGHLIGHTS
                         (All $ Amounts in Thousands)
BALANCE SHEET:
Total Assets                       297,753   294,220   302,011   301,159
% Change in Assets                   (1.24)    (1.19)     2.65     (0.28)
Total Loans                        189,984   205,299   209,316   220,063
Deposits                           252,982   248,864   256,737   257,137
Broker Originated Deposits               -         -         -         -

CAPITAL:
Equity Capital                      39,392    39,785    40,345    38,894
Tangible Capital                    39,173    39,477    40,013    38,536
Core Capital                        39,173    39,477    40,013    38,536
Risk-Based Capital                  40,021    40,325    40,896    39,419
Equity Capital/Total Assets          13.23     13.52     13.36     12.91
Core Capital/Risk Based Assets       35.38     33.33     32.42     29.24
Core Capital/Adj Tang Assets         13.18     13.45     13.28     12.81
Tangible Cap/Tangible Assets         13.18     13.45     13.28     12.81
Risk-Based Cap/Risk-Wt Assets        36.14     34.05     33.14     29.91

PROFITABILITY:
Net Income(Loss)                     4,054     3,929     3,970     2,024
Ret on Avg Assets Bef Ext Item        1.35      1.33      1.35      0.90
Return on Average Equity             10.93      9.92     10.27      6.99
Net Interest Income/Avg Assets        3.38      3.39      3.56      3.48
Noninterest Income/Avg Assets         0.36      0.33      0.29      0.28
Noninterest Expense/Avg Assets        1.70      1.67      1.76      2.41
Yield/Cost Spread                     3.11      3.07      3.20      3.09

LIQUIDITY:
Int Earn Assets/Int Bear Liab       113.09    114.00    113.44    113.41
Brokered Deposits/Tot Deposits           -         -         -         -
ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         0.45      0.58      0.54      0.73
Nonaccrual Loans/Gross Loans          0.40      0.15      0.54      0.73
Nonaccrual Lns/Ln Loss Reserve       83.60     34.88    129.22    183.35
Repos Assets/Tot Assets               0.03      0.15         -         -
Net Chrg-Off/Av Adj Lns                  -      0.02         -         -
Nonmtg 1-4 Constr&Conv Lns/TA         6.69      9.23      9.31     10.53

SOURCE: TAFS AND BANKSOSURCE BY SHESHUNOFF
INFORMATION SERVICES INC., SEPTEMBER 30, 1996.    11

                                   EXHIBIT V

FERGUSON & COMPANY             EXHIBIT V. - PRO FORMA ASSUMPTIONS
------------------


    1. Net proceeds from the conversion were invested at the beginning of the period at 5.50%, which was the approximate rate on the one-year treasury bill on December 31, 1996. This rate was selected because it is considered more representative of the rate the Bank is likely to earn.

    2. Carrollton Federal's ESOP will acquire 8% of the conversion stock with loan proceeds obtained from the Holding Company; therefore, there will be no interest expense. We assumed that the ESOP expense is 14.2857% annually of the initial ESOP expense ( seven years).

    3. Carrollton Federal's RP will acquire 4% of the stock through open market purchases at $20 per share and the expense is recognized ratably over five years as the shares vest.

    4. All pro forma income and expense items are adjusted for income taxes at a combined state and federal rate of 38%.

    5. In calculating the pro forma adjustments to net worth, the ESOP and RP are deducted in accordance with generally accepted accounting principles.

    6. Earnings per share calculations have ignored AICPA OP 93-6. Calculating earnings per share under SOP 93-6 and assuming 14.2857% of the ESOP shares are committed to be released and allocated to individual accounts at the beginning of the period would yield earnings per share of $1.56, $1.38, $1.25 and $1.14, and a price to earnings ratio of 12.82, 14.46, 15.98 and 17.59, at the minimum, midpoint, maximum and super maximum, respectively.

                                   EXHIBIT V
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
               AT THE MINIMUM OF THE CONVERSION VALUATION RANGE
                                   31-DEC-96

CF MUTUAL HOLDINGS, CARROLLTON, GEORGIA, PRICED AT $20.00 PER SHARE.
-------------------------------------------------------------------------

1.   Conversion Proceeds
     Pro Forma Market Value (Minimum)                                 $    31,025,000
     Less:  Estimated Expenses                                             (1,116,890)
                                                                     ------------------
     Net Conversion Proceeds                                          $    29,908,110

2.   Estimated Additional Income From Conversion Proceeds
     Net Conversion Proceeds                                          $    29,908,110
     Less:  ESOP Contributions                                             (2,482,000)
            MRP Contributions                                              (1,241,000)
                                                                     ------------------
     Net Conversion Proceeds after ESOP & MRP                         $    26,185,110
     Estimated Incremental Rate of Return(1)                                    3.41%
                                                                     ------------------
     Estimated Additional Income                                      $       892,912
     Less:  ESOP Expense                                                     (219,834)
            MRP Expense                                                      (153,884)
                                                                     ------------------
                                                                      $       519,194
                                                                     ==================

3.   Pro Forma Calculations

                                          Before            Conversion              After
     Period                             Conversion            Results            Conversion
                                   ------------------------------------------------------------
a.   Pro Forma Earnings
     Twelve Months Ended
     31-Dec-96                      $       1,727,000    $        519,194    $       2,246,194

b.   Pro Forma Net Worth
     31-Dec-96                      $      25,257,523    $     26,185,110    $      51,442,633

c.   Pro Forma Net Assets
     31-Dec-96                      $     352,531,510    $     26,185,110    $     378,716,620

(1)  Investment rate of 5.50%, subject to an effective tax rate of 38%.

                                   EXHIBIT V

                    PRO FORMA EFFECT OF CONVERSION PROCEEDS

               AT THE MIDPOINT OF THE CONVERSION VALUATION RANGE

                                   31-DEC-96

CF MUTUAL HOLDINGS, CARROLLTON, GEORGIA, PRICED AT $20.00 PER SHARE.
--------------------------------------------------------------------------

1. Conversion Proceeds
   Pro Forma Market Valuation (Midpoint)                              $      36,500,000
   Less:  Estimated Expenses                                                 (1,200,000)
                                                                    --------------------
   Net Conversion Proceeds                                            $      35,300,000


2. Estimated Additional Income From Conversion Proceeds
   Net Conversion Proceeds                                            $      35,300,000
   Less:  ESOP Contributions                                                 (2,920,000)
          MRP Contributions                                                  (1,460,000)
                                                                    --------------------
   Net Conversion Proceeds after ESOP & MRP                           $      30,920,000
   Estimated Incremental Rate of Return(1)                                        3.41%
                                                                    --------------------
   Estimated Additional Income                                        $       1,054,372
   Less:  ESOP Expense                                                         (258,629)
          MRP Expense                                                          (181,040)
                                                                    --------------------
                                                                      $         614,703
                                                                    ====================

3. Pro Forma Calculations


                                  Before                Conversion                 After
   Period                       Conversion                Results                Conversion
                            -------------------------------------------------------------------
a. Pro Forma Earnings
   Twelve Months Ended
   31-Dec-96                 $      1,727,000         $     614,703           $     2,341,703

b. Pro Forma Net Worth
   31-Dec-96                 $     25,257,523         $  30,920,000           $    56,177,523

c. Pro Forma Net Assets
   31-Dec-96                 $    352,531,510         $  30,920,000           $   383,451,510

(1)   Investment rate of 5.50%, subject to an effective tax rate of 38%.

                                   EXHIBIT V

                    PRO FORMA EFFECT OF CONVERSION PROCEEDS

               AT THE MAXIMUM OF THE CONVERSION VALUATION RANGE

                                   31-DEC-96

CF MUTUAL HOLDINGS, CARROLLTON, GEORGIA, PRICED AT $20.00 PER SHARE.
--------------------------------------------------------------------------

1. Conversion Proceeds
   Pro Forma Market Valuation (Maximum)                               $      41,975,000
   Less:  Estimated Expenses                                                 (1,283,111)
                                                                    --------------------
   Net Conversion Proceeds                                            $      40,691,889


2. Estimated Additional Income From Conversion Proceeds
   Net Conversion Proceeds                                            $      40,691,889
   Less:  ESOP Contributions                                                 (3,358,000)
          MRP Contributions                                                  (1,679,000)
                                                                    --------------------
   Net Conversion Proceeds after ESOP & MRP                           $      35,654,889
   Estimated Incremental Rate of Return(1)                                        3.41%
                                                                    --------------------
   Estimated Additional Income                                        $       1,215,832
   Less:  ESOP Expense                                                         (297,423)
          MRP Expense                                                          (208,196)
                                                                    --------------------
                                                                      $         710,213
                                                                    ====================

3. Pro Forma Calculations


                                  Before                Conversion                 After
   Period                       Conversion                Results                Conversion
                            -------------------------------------------------------------------
a. Pro Forma Earnings
   Twelve Months Ended
   31-Dec-96                 $      1,727,000         $     710,213           $     2,437,213

b. Pro Forma Net Worth
   31-Dec-96                 $     25,257,523         $  35,654,889           $    60,912,412

c. Pro Forma Net Assets
   31-Dec-96                 $    352,531,510         $  35,654,889           $   388,186,399

(1)   Investment rate of 5.50%, subject to an effective tax rate of 38%.

                                   EXHIBIT V

                    PRO FORMA EFFECT OF CONVERSION PROCEEDS

               AT THE SUPERMAX OF THE CONVERSION VALUATION RANGE

                                   31-DEC-96

CF MUTUAL HOLDINGS, CARROLLTON, GEORGIA, PRICED AT $20.00 PER SHARE.
--------------------------------------------------------------------------

1. Conversion Proceeds
   Pro Forma Market Valuation                                         $      48,271,240
   Less:  Estimated Expenses                                                 (1,378,688)
                                                                    --------------------
   Net Conversion Proceeds                                            $      46,892,552


2. Estimated Additional Income From Conversion Proceeds
   Net Conversion Proceeds                                            $      46,892,552
   Less:  ESOP Contributions                                                 (3,861,699)
          MRP Contributions                                                  (1,930,850)
                                                                    --------------------
   Net Conversion Proceeds after ESOP & MRP                           $      41,100,003
   Estimated Incremental Rate of Return(1)                                        3.41%
                                                                    --------------------
   Estimated Additional Income                                        $       1,401,510
   Less:  ESOP Expense                                                         (342,036)
          MRP Expense                                                          (239,425)
                                                                    --------------------
                                                                      $         820,049
                                                                    ====================

3. Pro Forma Calculations


                                  Before                Conversion                 After
   Period                       Conversion                Results                Conversion
                            -------------------------------------------------------------------
a. Pro Forma Earnings
   Twelve Months Ended
   31-Dec-96                 $      1,727,000         $     820,049           $     2,547,049

b. Pro Forma Net Worth
   31-Dec-96                 $     25,257,523         $  41,100,003           $    66,357,526

c. Pro Forma Net Assets
   31-Dec-96                 $    352,531,510         $  41,100,003           $   393,631,513

(1)   Investment rate of 5.50%, subject to an effective tax rate of 38%.

                                   EXHIBIT V
                           PRO FORMA ANALYSIS SHEET

Name of Association:          CF Mutual Holdings, Carrollton, Georgia, Priced at $20.00 per share.
Date of Letter to Assn.:      14-Mar-97
Date of Market Prices:        31-Dec-96                                                   Southeast Publicly       All Publicly
                                                                   Comparatives             Held Thrifts           Held Thrifts
                                                                   ------------             ------------           ------------
                                Symbols         Value            Mean        Median       Mean       Median      Mean      Median
                              --------------------------         ----        ------       ----       ------      ----      ------
Price-Earnings Ratio              P/E
--------------------
     Last Twelve Months                          N/A
     At Minimum of Range                        13.81
     At Midpoint of Range                       15.59            16.31        15.91       22.58      17.98       19.36     16.62
     At Maximum of Range                        17.22
     At SuperMax of Range                       18.95

Price-Book Ratio                  P/B
     Last Twelve Months                          N/A
     At Minimum of Range                        60.31%
     At Midpoint of Range                       64.97%           112.47      111.07       146.43     130.46      134.57    125.54
     At Maximum of Range                        68.91%
     At SuperMax of Range                       72.74%

Price-Asset Ratio                 P/A
     Last Twelve Months                          N/A
     At Minimum of Range                        8.19%
     At Midpoint of Range                       9.52%            14.96       15.27        19.04      16.02       15.44     13.53
     At Maximum of Range                        10.81%
     At SuperMax of Range                       12.26%

Twelve Mo. Earnings Base           Y                         $   1,727,000
     Period Ended  35430

Book Value                         B                         $  25,257,523
     As of                     31-Dec-96

Total Assets                       A                         $ 352,531,510
     As of                     31-Dec-96

Return on Money (1)                R                                 3.41%

Conversion Expense                 X                         $   1,200,000
Underwriting Commission            C                                 0.00%
Percentage Underwritten            S                                 0.00%
Estimate Dividend
     Dollar Amount                 DA          per share     $        0.60
     Yield                         DY                                3.00%
ESOP Contributions                 P                         $   2,920,000
MRP Contributions                  I                         $   1,460,000
ESOP Annual Expense                E                         $     258,629
MRP Annual Contributions           M                         $     181,040
Cost of ESOP Borrowings            F                                 0.00%

(1)  Investment rate of 5.50%, subject to an effective tax rate of 38%.

                                   EXHIBIT V

                           PRO FORMA ANALYSIS SHEET


Calculation of Estimated Value (V) at Midpoint Value

1.            V=        P/A(A-X-P-I)                   $ 36,500,000
                  -----------------------
                       1-P/A(1-(CxS))


2.            V=         P/B(B-X-P-I)                  $ 36,500,000
                  -----------------------
                         1-P/B(1-(CxX))


3.            V=      P/E(Y-R(X+P+I)-(E+M+ST))         $ 36,500,000
                  -------------------------------
                          1-P/E(R(1-(CxX))


                                    Value
        Estimated Value            Per Share       Total Shares       Date
   ---------------------------     --------        -------------  -------------
         $36,500,000                $20.00           1,825,000     31-Dec-96

Range of Value

$36.5 million x 1.15 = $41.975 million or 2,098,750 shares at $20.00 per share.

$36.5 million x .085 = $31.025 million or 1,551,250 shares at $20.00 per share.